As filed with the Securities and Exchange Commission on July 1, 2024.

Registration No. 333-277162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORANGEKLOUD TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Yishun Industrial Street 1
#04-27/28&34 Aposh Building Bizhub
Singapore, 768160
+65 6317 2050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 2,750,000 Class A Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.
●	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholder set forth therein of 499,012 Class A Ordinary Shares in aggregate of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;
●	they contain different Offering sections in the Prospectus Summary section beginning on page Alt-1;
●	They contain different Lock-up Agreements section on page Alt-12;
●	a Selling Shareholder section is included in the Resale Prospectus;
●	a Selling Shareholder Plan of Distribution is inserted; and
●	the Legal Matters section in the Resale Prospectus on page Alt-14 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated July 1, 2024

Orangekloud Technology Inc.

2,750,000 Class A Ordinary Shares

This is the initial public offering of Orangekloud Technology Inc. We are offering 2,750,000 Class A Ordinary Shares of Orangekloud Technology Inc. The Selling Shareholder is offering 499,012 Class A Ordinary Shares in aggregate to be sold in the offering pursuant to the Resale Prospectus. We will not receive any proceeds from the sale of the Class A Ordinary Shares to be sold by the Selling Shareholder.

The Selling Shareholder may offer, sell or distribute all or a portion of these securities from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See the section titled “Selling Shareholder Plan Of Distribution” in the Resale Prospectus for details.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares of par value US$0.001 each (the “Class A Ordinary Shares”). It is currently estimated that the initial public offering price per Class A Ordinary Share will be between $[4.75] and $[5.25]. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “ORKT.” We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on Nasdaq. This offering is conditioned upon the successful listing of our Class A Ordinary Shares on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholder may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not. See “Risk Factors — The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Shares.”

Immediately prior to the completion of this offering, our issued and outstanding share capital will consist of Class A Ordinary Shares and Class B Ordinary Shares. We will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholder pursuant to the Resale Prospectus filed contemporaneously herewith. Nonetheless, following the consummation of this offering, our directors, officers and principal shareholders will hold in aggregate approximately 68.44% or more of our Class A Ordinary Shares and Class B Ordinary Shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

We have a dual class ordinary share structure. Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B Ordinary Shares, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share. See “Description of Share Capital—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

Investing in the Class A Ordinary Shares involves risks. See section titled “Risk Factors” of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	PER CLASS A ORDINARY SHARE		TOTAL
Initial public offering price(1)	$	[*]	$	[*]
Underwriting discounts and commissions(2)(3)		[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]

(1)	Initial public offering price per share is assumed at US$4.75, which is the low end of the range set forth on the cover page of the prospectus.
(2)	The underwriters will receive compensation in addition to the discounts and commissions. For a description of compensation payable to the underwriters, see “Underwriting” beginning on page 88.
(3)	Does not include an out-of-pocket expense allowance equal to $[200,000], payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 88.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1.62 million, exclusive of the above discounts and commissions. These payments may further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares to purchasers against payment on              , 2024.

Maxim Group LLC

Prospectus dated                  , 2024

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Neither we, the Selling Shareholder nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we, the Selling Shareholder nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we, the Selling Shareholder nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Ordinary Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.”

Our Business

We are a holding company incorporated in the Cayman Islands with operations conducted by our Singapore and Malaysia subsidiaries, which is headquartered in Singapore. Through our operating subsidiaries in predominantly Singapore, we position our Group as a No-Code software development platform.

We disrupt traditional Enterprise application development, in particular for small and medium-sized enterprises (“SMEs”), by using integrated Agile and DevOps practices for mobile developers to build cross platform mobile application, faster, smarter and in a secure manner with our proprietary No-Code Rapid Mobile Application Development Platform (“RMAD”), adopting a Platform-as-a-Service (“PaaS”) model. We define SMEs as entities with an employment size of not more than 200 or with annual sales turnover of not more than $100 million.

Our RMAD platform, eMOBIQ®, provides a No-Code development environment focusing on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building component and seamless integration to various ERP systems and portals. We also provide a web portal solution, “OK365®”, that offers an intermediary platform for our customers to be able to collect data from their end customers and perform operational tasks before uploading the final data back to their backend system. We are also certified Independent Software Vendor (“ISV”) for both Microsoft Dynamics 365 Business Central and Acumatica Cloud ERP.

We also provide digital transformation solutions to SMEs in Singapore through the implementations of Enterprise Resource Planning (“ERP”) system coupled with our Enterprise Mobile Application solutions which are developed using our eMOBIQ® development platform. Our digital transformation projects include the sales and consulting of Microsoft Dynamics ERP software licenses, as well as various steps in the project implementation, including solution architecture consultancy, business process re-mapping, system customization and customer support. Such end-to-end solutions have helped many SMEs to go digital which is well aligned with the Singapore government’s “SME Go Digital1” program.

As a holding company incorporated in the Cayman Islands with no material operations, we conduct our operations in Singapore and Malaysia through our operating subsidiaries: MSC Consulting (as defined hereunder in this prospectus) primarily engages in the operations of consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System. Orangekloud Singapore (as defined hereunder in this prospectus) primarily engages in the operations of no-code platform and mobile application technology and distributions. MSCI Consulting (as defined hereunder in this prospectus) engages in the operations of support arm for Singapore business units. The Company also has a holding company subsidiary, Enterprise Software Investment Inc. while the subsidiaries, Orangekloud USA (as defined hereunder in this prospectus) and Orangekloud Reskilling (as defined hereunder in this prospectus) are currently dormant.

1 https://www.imda.gov.sg/how-we-can-help/smes-go-digital

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Our Competitive Strengths

We believe our main competitive strengths are as follows:

●	Rapid development through a No-Code platform;

●	Cross mobile platform compatibility;

●	Comprehensive solution to facilitate the digital transformation of SMEs;

●	Integration with major ERP Vendor with eMOBIQ® Connector; and

●	Experienced management team.

Our Business Strategies

Our business strategies and future plans are as follows:

●	Continue to innovate with a focus on enhancing our eMOBIQ® platform in the future;

●	Marketing Campaign;

●	Expand Digital Transformation business beyond Singapore markets;

●	Grow revenue from key industry verticals;

●	Growing market presence through universities, software development houses and community; and

●	Expand our strategic partnerships.

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Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Related to Our Business

●	Our Group does not have a long operating history as an integrated group.

●	We have experienced losses in the past, and we may not achieve or sustain profitability in the future.

●	Our historical financial and operating results are not a guarantee of our future performance.

●	Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

●	We currently face significant competition.

●	Changes to the government grant rules and processing cycle may have an impact on the timings of our project implementation and customers’ willingness to embark on the digital transformation projects, and could materially and adversely affect our business, results of operations and financial condition.

●	We are dependent on our relations with key suppliers.

●	We collect, process, store, share, disclose and use limited personal information and other data, and our actual or perceived failure to protect such information or data could damage our reputation and brand and materially and adversely affect our business, results of operations and financial condition.

●	Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solution.

●	Misappropriation or infringement of our intellectual property and proprietary rights, enforcement actions to protect our intellectual property and claims from third parties relating to intellectual property could materially and adversely affect our business, results of operations and financial condition.

●	We cannot assure you that we will be able to continue to successfully develop and launch new products, services or grow our complementary product or service offerings.

●	Our business is dependent on keeping pace with advances in technology. If we are unable to keep pace with advances in technology, consumers may stop using our services and our revenues will decrease. If we are required to invest substantial amounts in technology, our business, results of operations and financial condition may be materially and adversely affected.

●	Our insurance coverage may not cover all our damages and losses.

●	We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

●	Our future strategic acquisitions, investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

●	Our ability to operate effectively could be impaired if we fail to attract and retain our key employees.

●	Industry consolidation may give our competitors advantage over us, which could result in a loss of customers and/or a reduction of our revenue.

●	Negative publicity relating to our Group or our Directors, Executive Officers or Major Shareholders may materially and adversely affect our reputation and Class A Ordinary Share price.

●	We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

●	Russia’s invasion of Ukraine may present risks to our operations and investments.

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Risks Related to Our Class A Ordinary Shares

●	An active trading market for our Class A Ordinary Shares may not develop and could affect the trading price of our Class A Ordinary Shares.

●	Our share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

●

Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Investors in our Class A Ordinary Shares will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

●	We may have conflicts of interest with our Major Shareholders and, because of our Major Shareholders’ controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us.

●	Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

●	Investors may not be able to participate in future issues or certain other equity issues of our Class A Ordinary Shares.

●	We have no immediate plans to pay dividends.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively

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●	We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

●	If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

●	The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Shares.

Our Corporate Structure and History

The chart below illustrates our corporate structure and identifies our subsidiaries prior to the Reorganization (as defined below):

The chart below illustrates our corporate structure and identifies our subsidiaries after giving effect to the Reorganization (as defined below) and the Offering and the sale of our Class A Ordinary Shares pursuant to the Resale Prospectus:

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The above chart assumes an Offering of 2,750,000 Class A Ordinary Shares, and assumes that the Underwriters’ over-allotment option has not been exercised.

Orangekloud Technology Inc., the issuer in this Offering, was incorporated as an exempted company in the Cayman Islands on May 12, 2023.

Enterprise Software Investment Inc. was incorporated on May 12, 2023 under the laws of the BVI as a holding company. Pursuant to the Reorganization (as defined below), Enterprise Software Investment Inc. became a wholly-owned subsidiary of Orangekloud Technology Inc. on October 4, 2023.

MSC Consulting (S) Pte. Ltd (“MSC Consulting”) was incorporated on June 16, 2003 as a private company limited by shares under the laws of Singapore. MSC Consulting primarily engages in the operations of consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System.

Orangekloud Pte. Ltd (“Orangekloud Singapore”) was incorporated on August 8, 2015 as a private company limited by shares under the laws of Singapore. Orangekloud Singapore primarily engages in the operations of no-code platform and mobile application technology and distributions.

Orangekloud Reskilling Centre Pte. Ltd (“Orangekloud Reskilling”) was incorporated on November 8, 2018 as a private company limited by shares under the laws of Singapore. Orangekloud Reskilling is currently dormant as at the date of this prospectus.

Orangekloud, Inc. (“Orangekloud USA”) was incorporated on March 15, 2017, a California corporation. Orangekloud USA has been dormant during the years ended 2023 and 2022. Orangekloud USA is currently dormant as at the date of this prospectus.

MSCI Consulting Sdn. Bhd. (“MSCI Consulting”) was incorporated on May 16, 2006 as a private company limited by shares under the laws of Malaysia. MSCI Consulting engages in the operations of support arm for Singapore business units.

Reorganization

On October 4, 2023, the Company consummated a reorganization (the “Reorganization”), pursuant to which the Company now holds 100% of the shares in Enterprise Software Investment Inc., and Enterprise Software Investment Inc. now holds 100% of the shares in MSC Consulting. The purpose of the Reorganization was to effect the Group’s internal restructuring for the Listing, following which the shareholders of MSC Consulting became shareholders of the Company. MSC Consulting holds 100% of the shares in both Orangekloud Singapore and Orangekloud Reskilling, while Orangekloud Singapore hold 100% of the shares in both Orangekloud, Inc. and MSCI Consulting.

The Reorganization process was as follows:

On September 5, 2023, Goh Jing Rui and Goh Jun Jia entered into an agreement with Enterprise Software Investment Inc., Goh Kian Hwa and Lung Lay Hua, to each subscribe for 49 shares in Enterprise Software Investment Inc. for a consideration of $49.00 each, as well as a condition subsequent for Goh Jing Rui and Goh Jun Jia, to make payment in aggregate, of S$125,000 to each of Goh Kian Hwa and Lung Lay Hua, following their subscription of shares in Enterprise Software Investment Inc. for the consideration of which is the transfer of their total shareholding in MSC Consulting Enterprise Software Investment Inc.

On September 8, 2023, the shareholders of MSC Consulting, including Goh Kian Hwa and Lung Lay Hua, both principal shareholders of the Company, subscribed for shares in Enterprise Software Investment Inc., the consideration of which is the transfer of their total shareholding in MSC Consulting to Enterprise Software Investment Inc.. Following the subscription, Enterprise Software Investment Inc. held 100% shareholding of MSC Consulting. On September 8, 2023, Chew Kim Chwee, the Selling Shareholder, subscribed for 25 Ordinary Shares in Enterprise Software Investment Inc., the consideration of which is the transfer of his 5,000 Ordinary Shares in MSC Consulting to Enterprise Software Investment Inc..

On October 4, 2023, the shareholders of Enterprise Software Investment Inc., including Goh Kian Hwa, Lung Lay Hua, Goh Jing Rui, Goh Jun Jia and Tan Kevin Patrick So, all current principal shareholders of the Company, as well as Chew Kim Chwee, the Selling Shareholder, subscribed for shares in the Company, the consideration of which is the transfer of their total shareholding in Enterprise Software Investment Inc. to the Company. The Company issued 499,012 Class A Ordinary Shares to Chew Kim Chwee, in consideration for his 25 shares held in Enterprise Software Investment Inc.

In particular, following the consummation of the Reorganization and as of the date of this prospectus, Goh Kian Hwa and Lung Lay Hua, who prior to the Reorganization held 48.43% and 48.95% respectively, of the shares and voting powers of MSC Consulting, now each holds 7,485,494 Class B Ordinary Shares, representing 37.43% of the total Ordinary Shares, or 48.38% of the voting power of the Company. Tan Kevin Patrick So, who prior to the Reorganization held 0% of MSC Consulting, now holds 600,000 Class A Ordinary Shares representing 3% of the total Ordinary Shares, or 0.39% of the voting power of the Company. See “Principal Shareholders” for additional information.

Following the Reorganization, Chew Kim Chwee held 499,012 Class A Ordinary Shares in the Company, or 2.5% shareholding of the Company before the Offering. During the past 3 years from the date of this prospectus, Chew Kim Chwee was a shareholder and director of pre-sales of MSC Consulting. See “Selling Shareholder” in the Resale Prospectus for more information.

These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

Controlled Company

As of the date of this prospectus, our directors, officers and principal shareholders hold in aggregate 77.86% or more of our Ordinary Shares representing 97.15% of our total voting power in the aggregate. After this offering, our directors, officers and principal shareholders will hold in aggregate 68.44% or more of our Ordinary Shares representing 95.44% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Class A Ordinary Shares. Although we will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering, the abovementioned shareholders, if they act together, will be able to control the management and affairs of our Company.

Corporate Information

Our principal place of business is 1 Yishun Industrial Street 1 #04-27/28&34 Aposh Building Bizhub Singapore, 768160. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands. The telephone number of our principal place of business is +65 6317 2050. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://orangekloud.com. Information contained on our website does not constitute part of this prospectus.

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Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting; and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Class A Ordinary Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Class A Ordinary Shares, and the price of the Class A Ordinary Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

7

Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Supervisory Board are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

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Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

Other Companies, Organizations and Agencies

“Independent Registered Public Accounting Firm”	:	Simon & Edward, LLP

“Underwriters”	:	The underwriters for the Offering, of which Maxim Group LLC is serving as representative.

General

“Audit Committee”	:	The audit committee of our Board of Directors.

“Board” or “Board of Directors”	:	The board of Directors of our Company.

“Class A Ordinary Shares”	:	Class A ordinary shares in the capital of the Company of US$0.001 nominal or par value each designated as Class A ordinary shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Class B Ordinary Shares”	:	Class B ordinary shares in the capital of the Company of US$0.001 nominal or par value each designated as Class B ordinary shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Companies Act”	:	The Cayman Islands Companies Act, as amended, supplemented or modified from time to time.

“Company”	:	Orangekloud Technology Inc.

“Compensation Committee”	:	The compensation committee of our Board of Directors.

“COVID-19”	:	Coronavirus disease 2019.

“Directors”	:	The directors of our Company.

“Executive Officers”	:	The executive officers of our Company. See section titled “Management.”

“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending December 31.

“Fiscal Six Months Period” or “Six Month Period Ended”	:	Financial six months period ended or, as the case may be, ending June 30.

“GAAP”	:	Accounting principles generally accepted in the United States of America

“Group”	:	Our Company and our subsidiaries.

“GST”	:	Goods and Services Tax.

“Listing”	:	The listing and quotation of our Class A Ordinary Shares on Nasdaq.

“Major Shareholder”	:	A person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 5.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company.

“Nasdaq”	:	The Nasdaq Stock Market LLC.

“Nasdaq Listing Rules”	:	The Nasdaq rules governing listed companies.

“Nominating and Corporate Governance Committee	:	The nominating and corporate governance committee of our Board of Directors.

“Offer Price”	:	Between $4.75 and $5.25 per Class A Ordinary Share.

“Offering”	:	The Offering of Class A Ordinary Shares by the Underwriter on behalf of our Company for subscription at the Offer Price, subject to and on the terms and conditions set out in this prospectus.

“Share(s)” or “Ordinary Share(s)	:	Class A Ordinary Share(s) and Class B Ordinary Share(s),

“Shareholders”	:	Registered holders of Shares.

“Selling Shareholder”	:	Refers to Mr. Chew Kim Chwee, an existing shareholder of the Company that is selling his Class A Ordinary Shares pursuant to the Resale Prospectus.

“Underwriting Agreement”	:	The Underwriting Agreement dated [●] 2024 entered into between our Company and Maxim Group LLC, acting as the representative of the Underwriters, pursuant to which the Underwriters have severally but not jointly agreed to purchase, and we have agreed to sell to them, 2,750,000 of our Class A Ordinary Shares at the Offer Price, less the underwriting discounts and commissions, as described in the sections titled “Underwriting” of this prospectus.

“YA”	:	Year of assessment.

Currencies, Units and Others

“S$”	:	Singapore dollars, the lawful currency of the Republic of Singapore.

“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.

“%” or “per cent.”	:	Per centum.

“sq. m.”	:	Square meters.

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Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, a reference to “we”, “our”, “us” or “our Group” or their other grammatical variations is a reference to our Company and our subsidiaries taken as a whole.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “S$”, “Singapore dollar,” or “SGD” refers to the currency of Singapore.

Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from S$ into US$ as of and for the years ended December 31, 2023 are solely for the convenience of the reader and were calculated at the rate of US$ 0.7580 = S$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2023. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2023, or at any other rate.

Company’s fiscal year ends on December 31.

Impact of COVID-19

The COVID-19 outbreak has adversely affected (and a significant outbreak of other infectious diseases could result in an additional widespread health crisis that could adversely affect) the economies and financial markets worldwide, and the business of the Company could be materially and adversely affected by the COVID-19 outbreak and any such other outbreak. Furthermore, our business may be adversely affected if continued concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including for example new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

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THE OFFERING

Class A Ordinary Shares offered by us:	2,750,000 Class A Ordinary Shares (or 3,162,500 Class A Ordinary Shares if the Underwriters exercise their option to purchase additional 15% Class A Ordinary Shares within 45 days after the closing of this Offering from us in full).

Offer Price:	We currently estimate that the initial public offering price will be between $4.75 and $5.25 per Class A Ordinary Share.

Number of Ordinary Shares outstanding before this Offering:	20,000,000 Ordinary Shares, consisting of 5,029,012 Class A Ordinary Shares and 14,970,988 Class B Ordinary Shares.

Class A Ordinary Shares to be outstanding immediately after this Offering:	7,779,012 Class A Ordinary Shares (or 8,191,512 Class A Ordinary Shares if the Underwriters exercise their option to purchase additional Class A Ordinary Shares within 45 days of the date of this prospectus from us in full).

Over-allotment option to purchase additional Shares:	We have granted the Underwriters an option to purchase up to 15% additional Class A Ordinary Shares from us within 45 days after the closing of this Offering.

Use of proceeds:	We intend to use the proceeds from this offering for Acquisitions or strategic investments in complementary businesses or technologies; continuing investments into significant resources in research and development; and for working capital and other general corporate purposes. We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholder. See “Use of Proceeds” on page 28 for more information.

Lock-up:

The Company, all of our directors and officers and our principal shareholders (5% or more shareholders as of the effective date of the registration statement), other than the Selling Shareholder, have agreed with the Underwriter to enter into customary “lock-up” agreements not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares, without the Underwriter’s prior written consent, for a period of six (6) months after the offering is completed.

See “Risk Factor — The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to this prospectus, may adversely affect the market price of our Class A Ordinary Shares.”

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Nasdaq Capital Market symbol:	We intend to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “ORKT.”

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Underwriter’s Warrants:	The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants to purchase Class A Ordinary Shares equal to 5% of the total number of Class A Ordinary Shares sold in this offering, including the number of Class A Ordinary Shares upon the exercise of the Underwriter’s over-allotment option, as a portion of the underwriting compensation payable to the Underwriter in connection with this offering. The Underwriter’s Warrants will be non-exercisable for six (6) months from the effective date of the Registration Statement and will expire five (5) years after such date. The Underwriter’s Warrants will be exercisable at a per share exercise price of 110.0% of the public offering price of the Class A Ordinary Shares. Please see “Underwriting” for a description of these warrants.

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SUMMARY FINANCIAL INFORMATION

The following summary presents consolidated summary audited consolidated statements of operations data for the fiscal year ended December 31, 2022 and 2023, derived from our financial statements included elsewhere in this prospectus. The summary is followed by consolidated balance sheet data as of December 31, 2022 and 2023. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. You should read this “Selected Consolidated Financial And Operating Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

The following table presents our summary consolidated statements of income for the years ended December 31, 2022 and 2023:

	For year ended December 31,
	2022	2023	2023
	S$	S$	US$

Revenue	7,152,092	6,089,596	4,615,778

Cost of revenues	2,946,087	3,216,975	2,438,396

Gross profit	4,206,005	2,872,621	2,177,382

OPERATING EXPENSES:
Selling and marketing expenses	720,097	713,503	540,819
General and administrative expense	1,401,343	2,218,984	1,681,941
Pre-IPO listing expense	-	425,261	322,338
Depreciation and amortization expenses	227,302	288,766	218,878
Research and development expenses	49,079	576,556	437,017
Total operating expenses	2,397,821	4,223,070	3,200,993

(Loss) Income from operations	1,808,184	(1,350,449)	(1,023,611)

Other income (expense):
Other income	201,850	100,288	76,016
Interest expense	(17,268)	(36,616)	(27,754)
(Loss)/ Gain in foreign exchange	(4,879)	(20,916)	(15,854)
Total other income (expense), net	179,703	42,756	32,408

Income (loss) before tax expense	1,987,887	(1,307,693)	(991,203)
Income tax expense	-	-	-
Net income (loss)	1,987,887	(1,307,693)	(991,203)

The following table presents our summary consolidated balance sheets data as of December 31, 2022 and 2023.

	As of December 31,
	2022	2023	2023
	S$	S$	US$

Summary consolidated balance sheets
Total current assets	4,435,203	2,294,753	1,739,372
Total noncurrent assets	2,292,236	1,929,386	1,462,432
TOTAL ASSETS	6,727,439	4,224,139	3,201,804
Total current liabilities	2,777,782	1,618,586	1,226,853
Total noncurrent liabilities	585,545	508,936	385,762
TOTAL LIABILITIES	3,363,327	2,127,522	1,612,615
Total shareholders’ equity	3,364,112	2,096,617	1,589,189

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RISK FACTORS

Prospective investors should carefully consider and evaluate each of the following considerations and all other information set forth in this prospectus before deciding to invest in our Class A Ordinary Shares. The following section describes some of the significant risks known to us now that could directly or indirectly affect us and the value or trading price of our Class A Ordinary Shares and should not be construed as a comprehensive listing of all risk factors. The following section does not state risks unknown to us now but which could occur in the future and risks which we currently believe to be not material but may subsequently turn out to be so. Should these risks occur and/or turn out to be material, they could materially and adversely affect our business, financial condition, results of operations and prospects. To the best of our Directors’ knowledge and belief, the risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develops into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Class A Ordinary Shares could decline and investors may lose all or part of their investment in our Class A Ordinary Shares. Prospective investors are advised to apprise themselves of all factors involving the risks of investing in our Class A Ordinary Shares from their professional advisers before making any decision to invest in our Class A Ordinary Shares.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus.

Risks Related to Our Business

Our Group does not have a long operating history as an integrated group.

Our Company was incorporated as a holding company in May 12, 2023. While the businesses of our subsidiaries have been in operation since 2018, we do not have a long history of running an integrated group with standardized policies and procedures as compared to our competitors and on which our past performance may be judged. Given our limited operating history and the rapidly evolving market in which we compete, we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology and general and administrative capabilities.

We have experienced losses in the past, and we may not achieve or sustain profitability in the future.

We will need to generate and sustain increased revenue levels in future periods in order to achieve or sustain profitability in the future. We also expect our costs to increase in future periods, which could negatively affect our future operating results if our revenue does not increase commensurately. For example, we intend to continue to expend significant funds to expand our sales and marketing operations to grow our customer base, meet the increased compliance requirements associated with operation as a public company, to conduct mergers and acquisitions for further growth and/or expand into new markets. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, our stock price may significantly decrease.

Our historical financial and operating results are not a guarantee of our future performance.

Our annual and periodic financial results vary from year to year and from period to period, in response to a number of factors that we cannot predict, such as general business outlook and sentiment, economic market conditions, employment rates, inflation and interest rates and consumer confidence. As such, we believe that our annual and periodic financial results are not a guarantee of our future economic performance and undue reliance should not be placed on such results for future speculative purposes.

13

Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

During the fiscal years ended December 31, 2023 and December 31, 2022, substantially all of our revenue was derived from our operations in Singapore. Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incident, may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry in which we operate resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns have adversely impacted some of our dealers who are particularly sensitive to business and consumer spending.

During economic downturns or recessions, there can be a heightened competition and increased pressure to reduce subscription pricing as our customers may reduce their demand for our services. If we reduce subscription pricing significantly, the result could be a negative impact on our financial condition or results of operations, profitability and cash flows.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. The COVID-19 epidemic resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures.

In the event of a resurgence of COVID-19, if a substantial number of our employees are infected with and/or are suspected of having COVID-19, and our employees are required to be quarantined and/or hospitalized, this may disrupt our ability to render services which may have a material adverse effect on our business operations and reputation of our Group.

Our revenue and profitability may be materially impacted if COVID-19 (or any health epidemic or virus outbreak) affects or continues to affect the overall economic and market conditions in Singapore for a prolonged period of time. Such an economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. Our revenue for the fiscal years ended December 31, 2023 and 2022 were S$6.1 million (approximately $4.6 million) and S$7.2 million, respectively. Many COVID-19 restrictions have been eased in Singapore and the remaining measures include mandatory mask wearing only in healthcare settings. However, because of the uncertainties surrounding the COVID-19 pandemic and the potential for COVID-19 regulations and restrictions to reintroduced by local authorities in the event of a significant resurgence of COVID-19 infections our operations for the fiscal year 2023 may still be adversely impacted by the COVID-19 pandemic and there is no guarantee that our total revenues for the fiscal year 2024 will grow or remain at a similar level compared to the fiscal year If these disruptions are for a prolonged period of time, or if there are further outbreaks of infectious diseases, these may have a material adverse effect on our Group’s business, financial condition, results of operations, and prospects.

Changes to the government grant rules and processing cycle may have an impact on the timings of our project implementation and customers’ willingness to embark on the digital transformation projects, and could materially and adversely affect our business, results of operations and financial condition

The Enterprise Development Grant (“EDG”) administered by Enterprise Singapore, a statutory board under the Ministry of Trade and Industry of the Government of Singapore have offered grants to eligible Singaporean companies to upgrade their business. To be eligible, a business entity has to be registered and operating in Singapore, with at least 30% local equity held by Singapore citizen(s) and/or permanent resident(s), and be financially ready to start and complete the project. Our customers can also apply or may have applied for the grant under the category of Innovation and Productivity, in order to obtain co-funding for approved projects. Since April 1, 2023, projects approved by the EDG may receive support of up to 50% funding,

Applications made to the EDG by eligible Singaporean company will have to be made through for EDG at the official Business Grants Portal (BGP), with full company and project details. Upon approval, Enterprise Singapore will issue a Letter of Offer stating the funding details as well as timelines for the project and claim submission. Upon project completion, the company will need to effect claim submission at the BGP portal with full project report and the relevant financial documents. The pre-approved grant will be disbursed to the applicant after official verification. Our customers may choose to commence their projects only upon receipt of official approval by the EDG or upon submission of their EDG application.

There is currently a delay in processing time by the EDG, as noted in the official EDG webpage (https://www.enterprisesg.gov.sg/financial-support/enterprise-development-grant (accessed May 3, 2024), which may in turn impact the timing of our project implementation. The EDG has made downward adjustment to their level of support funding from 70% before April 1, 2023, to 50% for project applications made after April 1, 2023. In the event that the delays in processing cycles does not alleviate or if any future changes to government grant rules and support levels occur, the timing of our project implementation may be impacted, which could materially and adversely affect our business, results of operations and financial condition.

We currently face significant competition.

The markets for Low-Code development platforms, business process management, case management software and custom software are highly competitive, rapidly evolving and have relatively low barriers to entry. The principal competitive factors in our market include: platform features, reliability, performance and effectiveness; ease of use and speed; platform extensibility and ability to integrate with other technology infrastructures; deployment flexibility; robustness of professional services and customer support; price and total cost of ownership; strength of platform security and adherence to industry standards and certifications; strength of sales and marketing efforts; and brand awareness and reputation. If we fail to compete effectively with respect to any of these competitive factors, we may fail to attract new customers or lose or fail to renew existing customers, which would cause our operating results to suffer.

14

We primarily compete with Low-Code development platforms sold by companies such as Outsystems Inc., Mendix Technology B.V., Appian, AppGyver, Thunkable and Bubble Group, Inc. Further, we also offer professional services for enterprise solution, there are software companies that offer commercial, off-the-shelf ERP solutions as well as custom software solutions that compete with us. In addition, large software and internet companies may seek to enter our primary markets. Some of our actual and potential competitors have advantages over us, such as longer operating histories, more established relationships with current or potential customers and commercial partners, significantly greater financial, technical, marketing or other resources, stronger brand recognition, larger intellectual property portfolios and broader global distribution and presence. Such competitors may make their solutions available at a low cost or no cost basis in order to enhance their overall relationships with current or potential customers. Our competitors may also be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. With the introduction of new technologies and new market entrants, we expect competition to intensify in the future. In addition, some of our larger competitors have substantially broader offerings and can bundle competing products with other software offerings. As a result, customers may choose a bundled offering from our competitors, even if individual products have more limited functionality than our platform. These larger competitors are also often in a better position to withstand any significant reduction in capital spending and will therefore not be as susceptible to economic downturns.

Furthermore, our actual and potential competitors may establish cooperative relationships among themselves or with third parties that may further enhance their resources and offerings in the markets we address. In addition, current or potential competitors may be acquired by third parties with greater available resources. As a result of such relationships and acquisitions, our actual or potential competitors might be able to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products, initiate or withstand substantial price competition, take advantage of other opportunities more readily or develop and expand their offerings more quickly than we do. For all of these reasons, we may not be able to compete successfully against our current or future competitors.

We are dependent on our relationships with key suppliers.

We depend on key suppliers to obtain a number of our products, with Microsoft Regional Sales Pte Ltd. accounting for approximately 24% and approximately 19% of the Company’s total purchases for the years ended December 31, 2022 and 2023, as well as approximately 49% and approximately 59% of the accounts payable as of December 31, 2022 and 2023. Microsoft Regional Sales Pte Ltd. is a significant principal and supplier of software licenses for our provision of digital transformation solutions to the customers. Discontinuation of supply by Microsoft Regional Sales Pte Ltd. may have an adverse impact to our Packaged Software Solutions business, although there is no reason for us to expect such an event in the foreseeable future. Ingram Micro Asia Marketplace Pte Ltd. accounted for 10% and 6% of the Company’s total purchases for the years ended December 31, 2022 and 2023, as well as approximately 13% and approximately 20% of the accounts payable as of December 31, 2022 and 2023. Ingram Micro Asia Marketplace Pte Ltd. is a distributor of computer-related products. Besides buying from Ingram Micro Asia Marketplace Pte Ltd., we can and have purchased the same products from the other suppliers. We are also constantly enriching our offering of digital transformation solutions with our own mobility platform and solutions, as well as other software principals and suppliers, to mitigate the risk of over-reliance on any single supplier.

Termination of our relationship with our key suppliers could adversely affect our business, financial condition and results of operations, we may suffer losses arising from the inability to secure new software licenses. Our ability to carry out our business operations may be significantly hindered, and thus our business, financial condition, results of operation, and prospects may be materially and adversely affected.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solution.

Our ability to increase our customer base and achieve broader market acceptance of our platform will depend to a significant extent on our ability to expand our sales and marketing operations. We plan to continue expanding our sales force and third-party strategic sales partners, both domestically and internationally; however, there is no assurance that we will be successful in attracting and retaining talented sales personnel or strategic partners or that any new sales personnel or strategic partners will be able to achieve productivity in a reasonable period of time or at all. We also plan to dedicate significant resources to sales and marketing programs, including through electronic marketing campaigns and trade event sponsorship and participation. All of these efforts will require us to invest significant financial and other resources and our business will be harmed if our efforts do not generate a correspondingly significant increase in revenue.

Misappropriation or infringement of our intellectual property and proprietary rights, enforcement actions to protect our intellectual property and claims from third parties relating to intellectual property could materially and adversely affect our business, results of operations and financial condition.

Litigation regarding intellectual property rights is common in the Internet and technology industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Our ability to compete depends upon our proprietary technology. While we rely on intellectual property laws, confidentiality agreements and technical measures to protect our proprietary rights, we believe that the technical and creative skills of our personnel, continued development of our proprietary systems and technology, brand name recognition and reliable website maintenance are essential in establishing and maintaining a leadership position and strengthening our brands. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult and may be expensive. We can provide no assurance that the steps we take will prevent misappropriation of technology or that the agreements entered into for that purpose will be enforceable. We believe that our trademarks have considerable value and are important to our brand-building efforts and the marketing of our products and services. Effective trademark, service mark, patent, copyright and trade secret protection may not be available when our products and services are made available online. Our trademarks are registered in Singapore and the People’s Republic of China. As trademark protection is territorial in nature, it is possible that third parties may register trademarks identical or similar to ours overseas which may create barriers to entry in such markets for us in the future. In  addition, if litigation becomes necessary to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity, such litigation, even if successful, could result in substantial costs and diversion of resources and management attention.

We also cannot provide any assurance that our products and services do not infringe on the intellectual property rights of third parties. Claims of infringement, even if unsuccessful, could result in substantial costs and diversion of resources and management attention. If unsuccessful, we may be subject to preliminary and permanent injunctive relief and monetary damages, which may be trebled in the case of willful infringements.

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We cannot assure you that we will be able to continue to successfully develop and launch new products, services or grow our complementary product or service offerings.

Our future success will depend, in part, upon our ability to continue to enhance and improve the value of our products and services through the development of new products and services and new value-add features for existing products and services, as well as our ability to leverage our brand recognition and existing operations to enter into new complementary markets successfully. Historically, we have been successful in increasing revenue through the launch of new products, services, value-add features, and continuously enhancements to our products and services. However, such historical success does not assure that we will continue to be successful in developing or introducing new products, services and value-add features, or that these new products, services and features will achieve market acceptance, enhance the value of our brand or permit us to enter new or complementary markets successfully. Further, the development of new products and services in response to evolving customer demands and competitive pressures, requires significant time and resources, and there can be no assurance that our development efforts will be effective in permitting us to maintain or grow our market share or to enter new markets in a cost-effective manner, or at all.

The development of our services and products is complex and costly, and we typically have several services and products development simultaneously. Given the complexity, we occasionally have experienced, and could experience in the future, delays in completing the development and introduction of new and enhanced services and products. Problems in the design or quality of our services or products may also have an adverse effect on our brand, business, financial condition, and operating results. Unanticipated problems in developing products and services could also divert substantial research and development resources, which may impair our ability to develop new services and products and enhancements of existing services and products, and could substantially increase our costs. If we fail to continue to successfully launch new value-add products and services or to enter new, complementary markets successfully, or to do either of the foregoing in a cost-effective manner, our business, results of operations and financial condition may be materially and adversely affected.

Our business is dependent on keeping pace with advances in technology. If we are unable to keep pace with advances in technology, consumers may stop using our services and our revenues will decrease. If we are required to invest substantial amounts in technology, our business, results of operations and financial condition may be materially and adversely affected.

The Low-Code/ No-Code markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service and product introductions embodying new technologies, and the emergence of new industry standards and practices that could render our products, services, and technologies obsolete. These market characteristics are intensified by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. If we are unable to adapt to changing technologies, our business, results of operations and financial condition may be materially and adversely affected.

Our insurance coverage may not cover all our damages and losses.

We maintain insurance policies to provide insurance coverage of our business operations and directors and officers. We expect to renew our insurance policies, such as our insurance policy for work injury compensation on an annual basis and there is no assurance that we will be able to renew all of our policies or obtain new policies on similar terms.

The nature of our business operations entails inherent risks such as risk of fire, theft and property loss at the worksites during the course of our service contracts or during the delivery of our services. While our Directors believe that we have sufficient insurance coverage for our business operations in line with industry standards and business practices in Singapore and although we may be able to increase our insurance coverage when required, there is no assurance that our existing or future insurance coverage will be sufficient to indemnify us against all potential losses.

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We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a newly public company, and particularly after we are no longer an “emerging growth company,” we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Stock Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, compared to when we were a private company, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will continue to incur as a public company or the timing of such costs.

Our future strategic acquisitions, investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

Acquisitions involve inherent risks, such those relating to increased leverage and debt service requirements and post-acquisition integration challenges, which could have a material and adverse effect on our results of operations and/or cash flow and could strain our human resources. We may be unable to successfully implement effective cost controls or achieve expected synergies as a result of a future acquisition. Acquisitions may result in our assumption of unexpected liabilities and the diversion of management’s attention from the operation of our business. Acquisitions may also result in our having greater exposure to the industry risks of the businesses underlying the acquisition. Strategic investments and partnerships with other companies expose us to the risk that we may not be able to control the actions of our investees or partners, which could decrease the amount of benefits we realize from a particular relationship. We are also exposed to the risk that our partners in strategic investments and infrastructure may encounter financial difficulties that could lead to a disruption of investee or partnership activities, or an impairment of assets acquired, which could adversely affect future reported results of operations and shareholders’ equity. Acquisitions may subject us to new or different regulations or tax consequences which could have an adverse effect on our operations.

In addition, we may be unable to obtain the financing necessary to complete acquisitions on attractive terms or at all. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. Future equity financings would also decrease our earnings per share and the benefits derived by us from such new ventures or acquisitions might not outweigh or exceed their dilutive effect. Any additional debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities. Realization of any of the foregoing risks associated with future strategic acquisitions, investments and partnerships could materially and adversely affect our business, results of operations and financial condition.

Our ability to operate effectively could be impaired if we fail to attract and retain our key employees.

Our success depends, in part, upon the continuing contributions of key employees and our continuing ability to attract, develop, motivate and retain highly qualified and skilled personnel. The loss of the services of any of our key employees or the failure to attract or replace qualified personnel may have a material and adverse effect on our business.

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Industry consolidation may give our competitors advantage over us, which could result in a loss of customers and/or a reduction of our revenue.

Some of our competitors have made or may make acquisitions or enter into partnerships or other strategic relationships in order to offer more comprehensive services or achieve greater economies of scale. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. Many potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. Industry consolidation may result in practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or services functionality. These pressures could result in a reduction in our revenue.

Negative publicity relating to our Group or our Directors, Executive Officers or Major Shareholders may materially and adversely affect our reputation and Class A Ordinary Share price.

Negative publicity or announcements relating to our Group or any of our Directors, Executive Officers or Major Shareholders, whether with or without merit, may materially and adversely affect the reputation and goodwill of our Group in our industry, consequently affecting our relationships with our customers and car dealers. In addition, such negative publicity may affect market perception of our Group and the performance of our Class A Ordinary Share price.

Negative publicity or announcements may include, among others, newspaper reports of accidents at our work places, unsuccessful attempts in joint ventures, acquisitions or take-overs, any involvement we may have in litigation or insolvency proceedings, and unfavorable or negative articles on any of our Directors, Executive Officers or Major Shareholders. Any claims and legal actions brought forward by our customers may also have a negative impact on our brand image. If our customers, suppliers or sub-contractors subsequently lose confidence in us, this could result in the termination of business relationships or fewer referrals or invitations to tender or quote for facilities services or other contracts. To this end, our business, financial condition, results of operations and prospects may be adversely impacted.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the Prevention of Corruption Act 1960 of Singapore, that prohibit companies and their agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We have implemented safeguards and policies to discourage these practices by our employees and agents but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Prevention of Corruption Act 1960 of Singapore, which applies extraterritorially to Singapore citizens, or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and non-monetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, consolidated financial condition and results of operations.

Russia’s invasion of Ukraine may present risks to our operations and investments.

Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of our operations and investments, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The effect of this conflict on the supply and price of petroleum products is uncertain and could materially affect consumer choices. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our operations, results of operations, financial condition, liquidity and business outlook.

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Risks Related to Our Class A Ordinary Shares

An active trading market for our Class A Ordinary Shares may not develop and could affect the trading price of our Class A Ordinary Shares.

Prior to the Offering, there has been no public market for our Class A Ordinary Shares. Although an application has been made to Nasdaq Capital Market for the listing and quotation of our Class A Ordinary Shares, there can be no assurance that there will be an active, liquid public market for our Class A Ordinary Shares after the Offering. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your Class A Ordinary Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling Class A Ordinary Shares and may impair our ability to acquire other companies or technologies by using our Class A Ordinary Shares as consideration. The initial public offering price was determined by negotiations between us and the underwriters and may not be indicative of the future prices of our Class A Ordinary Shares.

Our share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

There is no assurance that the market price for our Class A Ordinary Shares will not decline below the Offer Price. The Offer Price was determined after consultation between our Company and the underwriter, after taking into consideration, among others, market conditions and estimated market demand for our Class A Ordinary Shares. The Offer Price may not necessarily be indicative of the market price for our Class A Ordinary Shares after the completion of the Offering. Investors may not be able to sell their Class A Ordinary Shares at or above the Offer Price. The prices at which our Class A Ordinary Shares will trade after the Offering may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;

●	perceived prospects and future plans for our business and the general outlook of our industry;

●	changes in securities analysts’ estimates of our results of operations and recommendations;

●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;

●	additions or departures of key personnel;

●	fluctuations in stock market prices and volume;

●	involvement in litigation;

●	general economic and stock market conditions; and

●	discrepancies between our actual operating results and those expected by investors and securities analysts.

There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

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Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual class ordinary share structure. Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B Ordinary Shares, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share.

Upon the completion of this offering, Mr. Goh Kian Hwa, and Mr. Lung Lay Hua will continue to beneficially own all of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 66.54% of our total issued and outstanding share capital immediately after the completion of this offering and 95.22% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriter does not exercise the over-allotment option. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares.

Investors in our Class A Ordinary Shares likely will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

The Offer Price is likely to substantially higher than our Group’s current net tangible book value per share. If we were liquidated immediately following this Offering, each investor subscribing for this Offering would receive less than the price they paid for their Class A Ordinary Shares. Please refer to the section titled “Dilution” of this prospectus for more information.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers and principal shareholders hold in aggregate 77.86% or more of our shares representing 97.15% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Class A Ordinary Shares. After this offering, our directors, officers and principal shareholders will hold in aggregate 68.44% or more of our Class A Ordinary Shares and Class B Ordinary Shares representing 95.44% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Class A Ordinary Shares. We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company, these shareholders, however, if they act together, will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares may trade below $5.00 per share. As a result, our Class A Ordinary Shares would be known as “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the shares is often volatile and you may not be able to buy or sell your shares when you want to.

We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

We may pursue opportunities to grow our business through joint ventures, strategic alliance, acquisitions or investment opportunities, following the Offering. However, there can be no assurance that we will be able to obtain additional funding on terms that are acceptable to us or at all. If we are unable to do so, our future plans and growth may be adversely affected.

An issue of Class A Ordinary Shares or other securities to raise funds will dilute Shareholders’ equity interests and may, in the case of a rights issue, require additional investments by Shareholders. Further, an issue of Class A Ordinary Shares below the then prevailing market price will also affect the value of the Class A Ordinary Shares then held by investors.

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Dilution in Shareholders’ equity interests may occur even if the issue of shares is at a premium to the market price. In addition, any additional debt funding may restrict our freedom to operate our business as it may have conditions that:

●	limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a portion of our cash flow from operations to repayments of our debt, thereby reducing the availability of our cash flow for capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Volatility or uncertainty of the credit markets could limit our ability to borrow funds or cause our borrowings to be more expensive in the future. As such, we may be forced to pay unattractive interest rates, thereby increasing our interest expense, decreasing our profitability and reducing our financial flexibility if we take on additional debt financing.

Investors may not be able to participate in future issues or certain other equity issues of our Class A Ordinary Shares.

In the event that we issue new Class A Ordinary Shares, we will be under no obligation to offer those Class A Ordinary Shares to our existing Shareholders at the time of issue, except where we elect to conduct a rights issue. However, in electing to conduct a rights issue or certain other equity issues, we will have the discretion and may also be subject to certain regulations as to the procedures to be followed in making such rights available to Shareholders or in disposing of such rights for the benefit of such Shareholders and making the net proceeds available to them. In addition, we may not offer such rights to our existing Shareholders having an address in jurisdictions outside of the United States.

Accordingly, certain Shareholders may be unable to participate in future equity offerings by us and may experience dilution in their shareholdings as a result.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product offering and to cover operating costs, finance operations and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Class A Ordinary Shares we are offering. Consequently, investors may need to rely on sales of their Class A Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands impose restrictions on our ability to declare and pay dividends.

We are not legally or contractually required to pay dividends and any determination to pay dividends in the future will be entirely at the discretion of our Board, taking into consideration a number of factors including our level of cash and retained earnings, our financial performance, capital expenditure and expansion plans, working capital requirements and general financial condition, the ability of our subsidiaries to declare and pay dividends to our Company and any applicable restrictions and any other factors that our Board may deem relevant. Please see the section “Dividend Policy” of this prospectus for details.

Pursuant to the Companies Act, no dividends may be paid except out of profits or share premium, and provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Our ability to declare dividends to our shareholders in the future will be contingent on our future financial performance and distributable reserves of our Company. This is in turn dependent on our ability to implement our future plans, and on regulatory, competitive and technical factors and other factors such as general economic conditions, many of which are beyond our control. Any of these factors could have a material adverse effect on our business operations, prospects, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the offering.

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If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our Class A Ordinary Shares are listed on Nasdaq on the closing of the Offering, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These new public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A Ordinary Shares, fines, sanctions and other regulatory actions and potential civil litigation.

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal disclosure controls and procedures over our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we will file with the SEC will be recorded, processed, summarized, and reported within the time periods and as otherwise specified in SEC rules, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal Executive Officers and financial officers. We are also continuing to improve our internal controls over financial reporting.

Ensuring that we have effective disclosure controls and procedures and internal controls over financial reporting in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be re-evaluated frequently. Our internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Beginning with our second annual report on Form 20-F after we become a company whose securities are publicly listed in the United States, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to make a formal assessment of the effectiveness of our internal controls over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal controls over financial reporting issued by our Independent Registered Public Accounting Firm. During our evaluation of our internal controls, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls over financial reporting in the future. Any failure to maintain internal controls over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our Shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our outstanding voting shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, Directors and Major Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

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Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our Shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill (taking into account the expected proceeds from this offering) and projections as to the market price of our Class A Ordinary Shares following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be treated as a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service, or the IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to the Class A Ordinary Shares.

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We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds” and in such order of priority as our management may determine in its discretion, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our customers; (iii) our customers; (iv) us and our employees; (v) our customers and our employees, (vi) us and our Major Shareholders, or (vii) our dealer-shareholders and our other shareholders. As we expand the scope of our business and our customer base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our Board of Directors. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our customers’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to customer dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential customers and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our Company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our Company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our Company.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about reporting a suspected conflict of interest.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

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Investors may have difficulty enforcing judgments against us, our directors and management.

We are incorporated under the laws of the Cayman Islands and all of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the memorandum and articles of association, and by the Cayman Islands Companies Act (Revised) and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the articles of association. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our Shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Moreover, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our Company or to our minority shareholders. Accordingly, our controlling shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.

Shareholders of Cayman Islands exempted companies like us like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of shareholders of these companies. Our shareholder has adopted an amended and restated memorandum and articles of association dated August 16, 2023, which is currently effective and shall remain in effect after the date of the Company’s listing on the Nasdaq Capital Market. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our Shareholders, but are not obliged to make them available to our Shareholders unless required by the Companies Act of the Cayman Islands or other applicable law or authorized by the directors or by ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Shares.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Class A Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain shareholder may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately $11.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These estimates are based upon an assumed initial Offer Price of $4.75 per share, the low end of the estimated range of the initial public Offer Price shown on the front cover of this prospectus. We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

We plan to use the net proceeds of this Offering in the following order of priority:

●	Approximately 50% for Acquisitions or strategic investments in complementary businesses or technologies*;

●	Approximately 10% for continuing investment into research and development;

●	Approximately 40% for working capital and other general corporate purposes.

*We plan to pursue acquisition or strategic investment opportunities with a focus on ERP consulting companies in Asia and North America, particularly in similar industries as our current business. There is no current particular plan to pursue acquisition or strategic investment in a particular target. The Company will finalized detailed plans and targets after the completion of its initial public offering.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

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DIVIDEND POLICY

Our board of directors (“Board”) has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that, in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

We have not previously declared or paid any cash dividends and we do not have any present plan to pay any cash dividends on our Class A Ordinary Shares in the foreseeable future after this offering. We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

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CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2023, at an assumed initial public offering price of $4.75 per Class A Ordinary Share, the low end of the estimated range of the initial public Offer Price shown on the front cover of this prospectus:

●	on an actual basis; and

●	on a pro forma basis to reflect the issuance and sale of 2,750,000 (ii) Class A Ordinary Shares by us in this offering at an assumed price to the public of $4.75 per share, the low end of the estimated range of the initial public Offer Price shown on the front cover of this prospectus, resulting in net proceeds to us of $11.1 million (after deducting (i) underwriter discounts of $914,375, (ii) out-of-pocket expenses allowance of $200,000 and (iii) estimated offering expenses payable by us of $827,282). The table below assumes no exercise by the underwriters of their option to purchase additional Class A Ordinary Shares from us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our units and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2023
	Actual	Post-Offering Pro Forma without Over-Allotment Option
	(in US$)
Cash and cash equivalents:	808,935	11,929,778

Indebtedness:
Bank loans, current and noncurrent portions	567,878	567,878

Total indebtedness	567,878	567,878

Shareholders’ equity (deficit):
Class A Ordinary Shares (par value of US$0.001 per share; 35,000,000 Class A Ordinary Shares authorized and 5,029,012 Class A Ordinary Shares issued and outstanding, actual; 7,779,012 shares issued and outstanding, pro forma as of December 31, 2023, respectively)		7,779
Class B Ordinary shares (par value of US$0.001 per share; 15,000,000 Class B Ordinary Shares authorized and 14,970,988 Class B Ordinary Shares issued and outstanding, actual and pro forma as of December 31, 2023 respectively)		14,971
Ordinary shares	20,000	-
Additional paid-in capital	2,354,997	13,473,090
Retained earnings	(847,634)	(847,634)
Other reserves	12,633	12,633
Accumulated other comprehensive income	49,193	49,193
Deficit attributable to non-controlling interests	-	-
Total shareholders’ equity	1,589,189	12,710,032
Total capitalization	2,157,067	13,277,910

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $11.1 million (Offering proceeds of $13.1 million, less underwriting discounts of $914,375, out-of-pocket expenses allowance of $200,000 and estimated offering expenses payable by us of $827,282). The Ordinary Shares reflects the net proceeds we expect to receive, after deducting underwriting discounts, and underwriter expense allowance.

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DILUTION

If you invest in our Class A Ordinary Shares, assuming no value is attributed to the related warrants, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Shares and our net tangible book value per ordinary share immediately after this offering. Dilution results from the fact that the assumed initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value was approximately $15,283 (i), or approximately $0.001 per (Class A / Class B) ordinary share, as of December 31, 2023. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to our sale of 2,750,000 Class A Ordinary Shares in this offering at an assumed initial public offering price of $4.75 per Class A Ordinary Share, the low end of the estimated range of the initial public Offer Price shown on the front cover of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses, our pro forma as adjusted net tangible book value as of December 31, 2023 would have been approximately $11.1 million, or approximately $0.49 per (Class A / Class B) ordinary share. This amount represents an immediate increase in pro forma net tangible book value of $0.56 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $4.19 per share to purchasers of our Class A Ordinary Shares in this offering, as illustrated in the following table.

Per Ordinary Share
Assumed initial public offering price per unit	$4.75
Net tangible book value per ordinary share at December 31, 2023	$0.001
Pro forma net tangible book value per ordinary share after this offering	$0.49
Increase in net tangible book value per ordinary share to the existing shareholders	$0.56
Dilution in net tangible book value per ordinary share to new investors in this offering	$4.19

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per ordinary share, as adjusted to give effect to this offering, would be $0.56 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing Class A Ordinary Shares in this offering would be $4.19 per share.

A $1.00 increase (decrease) in the assumed public offering price of $4.75 per Class A Ordinary Share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $2,557,500, the net tangible book value per ordinary share after giving effect to this offering by $0.11 per ordinary share and the dilution in net tangible book value per ordinary share to new investors in this offering by $0.87 per ordinary share, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, no exercise of over-allotment option and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

The following table summarizes the differences between our existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per unit paid at an assumed initial public offering price of $4.75 per Class A Ordinary Share, the low end of the estimated range of the initial public Offer Price shown on the front cover of this prospectus, and before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses (assuming no exercise of the over-allotment option to purchase additional Class A Ordinary Shares).

	Ordinary Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount ($)	Percent	Share
Existing shareholders (Class A / B)	20,000,000	87.91%	1,854,707	12.43%	$0.0927
New investors from public offering	2,750,000	12.09%	13,062,500	87.57%	$4.75
Total	22,750,000	100.00%	14,917,207	100.00%

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public Offer Price of our Shares and other terms of this Offering determined at pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the section of this prospectus titled “Summary Financial Information” and the Company’s consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Singapore, US and Malaysia subsidiaries, which is headquartered in Singapore. Through our operating subsidiaries predominantly in Singapore, we position our Group as a No-Code software development platform. We disrupt traditional enterprise application development, in particular SMEs, with integrated Agile and DevOps practices for mobile developers to build cross platform mobile application, faster, smarter and in a secure manner with a No-Code Rapid Mobile Application Development Platform (“RMAD”), adopting a Platform-as-a-Service (“PaaS”) model. We also provide digital transformation solutions to SMEs in Singapore through the implementations of Enterprise Resource Planning (“ERP”) system coupled with our Enterprise Mobile Application solutions which are developed using our eMOBIQ® development platform, that provides a No-Code development environment focusing on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building component and seamless integration to various ERP systems and portals. Together with eMOBIQ®, we also provide a web portal solution, OK365®, that offers a platform for our customers to be able to collect data from their end customers and perform operational tasks before uploading the final data back to their backend system. Such end-to-end solutions have helped many SMEs to go digital which is well aligned with the Singapore government’s “SME Go Digital” program. We define an SME as an enterprise with an annual sales turnover of under S$100 million, or that employs less than 200 workers. Our customers currently are mainly SMEs and we hope to target larger enterprises after listing.

Our digital transformation projects include the sales and consulting of Microsoft Dynamics ERP software licenses, as well as various steps in the project implementation, including solution architecture consultancy, business process re-mapping, system customization and customer support. We are also certified Independent Software Vendor (“ISV”) for both Microsoft Dynamics 365 Business Central and Acumatica Cloud ERP.

Our RMAD platform, eMOBIQ®, provides a No-Code development platform that currently focuses on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building component and seamless integration to various ERP systems and portals. This allows us to rapidly develop custom mobile application solutions for customers, as well as to allow customers who subscribe to our eMOBIQ® platform. In addition, companies with in-house software development team or partners can easily design, develop mobile applications for enterprise use through our intuitive, visual interface with no coding required, greatly reducing the time and development costs.

With the eMOBIQ® platform, organizations can rapidly and easily design, build and implement powerful, enterprise-grade custom applications with little or no coding required. Our customers, in particular, the food manufacturing and food service industry, precision engineering, construction, retail, energy, and warehouse management sectors, have used applications built on our No-Code platform to including but not limited to launch new business lines, digitialize business processes and customer interfaces, and thus, providing an overall digital transformation within their respective business. With our platform, decision makers can reimagine their products, services, processes and customer interactions by removing much of the complexity and many of the challenges associated with traditional approaches to software development.

The eMOBIQ® platform supports plugins for integration into various ERP systems in an organization. Applications developed with our platform can be compiled and placed in our eMOBIQ® App Store, Google Play Store and Apple Apps Store, providing customers with easy download capabilities. Updates to applications developed with eMOBIQ® are automatically download across device types through eMOBIQ® store, Apple App Store or Google Play Store to ensure that all users benefit from the most up-to-date functionality. In addition, we also developed various industry specific vertical solution templates to serve the customer unique requirements. Our eMOBIQ® applications are easily accessible on the Microsoft and Acumatica Apps Stores for global partners to download.

In implementing our eMOBIQ® platform for customer SMEs, we also complement this service with our digital transformation advisory and solutions to customers in developing their digital transformation roadmap and ultimately implementing such software application solutions. Customers may also request us to provide custom mobile application solutions based on their needs, which we build through our eMOBIQ® platform, allowing for rapid deployment. Such customers typically subscribe eMOBIQ® user license to continue their operation of their custom eMOBIQ® mobile applications. Outside developers may also subscribe an eMOBIQ® developer license through a subscription model, in order to custom build their own mobile solution applications, or to develop custom mobile application solutions for their own customers (“End-Users”). In such cases, these End-Users will also require an eMOBIQ® user license in order to operate the custom mobile applications built on the eMOBIQ® platform.

Meanwhile, OK365® provides an intermediary web portal platform for our customers to be able to collect data from their end customers and perform some operational tasks before uploading the final data back to the backend system. Some of the portal solutions enable their end customers to perform self-services which will remove the unnecessary re-entry of data. Some portal solutions provide customers with the capabilities to handle operational tasks which must be performed outside their backend system, so that no major customizations need to be done to the system. Examples of our web portal solutions include our Delivery Portal, B2B Self-Ordering portal, and Marketplace Connector Portal.

Key Factors Affecting Performance

We believe that the major factors affecting the results of our financial results include the following.

Market demand and market penetration

We believe the financial performance of a No-Code platform is influenced by market demand, penetration, and developer comfort. The market interest and needs for No-Code solutions, along with the perceived value of such development and the extent of digital transformation efforts, directly impact the platform’s revenue potential. A higher demand means more potential customers and greater sales opportunities, leading to financial success. Factors such as industry trends and the level of digital transformation across sectors also affect market demand for No-Code platforms. Additionally, considering whether developers are comfortable using a No-Code platform is crucial for successful market penetration and overall financial performance.

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Number of customers and retention

Customer’s adoption and retention are vital for the financial performance for our business operation. The number of customers directly affects revenue generation through subscriptions and usage-based models. A customer is defined as an entity that holds an active subscription or renewal contract connected to a license as of the specified measurement date or renewal of support fee and new project customers. We monitor our user base and sales to existing customers through sales transactions during the financial year ended. If we have agreements with multiple entities under common control, we treat them as distinct customers. As of December 31, 2022 and 2023, our total customer count was at 140 and 148, respectively, while repeating customers accounted for customer counts of 72 and 111, respectively, or approximately 51.4% and 75.0%, of the total customer count, respectively.

We anticipate that the factors like customer’s experience, ease of use, support, and updates influence adoption and retention. Growing the customer base involves investing in the sales force, targeting specific industries, and establishing partnerships. Expanding the customer’s base within organizations drives additional revenue. Our ability to increase sales to existing customers depends on factors such as team size, customer satisfaction, pricing, and economic conditions.

Platform scalability and integration

We strongly believe that a scalable, user-friendly interface, robust feature set, and strong integration capabilities are essential for our financial performance. Our eMOBIQ® platform offers organizations the opportunity to accelerate their enterprise application development cycle. Further, we believe one of our company strengths is assisting SMEs to implement their business transformation strategies through our domain knowledge expertise in ERP implementation and mobile application solution. With its intuitive, visual interface, little to no coding is required. These mobile applications have been instrumental in helping our customers digitalize their business processes and customer interfaces. Moreover, our platform seamlessly integrates with various ERP systems such as Microsoft Dynamics, Acumatica Cloud and SAP Business One, allowing for real-time information retrieval from and update to a centralized database. We continuously welcome and explore more opportunities to connect with other ERP systems to enhance our platform’s functionality and cater to a broader customer base.

Continuous improvements

We believe that in order to continuously improve and enhance financial performance effort is required in prioritizing technical support and timely updates, including bug fixes and enhancements based on users’ feedback and market needs. This commitment to improving our platform demonstrates our dedication to customer satisfaction and drives increased adoption. Additionally, building a positive industry reputation through positive reviews, endorsements, and a strong brand image attracts more customers and provides a competitive advantage. By focusing on exceptional service, customer success, and cultivating a positive reputation, we aim to continuously improve and achieve financial growth.

Competitive advantage

We believe that a strong competitive advantage significantly impacts the financial performance of a No-Code platform. Factors like unique features, integration capabilities, brand reputation, or industry focus differentiate the platform. This attracts more customers, increases market share, and drives revenue growth.

Our professional service and after sales support service drive customer success and platform adoption. As deployments progress and user numbers increase, we expect a shift towards subscription revenue. Expanding our strategic partner network enhances customer coverage and solution delivery. This will increase subscription revenue relative to professional services over time.

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Results from Operations

Years Ended December 31, 2022 and 2023

	For the years ended December 31
	2022	2023	2023
	S$	S$	US$
Revenues:
License, subscriptions fee and product
- Packaged subscription, license, software and hardware for solution	2,401,757	2,129,993	1,614,487
- No-Code platform and mobile application	479,987	201,632	152,833
Services and license support	4,270,348	3,757,971	2,848,458
Total revenues	7,152,092	6,089,596	4,615,778

Cost of revenues:
License, subscriptions fee and product
- Packaged subscription, license, software and hardware for solution	1,208,650	1,279,787	970,050
- No-Code platform and mobile application	45,552	52,918	40,111
Services and license support	1,691,885	1,884,270	1,428,235
Total cost of revenues	2,946,087	3,216,975	2,438,396

Gross profit	4,206,005	2,872,621	2,177,382

Operating expenses:
Selling and marketing expenses	720,097	713,503	540,819
General and administrative expense	1,401,343	2,644,245	2,004,279
Depreciation and amortization expenses	227,302	288,766	218,878
Research and development expenses	49,079	576,556	437,017
Total operating expenses	2,397,821	4,223,070	3,200,993

Income (loss) from operations	1,808,184	(1,350,449)	(1,023,611)

Other income (expense):
Other income	201,850	100,288	76,016
Interest expense	(17,268)	(36,616)	(27,754)
Other expense, net	(4,879)	(20,916)	(15,854)
Total other income, net	179,703	42,756	32,408

Income (loss) before tax expense	1,987,887	(1,307,693)	(991,203)
Income tax expense	-	-	-
Net income (loss)	1,987,887	(1,307,693)	(991,203)

Other comprehensive income (loss):
Foreign currency translation, net of income tax	14,282	(37,247)	(28,232)
Total comprehensive income (loss)	2,002,169	(1,344,940)	(1,019,435)

Net income (loss) per share attributable to ordinary shareholders
Basic and diluted	0.10	(0.07)	(0.05)

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	20,000,000	20,000,000	20,000,000

(*) The share numbers and amounts are presented on a retrospective basis, see “Note 8 – Equity” of the audited consolidated financial statements included elsewhere in this prospectus for more detailed information.

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Revenue

We derive the majority of our revenue from platform subscriptions, license and products and professional services. For the years ended December 31, 2022 and 2023, our revenue was approximately S$7.2 million and S$6.1 million (approximately $4.6 million), respectively, representing a decrease of approximately 14.9%. The decrease was attributed to factors such as prolonged grant application process by the EDG, which offers grants to eligible business entities financially ready to start and complete their projects. The prolonged grant application process affected customer’s project commencement timing since the beginning of 2023, which, in turn, had a slowing effect on the commencement of projects, which impacted our revenue recognition for the period. Since April 1, 2023, the EDG has made a downward adjustment on the level of support funding provided for approved projects from 70% to 50%. See the risk factor “Changes to the government grant rules and processing cycle may have an impact on the timings of our project implementation and customers’ willingness to embark on the digital transformation projects, and could materially and adversely affect our business, results of operations and financial condition” on page 14 for more information.

Cost of revenue

Our cost of revenue is predominately pertained to purchases of hardware, accessories, licenses, payments made to third-party managed hosting providers, other third-party service providers and project managers and consultants’ payroll and employee benefits. For the years ended December 31 years ended December 31, 2022 and 2023, our cost of revenue was approximately S$2.9 million and S$3.2 million (approximately $2.4 million) respectively, representing an increase of approximately 9.2%. The increase of cost of revenue was due to inflationary pressure at the supply side including vendors, as well as increase in the headcounts of consultants and project managers.

Gross Profit

Our gross profit and gross margin can be influenced by several factors. These factors include the revenue mix between subscriptions, software and support, and professional services. Additionally, subscription pricing, costs related to third-party hosting facilities, and the expansion of our professional services to support future growth can impact our gross margins. As a result, our gross margin may vary from one period to another based on these factors. For the years ended December 31, 2022 and 2023, our gross profit was approximately S$4.2 million and S$2.9 million (approximately $2.2 million) respectively, representing a decrease of approximately 31.7%. The decrease was attributable to a decrease in revenue recognition during 2023, as well as higher salary costs of the consultants and project managers.

Other income

Our other income is predominately government grants and Microsoft Cloud Solution Provider Incentive. For the years ended December 31, 2022 and 2023, our other income was S$201,850 and S$100,288 (approximately $76,016) respectively, representing a decrease of approximately 50.3%. The decrease was attributable to the reduced government grant received, especially the phasing-out of the Jobs Growth Incentive, a relief measure for the COVID-19 pandemic.

General and administrative expense

General and administrative expenses consist of payroll and employee benefits expenses of directors and administrative staff and other operating expenses, predominately short-term rental expenses, insurance expenses, operating lease expenses and professional fees. For the years ended December 31, 2022 and 2023, our general and administrative expenses were S$1.4 million and S$2.6 million (approximately $2.0 million) respectively, representing an increase of approximately 88.7%. The increase was mainly attributable to IPO-related professional fees, impairment loss of doubtful debts upon assessment of expected credit loss on trade receivables and operating lease expenses for Singapore office premise that commenced in December 2022.

Selling and marketing expenses

Our selling and marketing expenses are predominately allocated towards search engine and social media platforms for generating market awareness, compensation for referrals, and covering transportation and travel expenses for sales staff or consultants. For the years ended December 31, 2022 and 2023, our selling and marketing expenses were S$720,097 and S$713,503 (approximately $540,819) respectively, representing a mere decrease of approximately 0.9%.

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Depreciation and amortization expenses

Our depreciation and amortization expenses are predominately depreciation charged on property and equipment and intangible assets. For the years ended December 21, 2022 and 2023, our depreciation and amortization expenses were S$227,302 and S$288,766 (approximately $218,878) respectively, representing an increase of approximately 27.0%. The increase was primarily due to additional capitalized Marketplace Connector Portal  platform related to our technology initiatives and the accelerated amortization resulting from changes in the estimated useful lives of certain applications and functionality. These changes were mainly driven by upgrades made to our data and technology platform.

Research and development expenses

Our research and development expenses are predominately developers’ payroll-related costs directly attributable to the development of No-Code platform and capitalized as intangible assets only when technical feasibility of the project is demonstrated, the Company has an intention and ability to complete and use the platform and the costs can be measured reliably. For the years ended December 31, 2022 and 2023, our research and development expenses were S$49,079 and S$576,556 (approximately $437,017) respectively. The multiple-fold increase was primarily due to our continuous improvement efforts for our No-Code platform, and that the expenses related to the developers’ payroll were expensed rather than capitalized in 2023.

Interest expenses

Our finance costs are predominately interests on bank loans. For the years ended December 31, 2022 and 2023, our finance costs were S$17,268 and S$36,616 (approximately $27,754) respectively, representing an increase of approximately 112.0%. The increase was mainly due to an additional bank loan in March 2023.

Income tax expense

No income tax expense incurred during the years ended December 31, 2022 and 2023 was primarily attributable to the result of the recognition and utilization of deferred tax assets carried forward.

Other comprehensive income (loss)

For the years ended December 31, 2022 and 2023, we had foreign currency translation adjustment, net of tax at S$14,282 and (S$37,247) (approximately ($28,232)) respectively, recorded within other comprehensive income (loss), respectively. Foreign currency translation adjustments are a result of the financial statements of our non-U.S. subsidiaries being translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. We expect to record foreign currency translation adjustments in future periods and changes will be dependent on fluctuations in foreign currencies of countries in which we have operations.

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Segment Profitability Metric

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operation results by the revenue of different services. Based on management’s assessment of their business operation and main product lines, the Company has determined that it has three operating segments based on product offered as defined by ASC 280 as follow.

1. Sales of Packaged software solutions

2. Sales of No-Code platform and mobile application

3. Corporate Governance

Packaged software solutions

Organizations historically rely on packaged software and custom software solutions for their operations and business automation. The packaged software solutions segment acknowledges this reliance and aims to provide solutions to address unique business operating models and requirements, offering competitive advantages. It recognizes that standardized frameworks often necessitate organizations to conform their individual processes, needs, and systems of record.

No-Code platform and mobile application

This segment focuses on providing a rapid development environment through a No-Code platform. The eMOBIQ® platform enables organizations to speed up their enterprise application development cycle by offering an intuitive and visual interface that requires no coding. The platform includes easy-to-use navigation tools and drag-and-drop application building components, facilitating the design process and enabling the launch of business applications in a faster and more productive manner. Additionally, it allows professional and citizen developers to utilize the platform, import custom plugins, and integrate with various ERP systems. Meanwhile, OK365® provides an intermediary web portal platform for our customers to be able to collect data from their end customers and perform some operational tasks before uploading the final data back to the backend system. Some of the portal solutions enable their end customers to perform self-servicing which will remove the unnecessary re-entry of data. Examples of our web portal solutions include our Delivery Portal, B2B Self-Ordering portal, and Marketplace Connector Portal.

Corporate governance

This segment consists of Pre-IPO listing expenses related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing, audit fees and print related costs.

The following tables present summary information by segment for the years ended December 31, 2022 and 2023, respectively:

	December 31, 2022
	Packaged software solutions	No-Code platform and mobile application	Total
	S$	S$	S$
Revenue	5,185,510	1,966,582	7,152,092
Cost of revenue	(2,553,654)	(392,433)	(2,946,087)

Gross profit	2,631,856	1,574,149	4,206,005

Income from operation	961,351	846,833	1,808,184
Other income	163,756	15,947	179,703
Income before tax expense	1,125,107	862,780	1,987,887

Income tax expense	-	-	-
Net income	1,125,107	862,780	1,987,887

Total reportable assets	3,382,172	3,345,267	6,727,439

	December 31, 2023
	Packaged software solutions	No-Code platform and mobile application	Corporate Governance	Total	Packaged software solutions	No-Code platform and mobile application	Corporate Governance	Total
	S$	S$	S$	S$	$	$	$	$
Revenue	4,263,078	1,826,518	-	6,089,596	3,231,318	1,384,460	-	4,615,778
Cost of revenue	(2,754,393)	(462,582)	-	(3,216,975)	(2,087,769)	(350,627)	-	(2,438,396)

Gross profits	1,508,685	1,363,936	-	2,872,621	1,143,549	1,033,833	-	2,177,382

(Loss) from operation	(112,819)	(137,956)	(1,099,674)	(1,350,449)	(85,514)	(104,568)	(833,528)	(1,023,610)
Other income	18,979	23,777		42,756	14,386	18,022		32,408

(Loss) before tax expense	(93,840)	(114,179)	(1,099,674)	(1,307,693)	(71,128)	(86,546)	(833,528)	(991,202)

Income tax expense	-	-	-	-	-	-	-	-

Net (loss)	(93,840)	(114,179)	(1,099,674)	(1,307,693)	(71,128)	(86,546)	(833,528)	(991,202)

Total reportable assets	2,488,088	1,736,051	-	4,224,139	1,885,916	1,315,888	-	3,201,804

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Packaged software solutions

Our digital transformation projects encompass various aspects, such as sales and consulting of Microsoft Dynamics ERP software licenses, along with project implementation steps like solution architecture consultancy, business process re-mapping, system customization, and customer support. The easing of Covid-19 safety measures in the second quarter of 2022 accelerated the completion of our contractual obligations, resulting in the timely recognition of revenue, including fulfilling the order book acquired by the end of the previous year. In the first half of 2023, the grant application for some client digital transformation projects were slightly delayed, causing the spillover of project delivery to the next year, and hence lower revenue recognized in 2023. Consequently, our total revenue from packaged software solutions showed a decrease of 17.8%, from S$5.2 million in the financial year ending December 31, 2022, to S$4.3 million for the financial year ending December 31, 2023.

The net profit margin contribution from the segment of packaged software solutions also showed a decline during the financial year ending December 31, 2023, compared to the financial year ending December 31, 2022.

No-code platform and mobile application

Our no-code platform and mobile application cater to this market demand by enabling companies to avoid the need for a dedicated software development team or external software designers. As an enhancement to the packaged software solutions, we have actively contributed to the digitization of business operations by creating connectors that seamlessly integrate with Microsoft Dynamics ERP. There was a slight decrease of 7.1% in revenue generated from our no-code platform and mobile application, from S$2.0 million in the financial year ending December 31, 2022, to S$1.8 million for the financial year ending December 31, 2023. The delays in some projects with high elements of mobile solutions contributed to the reduced revenue recognition here.

As a result, the net profit margin contribution from the no-code platform and mobile application segment also showed a decline during the financial year ending December 31, 2023, compared to the financial year ending December 31, 2022.

Corporate governance

The net loss contributed from Pre-IPO listing expenses related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing, audit fees and print related costs.

Liquidity and Capital Resources

For the years ending on December 31, 2022 and 2023, we recorded net income of approximately S$2.0 million and net loss of approximately S$1.3 million (approximately $991,203) respectively. As of December 31, 2022 and 2023, our primary sources of liquidity were cash and cash equivalents, and cash flows generated from operations.

As of December 31, 2022, our cash and cash equivalents was approximately S$2.0 million, as compared to S$1.1 million (approximately $808,935) as of December 31, 2023. These funds were primarily allocated towards fulfilling our working capital requirements and ongoing business investments.

Our working capital as of December 31, 2022 and 2023 was approximately S$1.7 million and S$676,167 (approximately $512,520) respectively. Additionally, we have utilized bank loans for financing. As at December 31, 2022 and 2023, the carrying amounts of the bank loans were S$463,410 and S$749,202 (approximately $567,878), respectively. On March 23, 2023, we acquired Working Capital Financing-i-ESG Enterprise Financing Scheme amounted to S$500,000 (approximately $396,740), which is personally guaranteed by the director of the Company and bears interest of 7.00% per annum with the maturity date on March 2028.

Based on our assessment, we anticipate that our existing cash and cash equivalents, the available line of credit, and cash generated from operations will be adequate to meet our working capital and investment requirements beyond the next 12 months.

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Cash Flows

The following table summarizes our cash flows for the years ended December 31, 2022 and 2023:

	For the years ended December 31,
	2022	2023	2023
	S$	S$	$
Net cash flow provided by (used in) operating activities	1,305,535	(1,007,477)	(763,646)
Net cash flow (used in) investing activities	(500,795)	(62,186)	(47,135)
Net cash flow (used in) provided by financing activities	(459,287)	96,459	73,114
Effect of exchange rate	14,282	40,198	30,468
Net change in cash and cash equivalents	359,735	(933,006)	(707,198)
Cash and cash equivalents as of beginning of the year	1,640,499	2,000,234	1,516,133
Cash and cash equivalents as of end of the year	2,000,234	1,067,228	808,935

Operating activities

Net cash provided by operating activities was S$1.3 million for the year ended December 31, 2022. The net cash provided by operating activities were primarily attributable to the net profit of S$2.0 million and changes in operating assets and liabilities primarily contributed by changes in accounts receivable, accounts payable, accruals and other payables and contract assets and contract liabilities related to job performed on incomplete projects.

Net cash used in operating activities amounting to S$1.0 million (approximately $763,646) for the year ended December 31, 2023. The increase in cash used in operating activities for the year ended December 31, 2023 was primarily attributable to the net loss of S$1.3 million (approximately $991,203) and changes in operating assets and liabilities primarily contributed by changes in accounts receivable, contract assets and contract liabilities related to job performed on incomplete projects.

Investing activities

Cash used in investing activities was primarily used for purchasing equipment, capitalized salaries of in-house developers who design platform enhancements on No-Code platform.

For the year ended December 31, 2022, cash used in investing activities was S$500,795, which consisted of S$44,625 in the purchases of property and equipment and S$456,170 for enhancements on eMOBIQ® No-Code platform.

For the year ended December 31, 2023, cash used in investing activities was S$62,186 (approximately $47,135), which consisted of S$18,914 (approximately $14,336) in the purchase of property and equipment and S$43,272 (approximately $32,799) for enhancements on Marketplace Connector Portal.

Financing activities

Net cash used in financing activities was S$459,287 for the year ended December 31, 2022. Net cash provided by financing activities mainly resulted from the repayments to bank loan amounting to S$145,441, payment of dividend to directors of MSC Consulting declared for the year ended December 31, 2018 at S$449,596, offset with receipts from directors and related parties amounting to S$135,750.

Net cash provided by financing activities was S$96,459 (approximately $73,114) for the year ended December 31, 2023. Net cash provided by financing activities mainly resulted from a new bank loan of S$500,000 (approximately $378,989), repayments to existing bank loan amounting to S$214,208 (approximately $162,365), increase in deferred offering expenses amounting to S$157,539 (approximately $119,411), and payments to directors and related parties amounting to S$31,794 (approximately $24,099).

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Other Metrics

We monitor the following metrics to help us measure and evaluate the effectiveness of our operations. This growth underscores the demand for our platform, the expansion of our market, the effectiveness of our sales efforts and partnerships, and our success in serving existing customers.

Recurring revenue

The recurring portion of our revenue is contributed by:

(1)	third party license subscription (*) and hosting subscription, which allows customers to subscribe and pay on an annual basis.
(2)	our No-Code platform and subscription on the mobile application, which allows customers to subscribe and pay on an annual basis; and
(3)	post implementation support fees from software projects, which allows customers to renew our support plan and pay on an annual basis.

(*) Revenue generated from third party license subscription is recognized upon the transfer of control over licenses at a point in time. We will bill and collect the non-refundable fees in advance from customers prior to purchasing the license through the third party vendor portals (e.g. Microsoft portal) at a fixed subscription price, on an annual basis. The third party vendor (e.g. Microsoft) will generate an Admin ID, password, and Tenant ID based on the end customer’s name to register licenses for customers to access the portal for resource creation. Control over licenses is transferred to the end customer upon delivery of the Admin ID, password and Tenant ID. The Company does not have any other further obligations to the end customers as the end customer will gain access to take control of their portal whilst the third party vendor is responsible for fulfilling their responsibility to the end customer over the remaining subscription term.

Non-recurring revenue

Another portion of our revenue is non-recurring consists of:

(1)	third party perpetual licenses (on premise licenses), is a type of software license that grants the right to use the software indefinitely and the customer pay for the license upfront. Customer will continue to use the software in the version they purchased;
(2)	hardware solution like computers and accessories; and
(3)	professional service revenue primarily designed to modify or customize digital transformation solutions for our customers.

In respect of third party perpetual licenses include Microsoft Corporation (“Microsoft”) and other vendor’s software. Revenue generates from third party perpetual licenses are recognized upon transfer of control of licenses at point in time in an amount that reflects the consideration the Company expects to receive in exchange for the licenses. Microsoft provides Admin ID and password for user, as well as Tenant ID. The Company will bill and collect in advanced from customers before purchase through Microsoft portal. Microsoft will generate Admin ID, password, and Tenant ID based on the end customer’s name to register licenses for customer to access the portal for resource creation, then the control of license is considered transferred to customer. The Company does not have any other obligation during the remaining term. The third-party perpetual license revenue is non-refundable based on Microsoft’s policy.

Recurring retention rate

For the year ended December 31, 2023, we experienced a decrease of approximately 16% in the recurring revenue as compared to the year ended December 31, 2022. Recurring retention rate was calculated from total recurring revenue from the existing customer base at the current financial year end divided by the total recurring revenue from the existing customer base at the prior financial year end. This fluctuation is due in part to the discontinuation of a channel partner in 2023, while our capability towards the satisfaction of our customers’ needs remains intact.

	For the year ended December 31,
	2021	2022	2023	2023
	S$	S$	S$	US$
Recurring revenue
License, subscriptions fee and product
- Third party license subscription and hosting subscription	1,028,332	1,192,339	1,150,225	871,845
- No-Code platform and subscription on the mobile application	74,039	479,987	210,448	159,515
Services and license support
- Support fee	623,829	537,965	500,583	379,431
Sub-total recurring revenue	1,726,200	2,210,291	1,861,256	1,410,791
Recurring retention rate	93%	128%	84%
No. of customer contributed to recurring revenue
-No. of customer retained from previous year	77	85	102
-No. of new customer	73	62	30

Non-recurring revenue
License, subscriptions fee and product
- Third party perpetual licenses and hardware solution	735,047	1,209,418	970,952	735,960
Services and license support
- Professional service revenue	2,451,264	3,732,383	3,257,388	2,469,027
Sub-total non-recurring revenue	3,186,311	4,941,801	4,228,340	3,204,987
No. of customer contributed to non-recurring revenue
-No. of customer retained from previous year	31	52	67
-No. of new customer	75	70	17

Total revenues	4,912,511	7,152,092	6,089,596	4,615,778
Total no. of customer contributed to revenue
-No. of customer retained from previous year	108	137	169
-No. of new customer	148	132	47

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In respect of third-party license subscription, although customers may choose to renew their subscription directly with third-party vendors like Microsoft, customers consistently opt to continue with us for our comprehensive support agreement because we have customized the package software solution or no-code and mobile application for them. The support agreement ensures that they receive assistance and support from us whenever they require it. It’s important to note that we hold a certain level of influence over the customer’s subscription plan and the type of licenses they need, as we provide valuable insights and recommendations based on our expertise and understanding of their specific requirements. Company concludes that each good and service is separately identifiable because the software license, installation services, unspecified future upgrades, and telephone support are not inputs into a combined item the customer has contracted to receive.

Off-balance sheet arrangements

The Company does not enter into any material off-balance sheet transactions or arrangements.

Contractual obligations

The following table summarizes our commitments to settle contractual obligations at December 31, 2022:

	Payments Due By Period
	Within one year	Within 2 to 5 years	Total (S$)	Total (US$)
Bank loans
Principal payments	149,866	313,544	463,410	345,725
Interest payments	11,852	9,892	21,744	16,222

Operating lease commitments	129,440	123,881	253,321	188,989

Total contractual obligations	291,158	447,317	738,475	550,936

The following table summarizes our commitments to settle contractual obligations at December 31, 2023:

	Payments Due By Period
	Within one year	Within 2 to 5 years	Total (S$)	Total (US$)
Bank loans
Principal payments	245,625	503,577	749,202	567,878
Interest payments	34,900	44,264	79,164	60,004

Operating lease commitments	123,881	-	123,881	93,899

Total contractual obligations	404,406	547,841	952,247	721,781

Concentrations and credit risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable and deposits. The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivable are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security. The Company periodically evaluates the creditworthiness of the existing clients in determining the allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

As of December 31, 2022 and 2023, the Company’s assets were located in Singapore and the Company’s revenue was principally derived from the operation in Singapore.

For the year ended December 31, 2022, customer A accounted for 4% of the Company’s total revenue and 11% of the Company’s total accounts receivable as of December 31, 2022. For the year ended December 31, 2023, customer B and customer C accounted for 4% and 11% of the Company’s total revenue and 15% and 0% of the total accounts receivable as of December 31, 2023.

For the year ended December 31, 2022, Microsoft Regional Sales Pte Ltd. and Ingram Micro Asia Marketplace Pte Ltd. accounted for 24% and 10% of the Company’s total purchases, and 49% and 13% of the accounts payable as of December 31, 2022, respectively. For the year ended December 31, 2023, Microsoft Regional Sales Pte Ltd. and Ingram Micro Asia Marketplace Pte Ltd. accounted for 19% and 6% of the Company’s total purchases, and 59% and 20% of the accounts payable as of December 31, 2023, respectively.

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Critical accounting policies

The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results are described below. Refer to “Note 2 — Summary of significant accounting policies” to the consolidated financial statements included elsewhere in this prospectus for more detailed information regarding our critical accounting policies.

Revenue recognition

The Company accounts for its revenue under ASC Topic 606, Revenue from Contracts with Customers. The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

(3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

Revenues are generally recognized upon the transfer of control of promised products or services provided to our customers, reflecting the amount of consideration we expect to receive for those products or services.

Critical accounting estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. These principles require us to make certain estimates and judgments that affect the amounts reported in our consolidated financial statements.

Determining the transaction price for professional service revenue

We derive professional service revenue from the modification or customization of digital transformation solutions for our customers, among others, consultation, application development and deployment assistance and training related to our customers. Professional services are billed with fixed fees, computed on allocated man-days based on fixed daily rates. Revenue is recognized when the performance obligation relating to each distinct service task in a customer contract has been fulfilled, as monitored and reported by the Project Manager.

We allocate the transaction price to each performance obligation in a contract based on its relative standalone selling price, or SSP. The SSP is the observable price at which we sell the product or service separately. The SSP of professional service revenue pertains to modify or customize digital transformation solutions for our customers, not limited to consultation, application development and deployment assistance and training is based on fixed-fee arrangements. Each project is assigned a total man-days and each task is allocated a specific number of man days split by specific tasks. The rates for each man-day (i.e. consultant, project manager) are fixed.

The useful life and impairment of long-lived assets

The judgment that the long-lived assets, which include property and equipment and intangible assets, are being amortized over their useful lives and are not impaired are significant accounting estimates. We have estimated the useful life and residual value and concluded that no impairment loss was recognized as of December 31, 2022 and 2023.

Collectability of account receivables

The Company adopted ASU 2016-13, “Financial Instruments – Credit Loss” on January 1, 2023. The Company maintains an allowance for estimated credit losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. The Company writes off the receivable when it is determined to be uncollectible. As of December 31, 2022 and 2023 the Company made S$143,426 and S$284,542 (approximately $215,676) allowance for doubtful accounts for accounts receivable, respectively.

Recent Accounting Pronouncements

A discussion of recent accounting pronouncements is included in “Note 2—Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus.

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Quantitative and Qualitative Disclosures about Market Risks

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest Rate Risk

We are exposed to cash flow interest rate risk in relation to bank loans, bank overdrafts and a with-recourse receivables purchase facility with variable interest rates which is partially offset by bank balances held at variable rates. It is the Group’s policy to keep its borrowings at variable rates at a minimum so as to minimize the fair value interest rate risk.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows.

The Group relies on bank borrowings as a significant source of liquidity. As of December 31, 2022, the Group had outstanding principal loan amounts of S$463,410, as compared to S$749,202 (approximately $567,878) as of December 31, 2023. Our management monitors the utilization of bank borrowings regularly.

Foreign Exchange Risk

The accompanying consolidated financial statements are presented in Singapore Dollars (“S$”), which is the reporting currency of the Company. The functional currencies of the Company are the Singapore Dollar, United State Dollars and Malaysia Ringgit.

Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from S$ into US$ as of and for the for the year ended December 31, 2023 was calculated at the rate of US$0.758 = S$1. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2023, or at any other rate.

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OUR CORPORATE STRUCTURE AND HISTORY

Corporate History

The chart below illustrates our corporate structure and identifies our subsidiaries prior to the Reorganization (as defined below):

The chart below illustrates our corporate structure and identifies our subsidiaries after giving effect to the Reorganization (as defined below) and the Offering and the sale of our Class A Ordinary Shares pursuant to the Resale Prospectus:

The above chart assumes an Offering of 2,750,000 Class A Ordinary Shares, and assumes that the Underwriters’ over-allotment option has not been exercised.

Orangekloud Technology Inc., the issuer in this Offering, was incorporated as an exempted company in the Cayman Islands on May 12, 2023.

Enterprise Software Investment Inc. was incorporated on May 12, 2023 under the laws of the BVI as a holding company. Pursuant to the Reorganization (as defined below), Enterprise Software Investment Inc. became a wholly-owned subsidiary of Orangekloud Technology Inc. on October 4, 2023.

MSC Consulting (S) Pte. Ltd (“MSC Consulting”) was incorporated on June 16, 2003 as a private company limited by shares under the laws of Singapore. MSC Consulting primarily engages in the operations of consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System.

Orangekloud Pte. Ltd (“Orangekloud Singapore”) was incorporated on August 8, 2015 as a private company limited by shares under the laws of Singapore. Orangekloud Singapore primarily engages in the operations of no-code platform and mobile application technology and distributions.

Orangekloud Reskilling Centre Pte. Ltd (“Orangekloud Reskilling”) was incorporated on November 8, 2018 as a private company limited by shares under the laws of Singapore. Orangekloud Reskilling is currently dormant as at the date of this prospectus.

Orangekloud, Inc. (“Orangekloud USA”) was incorporated on March 15, 2017, a California corporation. Orangekloud USA has been dormant during the years ended 2023 and 2022. Orangekloud USA is currently dormant as at the date of this prospectus.

MSCI Consulting Sdn. Bhd. (“MSCI Consulting”) was incorporated on May 16, 2006 as a private company limited by shares under the laws of Malaysia. MSCI Consulting engages in the operations of support arm for Singapore business units.

Reorganization

On October 4, 2023, the Company consummated a reorganization (the “Reorganization”), pursuant to which the Company now holds 100% of the shares in Enterprise Software Investment Inc, and Enterprise Software Investment Inc. now holds 100% of the shares in MSC Consulting. The purpose of the Reorganization was to effect the Group’s internal restructuring for the Listing, following which the shareholders of MSC Consulting became shareholders of the Company. MSC Consulting holds 100% of the shares in both Orangekloud Singapore and Orangekloud Reskilling, while Orangekloud Singapore hold 100% of the shares in both Orangekloud, Inc. and MSCI Consulting.

The Reorganization process was as follows:

On September 5, 2023, Goh Jing Rui and Goh Jun Jia entered into an agreement with Enterprise Software Investment Inc., Goh Kian Hwa and Lung Lay Hua, to each subscribe for 49 shares in Enterprise Software Investment Inc. for a consideration of $49.00 each, as well as a condition subsequent for Goh Jing Rui and Goh Jun Jia, to make payment in aggregate, of S$125,000 to each of Goh Kian Hwa and Lung Lay Hua, following their subscription of shares in Enterprise Software Investment Inc. for the consideration of which is the transfer of their total shareholding in MSC Consulting Enterprise Software Investment Inc.

On September 8, 2023, the shareholders of MSC Consulting, including Goh Kian Hwa and Lung Lay Hua, both principal shareholders of the Company, subscribed for shares in Enterprise Software Investment Inc., the consideration of which is the transfer of their total shareholding in MSC Consulting to Enterprise Software Investment Inc.. Following the subscription, Enterprise Software Investment Inc. held 100% shareholding of MSC Consulting. On September 8, 2023, Chew Kim Chwee, the Selling Shareholder, subscribed for 25 Ordinary Shares in Enterprise Software Investment Inc., the consideration of which is the transfer of his 5,000 Ordinary Shares in MSC Consulting to Enterprise Software Investment Inc..

On October 4, 2023, the shareholders of Enterprise Software Investment Inc., including Goh Kian Hwa, Lung Lay Hua and Tan Kevin Patrick So, all current principal shareholders of the Company, as well as Chew Kim Chwee, the Selling Shareholder, subscribed for shares in the Company, the consideration of which is the transfer of their total shareholding in Enterprise Software Investment Inc. to the Company. The Company issued 499,012 Class A Ordinary Shares to Chew Kim Chwee, in consideration for his 25 shares held in Enterprise Software Investment Inc.

In particular, following the consummation of the Reorganization and as of the date of this prospectus, Goh Kian Hwa and Lung Lay Hua, who prior to the Reorganization held 48.43% and 48.95% respectively, of the shares and voting powers of MSC Consulting, now each holds 7,485,494 Class B Ordinary Shares, representing 37.43% of the total Ordinary Shares, or 48.38% of the voting power of the Company. Tan Kevin Patrick So, who prior to the Reorganization held 0% of MSC Consulting, now holds 600,000 Class A Ordinary Shares representing 3% of the total Ordinary Shares, or 0.39% of the voting power of the Company. See “Principal Shareholders” for additional information.

Following the Reorganization, Chew Kim Chwee held 499,012 Class A Ordinary Shares in the Company, or 2.5% shareholding of the Company before the Offering. During the past 3 years from the date of this prospectus, Chew Kim Chwee was a shareholder and director of pre-sales of MSC Consulting. See “Selling Shareholder” in the Resale Prospectus for more information.

These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

Controlled Company

As of the date of this prospectus, our directors, officers and principal shareholders hold in aggregate 77.86% or more of our Ordinary Shares representing 97.15% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Class A Ordinary Shares. After this offering, our directors, officers and principal shareholders will hold in aggregate 68.44% or more of our Ordinary Shares representing 95.44% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Class A Ordinary Shares. Although we will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering, the abovementioned shareholders, if they act together, will be able to control the management and affairs of our Company.

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Our Dual Class Share Structure

We have a dual class ordinary share structure. Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B Ordinary Shares, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share. See “Description of Share Capital—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

BUSINESS

OVERVIEW

We are a holding company incorporated in the Cayman Islands with operations conducted by our Singapore and Malaysia subsidiaries, which is headquartered in Singapore. Through our operating subsidiaries in predominantly Singapore, we position our Group as a No-Code software development platform.

As a holding company incorporated in the Cayman Islands with no material operations, we conduct our operations in Singapore and Malaysia through our operating subsidiaries: MSC Consulting primarily engages in the operations of consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System. Orangekloud Singapore primarily engages in the operations of no-code platform and mobile application technology and distributions. MSCI Consulting engages in the operations of support arm for Singapore business units. The Company also has a holding company subsidiary, Enterprise Software Investment Inc. while the subsidiaries, Orangekloud and Orangekloud Reskilling (as defined hereunder in this prospectus) are currently dormant.

Our digital transformation projects include the sales and consulting of Microsoft Dynamics ERP software licenses, as well as various steps in the project implementation, including solution architecture consultancy, business process re-mapping, system customization and customer support. We are also certified Independent Software Vendor (“ISV”) for both Microsoft Dynamics 365 Business Central and Acumatica Cloud ERP.

We disrupt traditional Enterprise application development, in particular SMEs, with integrated Agile and DevOps practices for mobile developers to build cross platform mobile application, faster, smarter and in a secure manner with a No-Code Rapid Mobile Application Development Platform (“RMAD”), adopting a Platform-as-a-Service (“PaaS”) model. We also provide digital transformation solutions to SMEs in Singapore through the implementations of Enterprise Resource Planning (“ERP”) system coupled with our Enterprise Mobile Application solutions which are developed using our eMOBIQ® development platform, that provides a No-Code development environment focusing on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building component and seamless integration to various ERP systems and portals. We also provide a web portal solution, OK365®, that offers an intermediary platform for our customers to be able to collect data from their end customers and perform operational tasks before uploading the final data back to their backend system. Such end-to-end solutions have helped many SMEs to go digital which is well aligned with the Singapore government’s “SME Go Digital”2 program.

Our RMAD platform, eMOBIQ®, provides a No-Code development environment that currently focuses on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building component and seamless integration to various ERP systems and portals. This allows us to rapidly develop custom mobile application solutions for customers, as well as to allow customers who subscribe to our eMOBIQ® platform to develop their own applications. In addition, partners or even companies with in-house software development teams can easily design, develop mobile applications for enterprise use through our intuitive, visual interface with no coding required, greatly reducing the time and development costs.

With the eMOBIQ® platform, organizations can rapidly and easily design, build and implement powerful, enterprise-grade custom applications with little or no coding required. Our customers, in particular, the Food Manufacturing and Food Service industry, Precision Engineering, Construction, Retail, Energy, and Warehouse Management sectors, have used applications built on our No-Code platform to including but not limited to launch new business lines, digitalize business processes and customer interfaces, and thus, providing an overall digital transformation within their respective business. With our platform, decision makers can reimagine their products, services, processes and customer interactions by removing much of the complexity and many of the challenges associated with traditional approaches to software development.

The eMOBIQ® platform supports plugins for integration into various ERP systems in an organization. Applications developed with our platform can be compiled and placed in our eMOBIQ® App Store, Google Play Store and Apple Apps Store, providing customers with easy download capabilities. Updates to applications developed with eMOBIQ® are automatically downloaded across device types through eMOBIQ® store, Apple App Store or Google Play Store to ensure that all users benefit from the most up-to-date functionality. In addition, we also developed various industry specific vertical solution templates to serve the customers’ unique requirements. Our eMOBIQ® applications are easily accessible on the Microsoft and Acumatica Apps Stores for global partners to download.

In implementing our eMOBIQ® platform for customer SMEs, we also complement this service with our digital transformation advisory and solutions to customers in developing their digital transformation roadmap and ultimately implementing such software application solutions. Customers may also request us to provide custom mobile application solutions based on their needs, which we build through our eMOBIQ® platform, allowing for rapid deployment. Such customers typically subscribe to eMOBIQ® user license to continue their operation of their custom eMOBIQ® mobile applications. External developers may also subscribe to eMOBIQ® developer license through a subscription model, in order to custom-build their own mobile solution applications, or to develop custom mobile application solutions for their own customers (“End-Users”). In such cases, these End-Users will also require an eMOBIQ® user license to operate the custom mobile applications built on the eMOBIQ® platform.

2 https://www.imda.gov.sg/how-we-can-help/smes-go-digital

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INDUSTRY OVERVIEW

Digital transformation. A 2021 SME survey by Infocomm Media Development Authority3 showed that digital solutions recommended by Industry Digital Plans (“IDP”) have brought about an improvement in overall efficiency in work processes, with around 85 percent of the respondents observing time savings. 75 percent shared that manpower-efficient digital solutions enabled them to be less dependent on manual labour, which in turn allowed them to retain and develop in-house talents for other functions. Such IDP covers various industries including the Food Manufacturing, Construction, Retail and Logistics. Digitalization of the business operations of SMEs in Singapore is further incentivized by Government grants such as the Enterprise Development Grant (EDG), which supports projects to upgrade, innovate, grow and transform SME businesses.4

Challenges for transformation. One of the key challenges in Digital Transformation is to implement the right digital technology solution. Organizations may look for standard off-the-shelf packaged software to handle and manage all their business processes or engage IT professionals or vendors to develop customized software solutions to automate and streamline their business processes.

However, these solutions do have their own issues and challenges as follows:

●	Packaged software. Packaged software is designed to satisfy the general requirements of an industry. Customers know exactly what are the standard features and what they are getting. They don’t have control over the software and cannot add features required by their business operations, unless there is a cost factor. However, most organizations also have their unique business operating models and would definitely want to have such features to provide that competitive advantage. The end result is such organizations will implement different standalone software solutions which are not integrated, to satisfy the various needs.

●	Traditional customized software solutions. Customized software solutions are developed to address certain critical business requirements by the customer. There are no wasted functionalities or features and can be integrated to the other key business systems. However, customized software solution do have their limitations:

○	Traditionally, customized solutions require time to develop and deploy. It is more costly as end customer not only needs to pay for the solution, but also the time and effort needed to develop the software.

○	Mobile device manufacturers have consistently released new products and OS updates, leading to customized solutions having to perform updates as and when needed. This is a key challenge to the organization.

○	As customized software solutions are developed to cater for certain specific business needs, they tend to be standalone and operating in silos leading to lack of information and consolidation.

○	Developer resource can be scarce and costly to maintain.

3 https://www.imda.gov.sg/how-we-can-help/smes-go-digital/industry-digital-plans

4 https://www.enterprisesg.gov.sg/financial-support/enterprise-development-grant

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With the Low-Code/No-Code software development platforms, both the professional software developers and business users can develop business applications simpler, faster and more cost effective. Organizations can speed up the enterprise application development cycle and launch their solutions in a more productive and efficient way. In addition, Low-Code/No-Code software development platforms is simple to use and easy to learn. No computer programming or coding experience is required and users can easily create applications and software, through the intuitive, visual interface coupled with the drag-and-drop functionalities and application components.

According to Prescient & Strategic Intelligence Private Limited (“Prescient & Strategic”), the global Low-Code development platform market revenue was approximately $12,500.6 million in 2020, and is predicted to witness an approximate 31.3% CAGR between 2020 to 2030, to reach approximately $190,792.6 million by 2030.5.Moreover, according to the latest forecast from Gartner, Inc., the worldwide market for Low-Code development technologies is projected to total approximately $26.9 billion in 2023, an increase of 19.6% from 2022.6 Low-Code application platforms are projected to be the largest component of the Low-Code development technology market which includes but not limited to business process automation, multi-experience development platforms, robotic process automation, etc., growing approximately 25% to reach nearly $10 billion in 2023. Microsoft anticipates that the 500 million apps it expects will be created over the next five years, 450 million will be designed on No-Code/Low-Code platforms.7 According to Gartner, Inc., a key factor to drive the Low-Code development technologies through 2026 is the rise in business technologists and a growing number of enterprise-wide hyper automation and composable business initiatives will be the key drivers accelerating the adoption of Low-Code technologies through 2026. Further, another key factor was the COVID-19 pandemic, which drove a significant increase in the demand for computer and mobile applications offering news and gaming, COVID-19 related alerts, and other features, during general lockdowns and movement restrictions. According to Prescient & Strategic, in the years to come, Asia-Pacific (“APAC”) will be the fastest-growing Low-Code development platform market on account of the increasing focus of governments on digital transformation, burgeoning smartphone and internet penetration, and expanding IT sector. Moreover, a lot of North American and European companies outsource application and software development to those based in APAC, which is driving the usage of this technology.

OUR OPPORTUNITIES

We believe that we have a significant market opportunity in helping organizations streamline their operations by leveraging on our No-Code eMOBIQ® platform.

●	Constraints of traditional application development models. Traditional mobile application developments are constrained by developer availability, with companies being reliant on either in-house development teams which increases research and development costs, or external developers who may not have full understanding of ERP legacy systems, or the business operations of the customer company. Such development may also be time-consuming, leading to project delays and increased development costs. Further, traditional applications developed by the external developers, might lead to the targeted users subscribing to a high and overpriced subscription model. Conversely, our RMAD platforms can be utilized by both professional developers as well as citizen developers with minimal developer background, and thus, reducing IT research and development costs, and thus, leading to an overall total cost of ownership cost.

5 Prescient & Strategic Intelligence Private Limited (2021). Low-Code Development Platform Market Research Report - Global Industry Analysis, Trends and Growth Forecast to 2030. ID: 5184624.

6 Gartner Research (2022). Gartner Forecasts Worldwide Low-Code Development Technologies Market to Grow 20% in 2023.

7 CNBC (2020). Next frontier in Microsoft, Google, Amazon cloud battle is over a world without code

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●	Market Demand for Low-Code or No-Code technologies. According to Prescient & Strategic, the global Low-Code development platform market revenue was approximately $12,500.6 million in 2020, and is predicted to witness an approximate 31.3% CAGR between 2020 to 2030, to reach approximately $190,792.6 million by 2030.[8] Our eMOBIQ® platform taps into this market demand, by allowing companies to bypass a dedicated software development team or external software designers. According to Gartner, approximately 60% of the custom applications are now built outside the IT department, out of which, 30% are built by employees with limited or no technical skills.[9]

●	End-to-end solution. Our eMOBIQ® development platform provides developers with the capability to develop intermediary platform for integration of the front end processing to the back end systems. A very good example is our mobile application solutions for Field Service which were developed using eMOBIQ®, are extensively used in our Enterprise Solutions to enable customers in their digital transformation implementation.

●	Microsoft & Acumatica partner network. We have established a strong partnership with Microsoft and Acumatica. Our eMOBIQ® platform has developed the connectors to seamlessly integrate to their systems, allowing us to tap on their large network of partners and customers to expand our presence.

OUR COMPETITIVE STRENGTHS

We believe our main competitive strengths are as follows:

●	Rapid development through a No-Code platform. Besides providing consultation and set up of packaged software solutions, the offering of our in-house developed RMAD platform, eMOBIQ®, provides a No-Code development environment that currently focuses on enterprise mobile application solutions. With eMOBIQ®, organizations can speed up their enterprise application development cycle through our intuitive and visual interface with no coding required. Further, drag-and-drop application functionalities and application components aid in the entire application design process, enabling organizations to launch their business applications in a faster and more productive manner. As a result, this allows for rapid development of custom mobile applications streamlining the customer’s business operation processes, and the platform can be utilized by both professional developers as well as citizen developers with minimal programming background. Further, through our eMOBIQ® platform, developers can use their externally developed codes as plug-ins in this development environment.

●	Cross mobile platform compatibility. Our mobile applications developed from the eMOBIQ® platform can be deployed across multiple platforms such as iOS, Android or web applications, with a single–codebase build, allowing the mobile applications to be easily deployed either on Cloud platform or on-premise. This broad compatibility means customers can utilize the mobile applications on a wide variety of smart devices. Applications developed on the eMOBIQ® platform can also access the native devices’ functionalities in day-to-day usage, like the camera, NFC and GPS of the devices installed.

●	Comprehensive solution to facilitate the digital transformation of SMEs. We offer our digital transformation solutions to SMEs in Singapore through the implementations of enterprise Enterprise resource Resource planning Planning (“ERP”) system coupled with our Enterprise Mobile Application solutions which are developed using our eMOBIQ® development platform. We offer customized solutions tailored to the specific business process of our clients to help them increase overall operational efficiency.

●	Integration with major ERP Vendor with eMOBIQ® Connector. eMOBIQ® has ready built connectors to seamlessly integrate to major ERPs like Microsoft, Acumatica and SAP Business One.

●	Experienced management team. A team with strong domain knowledge across various industries that enable us to provide comprehensive support and guidance in implementing, managing, and optimizing digital transformation within an organization.

8 Prescient & Strategic Intelligence Private Limited (2021). Low-Code Development Platform Market Research Report - Global Industry Analysis, Trends and Growth Forecast to 2030. ID: 5184624.

9 Gartner Research (2021). Risk and Opportunity Index: Low-Code Application Platforms.

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OUR BUSINESS STRATEGIES

Our business strategies and future plans are as follows:

●	Continue to innovate with a focus on enhancing our eMOBIQ® platform in the future. We have made, and will continue to make, investments in research and development to strengthen our eMOBIQ® platform and expand the number of features available to our customers. Generally, we offer multiple upgrades each year that allow our customers to benefit from ongoing technological innovations. We are aiming to add in a new feature to our platform and target to launch in the fourth quarter of 2024 which allow full-stack enterprise application development (for example, database, application programming interface, and scheduler). We are also planning to incorporate artificial intelligence (“AI”) concepts into the eMOBIQ® platform targeting fourth quarter of 2024. We are also aiming to collaborate with other partners to include new technologies, such as ChatGPT, voice directed application development and blockchain network capabilities on our platform, allowing the delivery of even more powerful and intelligent applications. As we continue to increase the functionality of our platform and further minimize the indulgence of developer skillsets required to build robust applications on our platform, we believe that we have the potential to expand the usage of our platform.

●	Marketing Campaign. We plan to grow eMOBIQ® license revenues through aggressive marketing campaigns. For the year ended December 31, 2023, we have customers in a wide variety of industries, including but not limited to Food Manufacturing and Food Service industry, Precision Engineering, Construction, Retail, Energy, and Warehouse Management. We believe that the market for our RMAD platform is in its early stages and that we have a significant opportunity to add additional users and customers. According to Grand View Research Inc., the SMEs segment is expected to witness a significant growth rate of approximately 24.0% from 2022 to 2030 with the growing need to develop software applications with minimum operational cost and workforce.[10]

●	Expand Digital Transformation business beyond Singapore and Malaysia markets. We plan to expand our market presence globally through direct sales and channel business, including expanding further into the APAC region, European markets and the U.S. market through Mergers and Acquisition. We will leverage on Microsoft Dynamics ERP, Acumatica Cloud ERP and Zebra Technologies global partners network to recruit more resellers and development partners to resell our certified ISV solutions and eMOBIQ® platform. We will continue to expand our ISV offerings globally to other ERPs like Sage, SAP Business One HANA and Epicor. We will also continue to execute a channel partners strategy comprising of distributors, value-added resellers, development partners, and referral agents.

●	Grow revenue from key industry verticals. We plan to continue to make investments to enhance the expertise of our sales and marketing organization, allowing us to provide services in all aspects of customer’s adoption of our services. We will continue to enhance our specific industry vertical solutions to enterprise customers through our eMOBIQ® development platform which will be improved with function-rich capabilities, based on the product roadmap.

●	Growing market presence through universities, software development houses and community. We plan to work closely with universities to expand our market presence. We are currently working with, UNITAR International University in Malaysia, Kuningan University in Indonesia, Management and Science University in Malaysia, and International University of Malaya-Wales in Malaysia, to adopt the eMOBIQ® platform to build apps, growing our market presence through the students who will soon enter the work force. We will continue to grow our business in the education sector by working with institutes of higher learning and encourage students to adopt No-Code mobile applications development. We also intend to launch community versions of our eMOBIQ® platform in order to let more mobile apps developer to experience the new way of coding, No-Code.

●	Expand our strategic partnerships. We also intend to establish strategic partnership with software development houses to adopt our technology. These partners work with organizations that are undergoing digital transformation projects and are therefore able to refer potential customers to us. When these partners recognize an opportunity for our platform, they often introduce us to potential customers. We intend to increase the strategic partners’ base to provide broader customer coverage and solution delivery capabilities.

10 Grand View Research (2022). Global Low-Code Development Platform Market Size, Share & Trends Analysis Report by Application Type (Web-based, Mobile-based), by Deployment Type (Cloud, On-Premise), by Organization Size, by End-use, by Region, and Segment Forecasts, 2022-2030. ID: 5626296

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OUR PRODUCTS AND SERVICES

At present, we provide consultation and implementation of digital transformation solutions to SMEs and large enterprise with a focus on the Singapore market.

Packaged Software Solutions

We offer our digital transformation solutions to SMEs in Singapore through the implementations of Enterprise Resource Planning (“ERP”) system coupled with our Enterprise Mobile Application solutions which are developed using our eMOBIQ® development platform. Our SME customers traditionally are made aware of our products and services through seminars or webinars to potential customers, as well through referrals by existing or previous customers. Our sales and marketing team also perform telemarketing to target customers focused on specific industries.

Our digital transformation projects include the sales and consulting of Microsoft Dynamics ERP software licenses, as well as various steps in the project implementation, including solution architecture consultancy, business process re-mapping, system customization and customer support.

Solution Architecture Consultancy

According to a 2021 SME survey by Infocomm Media Development Authority11, digital solutions recommended by Industry Digital Plans (“IDP”) have brought about an improvement in overall efficiency in work processes, with around 85 percent of the respondents observing time savings. 75 percent shared that manpower-efficient digital solutions enabled them to be less dependent on manual labour, which in turn allowed them to retain and develop in-house talents for other functions.

Our SME customers look to undergo digital transformations of their business process with digitized ERP systems. Our information technology team provides on-site consultancy for our customers, as we review the customer’s business needs and existing infrastructure and provide initial guidance on possible solution. After initial consultation, our sales team provides a quotation on suggested solution package based on our initial review.

Business Process Remapping

The final design is presented to the customer. Upon the customer deciding a suggested solution approach and agreeing to our quotation, our information technology team implements a remapping of the customer’s business processes, installing packaged ERP systems such as Microsoft Dynamics 365 Business Central. These systems provide a digital backbone to the Customer’s new ERP system.

System Customization

Our experience in the ERP industry allows us to understand and anticipate the needs of our SME customers. As industries become increasingly digitized, we see customers embracing mobile technology in such a manner that apps running on mobile phones are able to replace traditional hardcopy documents, allowing more efficient work on-site for our customer’s business operations. Besides, standardized mobile application versions of Microsoft Dynamics 365 Business Central, we also offer customized solutions to customers through our eMOBIQ® platform. Please see eMOBIQ® Platform on page 51 below for further information.

Customer Support

The customer onboarding process includes training and mentoring sessions done by our technical support team. Our customer support team comprises of trained technical experts, developers and consultants who will attend to support issues raised by our customers and partners. We follow the sun support model to address customer support needs regardless of geographical locations or current time.

11 https://www.imda.gov.sg/how-we-can-help/smes-go-digital/industry-digital-plans

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eMOBIQ® Platform

Organizations have historically relied on packaged software and custom software solutions in their operations to automate their business processes. However, packaged software can fail to address unusual use cases or enable differentiation and may require organizations to conform their individual processes, needs and systems of record to meet standardized frameworks. While traditional custom software solutions can be differentiated and tailored to meet strategic objectives, development typically can require a long, iterative process, as well as costly integration, heavily relying on developer talent.

Our RMAD platform, eMOBIQ®, provides a No-Code development environment that currently focuses on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building components and seamlessly integrated to various backend ERP systems, including the Microsoft Dynamics, Acumatica and SAP Business One. This allows us to rapidly develop powerful and enterprise-grade custom mobile application solutions for our customers, as well as to allow customers who subscribe to our eMOBIQ® platform. In addition, companies with in-house software development team or partners can easily design, develop mobile applications for enterprise use through our intuitive, visual interface with no coding required. We also enable organizations to easily modify and enhance applications and automatically download these updates across device types to ensure that all users benefit from the most up-to-date functionality. Through the speed and power of our platform, organizations can make their digital transformations happen more effectively and efficiently than could be achieved through building an application with standard programming languages. As a result, we assisted organizations to significantly reduce research and development costs, especially for businesses without an in-house software development team. With our eMOBIQ® platform, we target mid-size SMEs and large enterprises with in-house development teams, as well as major ERP vendors including Microsoft, Acumatica and SAP Business One. We also target third party software developers and payroll or human resources management software houses.

In implementing our eMOBIQ® platform for customer SMEs, we also complement this service with our digital transformation advisory and solutions to customers in developing their digital transformation roadmap and ultimately implementing such software application solutions. Customers may also request us to provide custom mobile application solutions based on their needs, which we build through our eMOBIQ® platform, allowing for rapid deployment. Such customers typically subscribe to eMOBIQ® user license to continue their operation of their custom eMOBIQ® mobile applications. Outside developers may also subscribe to eMOBIQ® developer license through a subscription model, in order to custom build their own mobile solution applications, or to develop custom mobile application solutions for their own customers (“End-Users”). In such cases, these End-Users will also require an eMOBIQ® user license in order to operate the custom mobile applications built on the eMOBIQ® platform.

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The following graphic illustrate our architecture:

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*“APK” means Android Package

“IPA” means iOS App Store Package

“HTML” means Hypertext Markup Language

“REST” means RESTful application programming interface

“SOAP” means simple object access protocol application programming interface

The following graphic illustrate the simplified deployment process of our application:

We believe that the key elements of our eMOBIQ® platform are as follows:

No-Code Development

We designed our platform to focus on easy-to-use navigation tool and drag-and-drop application building components, which allows for rapid development of custom applications, whether through us developing custom mobile applications for customers as part of ERP software solution, or by external developers subscribing to our developer license in order to develop applications for themselves or for their own customers. By developing through the No-Code method, the eMOBIQ® platform can bypass traditional specialized developer teams, either in-house or external developers, greatly reducing the costs of development, as well as increasing efficiency in logistics by keeping all development efforts in house.

With our platform, organizations can rapidly and easily design, build and implement powerful, enterprise-grade custom applications with little or no coding required. Our customers, in particular, the Food Manufacturing and Food Service industry, Precision Engineering, Construction, Retail, Energy, and Warehouse Management sectors, have used applications built on our No-Code platform to including but not limited to launch new business lines, digitialize business processes and customer interfaces, and thus, providing an overall digital transformation within their respective business. Our platform allows decision makers to repurpose their products, services, processes and customer interactions by removing much of the complexity and many of the challenges associated with traditional approaches to software development.

The market demand for No-Code development is also increasing, and our eMOBIQ® platform is able to cater to the increase in market demand. According to Prescient & Strategic, the global Low-Code development platform market revenue was approximately $12,500.6 million in 2020, and is predicted to witness an approximate 31.3% CAGR between 2020 to 2030, to reach approximately $190,792.6 million by 2030.12 See “Our Opportunities” for more information. Our eMOBIQ® platform’s No-Code development also allows our customers to avoid code maintenance fees, while customers have the option to also export the source codes of their customer mobile applications.

Rapid Mobile Applications Development

The eMOBIQ® platform enables developers to adopt a Rapid Mobile Applications Development methodology. User interface or user experience design capabilities can be simplified by utilizing templates, reducing development time significantly. Building application logic is by employing the Visual Logic builder that allows developers to drag and drop functions and test the application logic flow on-the-fly with preview options. The Page and Functional Wizards further reduces development time by incorporating repetitive tasks organized into a set of step-by-step procedures. The developer’s productivity is optimized with the option to reuse logic with custom global modules across the mobile application project.

12 Prescient & Strategic Intelligence Private Limited (2021). Low-Code Development Platform Market Research Report - Global Industry Analysis, Trends and Growth Forecast to 2030. ID: 5184624.

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The flexibility of creating or reusing code built outside the platform and importing them as plugins through the eMOBIQ® Service Manager provides developers the options to reuse external codes as plugins within eMOBIQ® projects. The Preview on browser and the ability to preview the application on one’s mobile device allows the developer to fine tune the design aesthetics, functionalities and device responsiveness of the mobile application.

Further the eMOBIQ® platform offers a plethora of ready to use Enterprise Connectors that will enable connecting to the respective backend ERP/customer relationship management/external database and payment gateways easily. Our eMOBIQ® platform also allows the applications to tap into all the native device functionalities that will be useful for both real-time, offline and hybrid mobile applications requiring these functions.

Enterprise grade mobile applications built with the eMOBIQ® platform include a design thinking methology, keeping the mobile application user experience in mind. These powerful enterprise grade mobile applications were developed to serve organizations across various industry verticals specifically in Food Manufacturing and Food Service, Precision Engineering, Construction, Retail, Energy, and Warehouse Management. Such mobile applications have helped organizations in their digital transformation initiatives in operations like sales order processing, warehousing and inventory management, delivery and payment processing, production order tracking and shop floor controls.

The end-result is a paperless organization with improved productivity, improved data integrity, improved document management & security, and improved records management practices. Overall, the organization owners through the system dashboards, have better business visibility and transparency with real-time information which help them to make fast, informed decisions.

In addition, our mobile applications can also operate in offline mode specifically the Field Service mobile application and Time Sheet on the cloud application. Such offline mobile applications enable the Field Service operator to perform their tasks even when internet connectivity is not available.

Our technology allows developers to create responsive mobile applications that are built behind the scenes with a single codebase and deployed across a variety of OS platforms such as Android, iOS and devices like Mobile Phones, tablets and desktop browsers. The eMOBIQ® platform offers lifetime free updates along with each device OS updates. This will ensure that Application will be compatible to the latest OS version and Devices.

ERP Platform and Cloud integration

The eMOBIQ® platform has various enterprise connectors and supports integration to various ERP systems, including the Microsoft Dynamics, Acumatica and SAP Business One. Such connectors have enabled the seamless integration between the front-end Mobile Applications and the respective backend ERP systems. Our eMOBIQ®’s cloud-based services is hosted through Microsoft Azure cloud and is accessible globally.

Applications developed with our platform can be compiled and placed in our eMOBIQ® App Store, Google Play Store and Apple Apps Store, providing customers with easy download capabilities. Updates to applications developed with eMOBIQ® are automatically downloaded across device types through eMOBIQ® store, Apple App Store or Google Play Store to ensure that all users benefit from the most up-to-date functionality. In addition, we also developed various industry specific vertical solution templates to serve the customers’ unique requirements. Our eMOBIQ® applications are easily accessible on the Microsoft and Acumatica Apps Stores for global partners to download.

Unified Development Center

In our eMOBIQ® Unified Development Centre (UDC), developers will have full visual experience in building mobile apps. They can switch between Visual Logic Flow and App Page design view easily. They can drag and drop components, connectors and functions into the workflow and preview pages, all in the same interface. With this development center, it changes the experience of apps design, preview, modification, compiling and apps publishing in a single secure environment.

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Deployment Flexibility On the Cloud or On-Premises

The eMOBIQ® platform is a cloud-based platform which is hosted on a secure Microsoft Azure cloud Server. When a mobile application has been compiled and/or published the application becomes independent of the eMOBIQ® platform. However, the source code resides in our secure Microsoft Azure cloud Server. When there are OS version updates/upgrades, the application will just need a recompilation and will be ready to run again.

Organizations who have strict security compliances in place may prefer to have the eMOBIQ® platform on their company servers. In such scenarios, the eMOBIQ® platform can be deployed on premise or in a hybrid cloud environment.

Subscription plans

The eMOBIQ® platform subscription plan consists of the following:

Developer License – This is needed for software developers to use our platform to develop mobile applications.

Run-Time License – This is required for end users to use the mobile apps developed through our platform.

Variety of industry applications

The eMOBIQ® platform can be easily applied to different industries due to it being a No-Code enterprise mobile application development platform that focuses on drag-and-drop app building with easy integration into various ERP systems and streamlining of their critical business processes. The eMOBIQ® platform was deployed for the following applications including but not limited to customer self-order application, manufacturing application, warehouse management application, van sales application, field service application, field sales application, and delivery mobile application. For example, under the delivery mobile application, our eMOBIQ® platform enables organizations to automate end-to-end logistic processes with the last mile delivery mobile application. Put differently, the ERP facilitates efficient and effortless order management with prompt and hassle-free delivery of items to the last mile. Moreover, pre-assigned routes, driver, customer priority and schedules enables a paperless and timely order fulfilment with the ability to collect payment with different payment methods. As a result, we enabled organizations to create efficient route, driver and customer schedules due to better planning and delivery and with paperless and error-free transactions. Further, such applications once developed, are deployable across platforms, including iOS and Android applications, in order to maximize flexibility for our customers and allow for end-users to install the mobile applications in their own devices if needed.

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The following illustrates how our eMOBIQ® platform are applied in some of the different applications:

Field Sales Application

Delivery Mobile Application

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Customer Self Order Application

Technology

Building enterprise mobile applications are quick and easy with No-Code development. The eMOBIQ® platform is ideal for SMEs and large enterprises who adopt a Low Code/No-Code application development platform strategy. Developers can build simple to powerful enterprise grade mobile applications rapidly. The platform has provisions for both local Database storage on the device as well can integrate with any Backend DB systems using Web Services.

The eMOBIQ® cloud platform is hosted on a secure Microsoft Azure cloud Server and the minimal security protocols for the platform as well the mobile application secure sockets layer and password encryption are applied. The platform also supports fingerprint and facial recognition application-level access privileges for the mobile application user.

Customer Support

Building and maintaining a top-notch professional service organization has always been our top priority. Such resource investment is to ensure our customers and partners can deploy and adopt our platform at the soonest. We provide training and mentoring courses beginning with basic courses and progressively continue with professional and advanced levels. Such courses will help developers to pick up the skillset and adopt the eMOBIQ® platform to develop application solutions more efficiently. Further, the developers can also access the free eLearning portal for training references from the continuously developed training videos.

OK365®

We also offer our customers OK365®, a web portal solution, which provides an intermediary platform for our customers to be able to collect data from their end customers and perform some operational tasks before uploading the final data back to the backend system. Some of the portal solutions enable their end customers to perform self-servicing which will remove the unnecessary re-entry of data. Some portal solutions provide customers with the capabilities to handle operational tasks which must be performed outside their backend system, so that no major customizations need to be done to the system. Examples of our web portal solutions include the below:

●	Delivery Portal – Containing scheduled planning, delivery confirmation and delivery status updates.

●	B2B Self-Ordering Portal – Containing product catalogue, order history and purchasing function.

●	Marketplace Connector Portal – Connections to various different marketplaces through the same portal, including Shopify, Qoo10, Lazada and Shopee marketplace, allowing display of, marketplace live connectivity status, single inventory management for multiple marketplace, auto stock balancing across multiple marketplaces, as well as integration with Microsoft ERP Order Management. and payment reconciliation.

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OUR CUSTOMERS

As of December 31, 2023, we had customers from a wide variety of industries. Our customers include but not limited to Food Manufacturing and Food Service industry, Fast-Moving Consumer Goods products sold quickly and relatively cheaply, Construction, Retail, Energy, and Warehouse Management. Due to the nature of the market which we compete in, our customer base is fragmented and widespread. Our Directors are of the view that, as of December 31, 2023, our business and profitability are not materially dependent on any of our customers. To the best of our Directors’ knowledge, we are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our customers.

As at the date of this prospectus, none of the Directors or Major Shareholders of our Company or their respective associates has any interest, direct or indirect, in any of our customers.

OUR SUPPLIERS

Direct cost of revenue for the year ended December 31, 2022 and 2023 amounted to approximately S$2.9 million and approximately S$3.2 million (approximately $2.4 million). For the years ended December 31, 2022 and 2023, approximately S$1.2 million and approximately S$1.3 million (approximately $970,050) of supplies purchases and sub-contractor costs were included in direct cost of revenue.

As of the date of this prospectus, none of our Directors or Major Shareholders or their respective associates has any interest, direct or indirect, in any of our major suppliers.

Microsoft Regional Sales Pte Ltd.

Microsoft Regional Sales Pte Ltd. accounted for approximately 24% and approximately 19% of the Company’s total purchases for the years ended December 31, 2022 and 2023, as well as approximately 49% and approximately 59% of the accounts payable as of December 31, 2022 and 2023.

Microsoft Regional Sales Pte Ltd. is a significant principal and supplier of software licenses for our provision of digital transformation solutions to the customers. We have signed a solution provider agreement (the “Solution Provider Agreement”) with Microsoft Regional Sales Pte Ltd., that is effective from June 2022 until termination by either Party. The Company has been an ERP Partner of Microsoft Regional Sales Pte Ltd. since 2003. We purchase from Microsoft Regional Sales Pte Ltd. the ERP software licenses under the “Microsoft Dynamics” suite, including NAV, 365 Business Central and 365 for Operations.

In many digital transformation projects, customers purchase or subscribe to the Microsoft Dynamics licenses through us. We further assist the customers throughout the implementation rollout process, including business analysis, functional design, customizations, staff training, pilot trial and ‘go live’, amongst others.

Salient terms of the Solution Provider Agreement include:

●	Non-exclusive relationship between the parties;
●	Neither party is restricted from independently developing or acquiring new products or services, improve existing products or services, or marketing any new, improved or existing products or services;
●	The parties are independent contractors;
●	Business conduct training for employees, and the Company will comply with Microsoft’s code of conducts;
●	Privacy and data security clauses;
●	Agreement to remain effective until terminated by either party; and
●	Confidentiality clause regarding confidential information.

Discontinuation of supply by Microsoft Regional Sales Pte Ltd. may have an adverse impact to our Packaged Software Solutions business, although there is no reason for us to expect such an event in the foreseeable future. See the risk factor “We are dependent on our relationships with key suppliers.” on page 15 for more information.

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Ingram Micro Asia Marketplace Pte Ltd.

Ingram Micro Asia Marketplace Pte Ltd., an indirect provider for Microsoft Cloud Solution Provider, is a distributor of computer-related products. Ingram Micro Asia Marketplace Pte Ltd. accounted for approximately 10% and approximately 6% of the Company’s total purchases for the years ended December 31, 2022 and 2023, as well as approximately 13% and approximately 20% of the accounts payable as of December 31, 2022 and 2023.

Purchases from Ingram Micro Asia Marketplace Pte Ltd. mainly include the “Microsoft Azure” web or cloud hosting plans, for customer organizations to host their corporate and transaction data securely. The payment term is 30 days from the billing date.

There is no long term agreement signed with Ingram Micro Asia Marketplace Pte Ltd., as it is not a licensing solution provider requiring enterprise agreement or Microsoft volume license with its buyers. We purchase from Ingram Micro Asia Marketplace Pte Ltd. from time to time where its terms are more favourable than its competitors. Besides buying from Ingram Micro Asia Marketplace Pte Ltd., we can and have purchased the same products from the other suppliers.

Termination of our relationship with our key suppliers could adversely affect our business, financial condition and results of operations, we may suffer losses arising from the inability to secure new software licenses. Our ability to carry out our business operations may be significantly hindered, and thus our business, financial condition, results of operation, and prospects may be materially and adversely affected. See the risk factor “We are dependent on our relationships with key suppliers.” on page 15 for more information.

SALES AND MARKETING

Our sales team is responsible for account acquisition and overall market development, which includes the management of the relationships with our customers. While we believe our platform is industry leading with respects to the requisite main features for a Low-Code/No-Code platforms, we plan to continue to make, investments to enhance the expertise of our sales team within our core industries of Food Manufacturing and Food Service industry, Precision Engineering, Construction, Retail, Energy, and Warehouse Management. We also expect to continue to grow our sales headcount in all of our principal markets, particular Singapore, Malaysia, and the U.S., and expand our presence into APAC countries where we currently have a little or do not have a direct sales presence. Our marketing efforts focus on building our brand reputation and increasing market awareness of our platform. Marketing activities include sponsorship of, and attendance at, trade shows and conferences, social media and advertising programs, management of our corporate web site and partner portal, press outreach, and customer relations.

RESEARCH AND DEVELOPMENT

Our research and development department is responsible for design, development, testing and release of our platform and ERP system services. Our research and development team closely coordinates with our executive management, which is responsible for creating a vision for our platform, and with our professional services and sales teams, which relay customer demands and possible new use cases or enhancements. Our development efforts focus on the critical areas of our platform, including infrastructure, ease-of-use and flexibility, end-user experience and ability to integrate with other enterprise systems. Research and development expense for the year ended December 31, 2023 was S$576,556 (approximately $437,017) as compared to the year ended December 31, 2022 at S$49,079. Please see Management’s Discussion and Analysis of Financial Condition and Result of Operations on page 32 for more information.

COMPETITION

We operate in a competitive environment and face competition from new and existing competitors based in Singapore and elsewhere. Our main competitors fall into three categories: (1) providers of Low-Code development platforms, such as Outsystems Inc., Mendix Technology B.V. and AppGyver ; (2) providers of business process management and case management software, such as ServiceNow; and (3) providers of custom software and customer software solutions that address, or are developed to address, some of the use cases that can be addressed by applications developed on our platform.

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As our market grows, we expect that it will attract more highly specialized vendors as well as larger vendors that may continue to acquire or bundle their products more effectively. The principal competitive factors in our market include:

●	platform features, reliability, performance and effectiveness;

●	ease of use and speed;

●	strength of platform security and adherence to industry standards and certifications;

●	platform extensibility and ability to integrate with other technology infrastructures;

●	deployment flexibility;

●	price and total cost of ownership;

●	robustness of professional services and customer support;

●	strength of sales and marketing efforts; and

●	brand awareness and reputation.

We generally believe to compete favorably with our competitors with respect to the features and performance of our platform, the ease of integration of our applications and the relatively low total cost of ownership of our applications. However, many of our competitors have substantially greater financial, technical and other resources, greater name recognition, larger sales and marketing budgets, broader distribution, more diversified product lines and larger and more mature intellectual property portfolios.

SEASONALITY

Our operating results and operating cash flows historically have not been subject to seasonal variations.

INSURANCE

As at the date of this prospectus, certain of our subsidiaries have taken out group hospital and surgical policies, group personal accident policy, group major medical contract rider, business insurance policy, group business travel insurance policy in respect of our employees and our business operations.

The above insurance policies are reviewed annually to ensure that our Group has sufficient insurance coverage. Our Directors believe that we have adequate insurance coverage for the purposes of our business operations and we will procure the necessary additional insurance coverage for our business operations, properties and assets as and when the need arises.

INTELLECTUAL PROPERTY

Our Group’s intellectual property rights are important to our business and as of the date of this prospectus, the Group has the following patent:

Patent	Jurisdiction	Patent Number	Expiry Date
Service Management Method	Singapore	10201404112W	July 16, 2034
Service Management Method	People’s Republic of China	ZL 2015 8 0050107.X	July 2, 2035

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As of the date of this prospectus, the Group has the following trademarks:

Trademark	Jurisdiction	Class Number	Trademark Number	Expiry Date
	Singapore	42(1)	40201514340V	August 17, 2025
	Singapore	42(2)	40201805818Q	March 29, 2028
	Singapore	09(3)	40201808165Q	May 3, 2028

Notes:

(1)	Creation, development and design of computer programs and software, particularly for function areas such as financial and controlling management, manufacturing and materials management, quality management and plant maintenance, sales and distribution, human resources and project management, general office functions such as word processing, electronic mail and archiving; Implementation, maintenance of computer programs and software; Cloud computing; Providing on-line non-downloadable software for use with electronic data verification, namely to facilitate assignment of a legally binding electronic signature to a document or file for communication via a global computer network; Provision of interactive web applications made available via the Internet that enables the user to upload and attach a legally binding electronic signature to a document or file for communication via a global computer network; Computer services for others, namely, providing information relating to quality standards and computer products in the fields of electronic distribution, rights protection, management of digital data, and/or management of secure electronic events or transactions; Research and development of new products for others; Server hosting; Consulting services for the aforesaid services; all included in Class 42.

(2)	Cloud computing; Research and development of new products for others; Server hosting; Development of computer programs; Software creation; Development of software; Computer software design; Writing of computer software; Updating of computer software; Computer software consultancy; Upgrading of computer software; Maintenance of computer software; Installation of computer software; Customization of computer software; Computer software advisory services; Online provision of web-based software; Hosting of software as a service [SaaS]; Diagnosis of faults in computer software; Provision of online non-downloadable software; Consultancy in the field of computer software; Advisory services relating to computer software; Configuration of computer networks using software; Development of computer software application solutions; Software development in the framework of software publishing; Diagnosis of computer hardware problems through the use of software; Computer security services [programming and software installation, repair and maintenance services]; Computer security services [design and development of secure computer hardware, software and systems]; Providing information, including online, about design and development of computer hardware and software; Computer network services; Computer research services; Computer virus protection services; Computer disaster recovery services; Internet cafe services [computer rental]; Scientific computer programming services; Analytical services relating to computers; Engineering services relating to computers; Computer database design consultancy services; Advisory services relating to computer system analysis; Security risk assessment services relating to computer systems; Computer services in the nature of hosting web sites for others; Advisory services relating to the design and development of computer hardware; Digital signature verification services [electronic cryptology services]; Electronic signature verification services [electronic cryptology services]; Online provision of web-based applications; Accreditation services relating to the application of quality standards; Authentication services for electronic documents and e-mail; Conversion of document data from one computer format to another; Conversion of data or documents from physical to electronic media; Providing user authentication services using single sign-on technology for online software applications; Providing user authentication services using biometric hardware and software technology for e-commerce transactions.

(3)	Application Software; Interfaces between application programs and firmware on real-time computers; Code reading modules; Machine readable codes; Computer software applications, downloadable; Personal computer software applications, downloadable; Network software applications being downloadable computer programs

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As of the date of this prospectus, the Group has filed the following patent:

Patent	Jurisdiction	Application No.	Application Date
Software Application Development Method	Singapore	10202011612V	November 23, 2020

Save as disclosed above, our Group does not own or use any trademark, patent or other license which is material to our business or profitability.

EMPLOYEES

We had 58 full-time employees as of December 31, 2023. The following table sets forth the numbers of our full-time employees categorized by function as of December 31, 2023:

	As of December 31, 2023
Functions	Number	% of Total Employees
Finance and administrative	5	8.6%
Information technology	33	56.9%
Management	5	8.6%
Research and development	8	13.8%
Sales and marketing	7	12.1%
Total		100.0%

The relationship and co-operation between the management and staff have been good and are expected to continue and remain as such in the future. There has not been any incidence of work stoppages or labor disputes which affected our operations.

PROPERTIES

Our principal executive office is located at 1 Yishun Industrial Street 1 #04-27/28&34 Aposh Building Bizhub Singapore, 768160 where we have leased space spanning 2 offices. The lease of this space will terminate on November 30, 2024. We also lease a shared work space in Malaysia for office use purpose, with an expiration date on February 28, 2024. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations. As at the date of this prospectus, the Company has leased the following premises:

Address	Purpose	Operating Lease Period
1 Yishun Industrial Street 1 #04-27/28 Aposh Building Bizhub Singapore, 768160	Office	From December 1, 2022 to November 30, 2024.
1 Yishun Industrial Street 1 #04-34 Aposh Building Bizhub Singapore, 768160	Office	From December 1, 2022 to November 30, 2024.
Unit 3.07, Level 3, KL Gateway Mall, No. 2, Jalan Kerinchi, Pantai Dalam, 59200 Kuala Lumpur, Malaysia	Office	From March 1, 2023 to February 28, 2024.

LEGAL PROCEEDINGS

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which management believes, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

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MANAGEMENT

The following table sets forth information regarding our Directors and Executive Officers as at the date of this prospectus:

Name	Age	Position
Goh Kian Hwa	55	Chief Executive Officer and Director
Shally Ang	34	Chief Financial Officer
Chu Eng Mian	67	Chief Operating Officer
Tan Kevin Patrick So	31	Chief Technology Officer
Lung Lay Hua*	54	Director
Kwong Choong Kuen*	51	Independent Director
Loh Long Hsiang*	52	Independent Director
Lai Chiun Shen*	54	Independent Director

*	Has accepted director appointment, which will be effective immediately upon effectiveness of this registration statement.

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Mr. Goh Kian Hwa is Chief Executive Officer, Chairman of the Board of Directors, and Director and he is responsible for the overall strategic direction and development of our Group. Since 2018, Mr. Goh has been serving as a secretary at Orangekloud, Inc and Orangekloud Reskilling Centre Pte Ltd, subsidiaries of the Company which are dormant companies. Since 2017, Mr. Goh has also been serving as a director of Xenturion Technology Pte Ltd, a currently dormant company that previously was engaged in the block chain and smart contract technology industry. Since 2015, Mr. Goh has been serving as a co-founder and the chief executive officer of Orangekloud Pte Ltd, a subsidiary of the Company engaging in No-Code Mobile Application Development Platform Technology. Since 2010, Mr. Goh has been serving as director of K.H. Goh Holdings Pte Ltd, a property investment holding company for Mr. Goh. which only assets are leased to the group as office premise with disclose in the “Related Party Transactions”. Since 2009, Mr. Goh has served as director of Vertical Software Asia Pte Ltd, which is a dormant company. Since 2006, Mr. Goh has served as director of MSCI Consulting Sdn Bhd, a subsidiary of the Company which engages in providing support for our Singapore business units. Since 2003, Mr. Goh has been serving as a co-founder and the chief executive officer of MSC Consulting (S) Pte Ltd, a subsidiary of the Company which engages in consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System. Mr. Goh devotes a majority of his time on the Company and its subsidiaries. Besides the subsidiaries of the Company, and K.H. Goh Holdings Pte., the companies Mr. Goh currently serves as director are dormant or less active, and are not planning on any expansion yet. For more information on related party transactions regarding K.H. Goh Holdings Pte, please refer to Related Party Transactions on page 70. From 1993 to September 2021, Mr. Goh served as a co-founder and a managing director of AE Computer Systems, (a partnership Company) which was later converted to AE Computer Systems Pte Ltd (a private limited Company), which deals in in consulting, customizing, implementing, sales and after sales support for ACCPAC accounting Software/Sage 300 Enterprise Resource Planning system, and whose shareholding was fully disposed by Mr. Goh in September 2022. We believe Mr. Goh is well qualified to serve as our Chief Executive Officer based on his extensive experience for our Group and knowledge within our industry.

Ms. Shally Ang is our Chief Financial Officer and she is responsible for the financial reporting, corporate services and compliance of our Group. Since February 2023, Ms. Ang has been serving as the chief financial officer of MSC Consulting. From 2017 to December 2022, Ms. Ang served as head of finance of Dermatology & Surgery Clinic (Orchard) Pte Ltd, a company which engages in the provision of clinic services. From 2016 to 2017, Ms. Ang served as accountant at Otto Marine Limited, a company which engages in building and repairing of ships, tankers and other ocean-going vessels. From 2014 to 2016, Ms. Ang served as assurance senior at Baker Tilly TFW LLP, an accounting, assurance and advisory firm. Ms. Ang obtained a Bachelor of Business in accountancy from Victoria University which was attained in 2012. We believe Ms. Ang is well qualified to serve as our Chief Financial Officer based on her extensive financial experience.

Mr. Chu Eng Mian  is our Chief Operating Officer, and he is responsible for the overall daily business operations of our Group. Since November 2018, Mr. Chu   has been serving as the Chief Operating Officer of MSC Consulting. Mr. Chu has more than 40 years of diversified business IT and business development experience. From January 2022 to October 2022, Mr. Chu has been a commercial director at Wiz Technologies (S) Pte Ltd, where he was in involved in business development. from February 2016 to September 2018, Mr. Chu has been the VP at TreeBox Solutions Pte Ltd, where he was responsible for business development. From January 2014 to December 2015, Mr. Chu was a director at Etegrity Technologies LLP where he was responsible for business development. From March 2011 to September 2013, Mr. Chu was a chief operating officer at IMAGI Group (HK) where he was responsible for commercial and operations. From June 2009 to February 2011, Mr. Chu was deputy director at IDA Singapore, where he was responsible for IT managed services. From September 2006 to July 2008, Mr. Chu was a director at Carrier International Corp, where he was responsible for IT and business processes. From August 2004 to August 2006, Mr. Chu was a director at 3Com Asia Pacific Rim PL, where he was responsible for IT. From February 2001 to August 2004, Mr. Chu was a director at British American Tobacco where he was responsible of IT and commercial work. Mr. Chu graduated from RMIT University, Australia, with a Degree of Distinction in Business Administration (Information Technology) in the year 1993.

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Mr. Tan Kevin Patrick So is our Chief Technology Officer and he is responsible for the overall outline the company’s technological vision, implementing technology strategies, and ensuring that the technological resources are aligned with the business needs of our Group. Since 2015, Mr. Tan has been serving as the application developer, web and mobile technical lead developer, and subsequently the chief technology officer of MSC Consulting. Mr. Tan obtained a Bachelor of Science in computer science information technology from Asia Pacific College in Philippines, which was attained in 2013. We believe Mr. Tan is well qualified to serve as our Chief Technology Officer based on his extensive technical experience for our Group and knowledge within our industry.

Ms. Lung Lay Hua is our Director, with over 25 of years of experience in the Information Technology Industry. Since 2003, Ms. Lung has been serving as a co-founder and a director of MSC Consulting (S) Pte Ltd, a subsidiary of the Company which engages in consulting, customising, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System. Since 2006, Ms. Lung has been serving as director at MSCI Consulting Sdn Bhd, a subsidiary of the Company which engages in support for our Singapore business unit. Since 2009, Ms. Lung has been serving as director at Vertical Software Asia Pte Ltd, which is a dormant company. Since 2010, Ms. Lung has been serving as director at K.H. Goh Holdings Pte Ltd, which engages in a property investment holding company. For more information on related party transactions regarding K.H. Goh Holdings Pte, please refer to Related Party Transactions on page 70. Since 2015, Ms. Lung has been serving as a co-founder and a director of Orangekloud Pte Ltd, a subsidiary of the Company which engages in No-Code Mobile Application Development Platform Technology. Since 2017, Ms. Lung has been serving as director at Orangekloud, Inc and Orangekloud Reskilling Centre Pte Ltd, subsidiaries of the Company which are dormant companies. From 1993 to January 2022, Ms. Lung served as director and subsequently advisor at AE Computer Systems, (a partnership Company) which was later converted to AE Computer Systems Pte Ltd (a private limited Company), which engages in Consulting, Customising, Implementing, sales and after sales support for Accpac accounting Software/Sage 300 Enterprise Resource Planning system, and whose shareholding was fully disposed to third party by Ms. Lung in October 2021. Ms. Lung graduated with a diploma in business studies from Ngee Ann Polytechnic in 1990. We believe Ms. Lung is well qualified to serve as our Director based on her extensive experience for our Group and knowledge within our industry.

Mr. Kwong Choong Kuen is our independent director. Since June 2021, Mr. Kwong has been serving as an independent executive director of SOLIS Holdings Limited (HKEx: 02227), a company which provides engineering services. Since March 2020, Mr. Kwong has been serving as an independent executive director of BHCC Holdings Limited (HKEx: 01552), a company which principally engages as a main contractor in the provision of building and construction works and properties investment including the leasing of industrial properties in Singapore. Since July 2018, Mr. Kwong has been serving as a founder and a director of Cap K Advisory Pte Ltd, an advisory firm. From October 2017 to August 2021, Mr. Kwong served as an independent executive director of C&N Holdings Limited (HKEx: 08430), a company which provides transport and storage services to the logistics industry in Singapore and Hong Kong. From October 2016 to December 2018, Mr. Kwong served as the chief financial officer of RMH Holdings Ltd. (HKEx: 08437), a company which engages in the principally engaged in (1) the provision of aesthetic dermatology and treatment services, the trading of healthcare and wellness products and nutritional supplements, and the provision of dental implant and oral healthcare-related medical services and sales of related products. Mr. Kong is a Chartered Accountant of Singapore since 1999. Mr. Kwong obtained a Bachelor’s degree in accountancy from Nanyang Technological University in Singapore in 1996.

Mr. Loh Long Hsiang is our independent director. Mr. Loh has vast experience in the financial industry. Since December 2015, Mr. Loh has been serving as a chief operating officer, and subsequently, as the chief executive officer of Shanghai Dianrong Financial Information Service Co., Ltd., a company which provides online financial solutions. From May 2014 to December 2015, Mr. Loh served as the deputy CEO and head of the chief executive officer office at Standard Chartered Bank (China) Ltd. From May 2012 to April 2014, Mr. Loh served as the deputy head of client coverage as well as regional chief executive officer of East China at Standard Chartered Bank (China) Ltd Mr. Loh attained the Chartered Financial Analyst and the Certified Financial Risk Manager qualifications in 2001. Mr. Loh obtained a Bachelor’s degree in engineering (electrical) from Nanyang Technological University in Singapore in 1997.

Mr. Lai Chiun Shen is our independent director. Mr. Lai has three decades of experience in the information technology industry. 2003, Mr. Lai has been managing director of Appxolute Pte Ltd, a company specializing in enterprise software design and development. Prior to this, Mr. Lai held roles at Ecquaria Technologies Pte Ltd, Deutsche Bank AG, Singapore’s National Computer Board, Information Technology Institute, and DBS Bank Singapore. Mr. Lai obtained a Bachelor of Science in computer technology from Nanyang Technological University, Singapore, in 1993.

Family Relationships

Except for our Chairman of the Board of Directors, Director and Chief Executive Officer, Mr. Goh Kian Hwa, and our Director, Ms. Lung Lay Hua, being spouses, there are no family relationships among our directors and executive officers.

Conflicts of Interest

Except as disclosed below and in the section titled “Related Party Transactions,” none of our Directors, Major Shareholders or any of their associates has an interest, direct or indirect:

(a)	in any transaction to which our Group was or is to be a party;

(b)	in any entity carrying on the same business or dealing in similar services which competes materially and directly with the existing business of our Group; and

(c)	in any enterprise or company that is our Group’s client or supplier of goods or services.

There is presently no conflicts of interest between Mr. Goh, our Chief Executive Officer, Chairman of the Board of Directors, and Director, and our Group as the directorship positions which he is currently serving as are from our subsidiaries or a dormant company. However, we believe that any potential conflicts of interest are mitigated by the following:

(a)	our Directors have a duty to disclose their interests in respect of any contract, proposal, transaction or any other matter whatsoever in which they have any personal material interest, directly or indirectly, or any actual or potential conflicts of interest (including conflicts of interest that arise from their directorship(s) or executive position(s) or personal investments in any other corporation(s)) that may involve them. Upon such disclosure, such Directors shall not participate in any proceedings of our Board of Directors, and shall in any event abstain from voting in respect of any such contract, arrangement, proposal, transaction or matter in which the conflict of interest arises, unless and until our Audit Committee has determined that no such conflict of interest exists; and

(b)	our Audit Committee is required to examine the internal procedures put in place by our Company to determine if such procedures put in place have become inappropriate or insufficient in the event of changes to the nature of, or manner in which, the business activities of our Group, our joint ventures or the interested persons are conducted, or if they are sufficient to ensure that related party transactions are conducted on normal commercial terms and will not be prejudicial to our Company and its shareholders.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our Shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering and we will not be considered a “controlled company” under Nasdaq corporate governance rules.

Nonetheless, following the consummation of this offering, our directors, officers and principal shareholders will hold in aggregate approximately 68.44% or more of our Class A Ordinary Shares and Class B Ordinary Shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his or her interest at a meeting of our directors. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

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We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Kwong Choong Kuen, Lai Chiun Shen, and Loh Long Hsiang. Kwong Choong Kuen will be the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Kwong Choong Kuen qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Kwong Choong Kuen, Lai Chiun Shen, and Loh Long Hsiang. Loh Long Hsiang will be the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Kwong Choong Kuen, Lai Chiun Shen, and Loh Long Hsiang. Lai Chiun Shen will be the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.[1]

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the Company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the Company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	approving the transfer of Shares in our Company, including the registration of such Shares in our Share register.

Code of Business Conduct and Ethics

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

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Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our Shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our Shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period). A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally, (ii) dies or is found by our Company to be or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our Company, or (iv) is removed from office pursuant to our articles of association.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. An executive officer may terminate his or her employment at any time with a three-months prior written notice.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having one female director out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable NASDAQ rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

COMPENSATION

For the year ended December 31, 2022, we paid an aggregate of approximately $487,683, as compared to the year ended December 31, 2023 when we paid an aggregate of approximately S$593,782 (approximately $450,073), in cash and benefits in-kind granted to or accrued on behalf of all of our Directors for their services, in all capacities, and we did not pay any additional compensation to our Directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus giving effect to the Reorganization, and immediately after the completion of the Offering by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Shareholders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to 10 votes per share. Our Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon a transfer of any Class B Ordinary Shares by a holder thereof to any person other than certain permitted transferees or a change in the beneficial owner of such Class B Ordinary Shares, such Class B Ordinary Shares will be automatically and immediately converted into such number of Class A Ordinary Shares. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

		Shares Beneficially Owned Prior to This Offering(2)			Shares Beneficially Owned After This Offering(3)
Name of Beneficial Owners(1)	Class A Ordinary Shares	Class B Ordinary Shares	% of total ordinary shares(4)	% of aggregate voting power	Class A Ordinary Shares	Class B Ordinary Shares	% of total ordinary shares(4)	% of aggregate voting power
Directors and Executive Officers:
Goh Kian Hwa	-	7,485,494	37.43%	48.38%	-	7,485,494	32.90%	47.53%
Shally Ang	-	-	-	-	-	-	-	-
Chu Eng Mian	-	-	-	-	-	-	-	-
Tan Kevin Patrick So	600,000	-	3.00%	0.39%	600,000	-	2.64%	0.38%
Lung Lay Hua	-	7,485,494	37.43%	48.38%	-	7,485,494	32.90%	47.53%
Kwong Choong Kuen	-	-	-	-	-	-	-	-
Loh Long Hsiang	-	-	-	-	-	-	-	-
Lai Chiun Shen	-	-	-	-	-	-	-	-

All directors and executive officers as a group	600,000	14,970,988	77.86%	97.15%	600,000	14,970,988	68.44%	95.44%
5% shareholders:	-	-	-	-	-	-	-	-

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1 Yishun Industrial Street 1 #04-27/28&34 Aposh Building Bizhub Singapore, 768160.

(2)	Giving effect to the Reorganization, applicable percentage of ownership is based on in aggregate 20,000,000 Ordinary Shares, consisting of 5,029,012 Class A Ordinary Shares and 14,970,988 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)	Applicable percentage of ownership is based on 22,750,000 Class A Ordinary Shares and Class B Ordinary Shares outstanding immediately after the offering.

(4)	For each person or group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of an option, warrant or other right within 60 days after the date of this prospectus.

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RELATED PARTY TRANSACTIONS

The following is a summary of related party transactions for the year ended December 31, 2022 and 2023 to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Major Shareholders had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2022 and 2023:

Name of related parties	Relationship with the Company

AE Computer Systems Pte Ltd	100% owned by the founder and Director, Goh Kian Hwa until September 30, 2022

Foodopa Technologies Pte Ltd	100% owned by Goh Kian Hwa’s son, Goh Song Han

K.H. Goh Holdings Pte Ltd	100% owned by the founders and Directors: Goh Kian Hwa (50%) and Lung Lay Hua (50%)

Vertical Software Asia Pte Ltd	100% owned by the founders and Directors: Goh Kian Hwa (50%) and Lung Lay Hua (50%)

Xenturion Technology Pte Ltd	90% owned by the founder and Director: Goh Kian Hwa

Goh Kian Hwa	Shareholder, Founder and Director

Lung Lay Hua	Shareholder, Founder and Director

Chew Kim Chwee	Shareholder, director of pre-sales of MSC Consulting

Due to related parties

The Company rented the office from K.H. Goh Holdings Pte Ltd, for S$138,210 and S$138,210 (US$104,760) for the years ended December 31, 2022 and 2023, respectively.

The Company paid director fees and director’s remuneration to Ms. Lung Lay Hua amounting to S$256,294 and S$238,758 (US$180,973) for the years ended December 31, 2022 and 2023, respectively. The interest free, unsecured, and due on demand balance due to Ms.Lung was S$885 and S$196 (US$149), and director fee payable was S$10,000 and S$nil as of December 31, 2022 and 2023, which has been fully settlement in subsequent period.

The Company paid director fees and director’s remuneration to Mr. Goh Kian Hwa amounting to S$256,294 and S$237,873 (US$180,302) for the years ended December 31, 2022 and 2023 respectively. The interest free, unsecured, and due on demand balance due to Mr. Goh was S$677 and director fee payable was S$10,000 as of December 31, 2022, which has been fully repaid in the year ended December 31, 2023.

The Company paid director fees and director’s remuneration to Mr. Chew Kim Chwee amounting to S$141,103 and S$117,151 (US$88,798) for the year ended December 31, 2022 and 2023, respectively. The interest free, unsecured, and due on demand balance due to Mr. Chew director fee payables was S$10,000 as of December 31, 2022, which has been fully repaid in the year ended December 31, 2023.

Bank Facilities and Personal and Corporate Guarantees

Our Company and its subsidiaries have entered into bank facilities to finance their operations from time to time. Certain of these facilities have been guaranteed by Major Shareholders, Directors, and/or Executive Officers, as further provided below.

As at the date of this prospectus, our main operating subsidiary, MSC Consulting (S) Pte Ltd, has the following bank facilities:

Name of Lender	Loan Period	Loan Amount	Loan Interest	Collateral
CIMB Bank Berhad, Singapore Branch	2020 - 2025	S$750,000 (approximately $554,611)	3.00% per annum	Personal Guarantee from Goh Kian Hwa and Lung Lay Hua
CIMB Bank Berhad, Singapore Branch	2023 - 2028	S$500,000 (approximately $369,740)	7.00% per annum	Personal Guarantee from Goh Kian Hwa and Lung Lay Hua

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

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Potential Conflicts of Interests

Save as disclosed below and in the section titled “Related Party Transactions” of this prospectus, none of our Directors, Major Shareholders or any of their associates has an interest, direct or indirect:

(a)	in any transaction to which our Group was or is to be a party;

(b)	in any entity carrying on the same business or dealing in similar services which competes materially and directly with the existing business of our Group; and

(c)	in any enterprise or company that is our Group’s customer or supplier of goods and services.

In addition, we believe that any potential conflicts of interest are further mitigated by the following:

(a)	our Directors have a duty to disclose their interests in respect of any contract, proposal, transaction or any other matter whatsoever in which they have any personal material interest, directly or indirectly, or any actual or potential conflicts of interest (including conflicts of interest that arise from their directorship(s) or executive position(s) or personal investments in any other corporation(s)) that may involve them. Upon such disclosure, such Directors shall not participate in any proceedings of our Board of Directors, and shall in any event abstain from voting in respect of any such contract, arrangement, proposal, transaction or matter in which the conflict of interest arises, unless and until our Audit Committee has determined that no such conflict of interest exists;

(b)	our Audit Committee is required to examine the internal procedures put in place by our Company to determine if such procedures put in place have become inappropriate or insufficient in the event of changes to the nature of, or manner in which, the business activities of our Group, our joint ventures or the interested persons are conducted, or if they are sufficient to ensure that Related Party Transactions are conducted on normal commercial terms and will not be prejudicial to our Company and its Shareholders;

(c)	our Audit Committee will review any actual or potential conflicts of interest that may involve our Directors as disclosed by them to our Board. Upon disclosure of an actual or potential conflict of interests by a Director, our Audit Committee will consider whether a conflict of interests does in fact exist. A Director who is a member of our Audit Committee will not participate in any proceedings of our Audit Committee in relation to the review of a conflict of interests relating to him or her. The review will include an examination of the nature of the conflict and such relevant supporting data, as our Audit Committee may deem reasonably necessary;

(d)	our Audit Committee will also monitor the investments in our customers, suppliers and competitors made by our Directors, Major Shareholders and their respective associates who are involved in the management of or have shareholding interests in similar or related business of our Company (to the extent as disclosed by them to our Audit Committee) and make assessments on whether there are any potential conflicts of interest; and

(e)	our Directors owe fiduciary duties to us, including the duty to act in good faith and in our best interests. Our Directors are also subject to a duty of confidentiality that precludes a Director from disclosing to any third party (including any of our Shareholders or their associates) information that is confidential.

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DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM AND ARTICLES OF ASSOCIATION

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act, and the common law by the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 Ordinary Shares of US$0.001 par value each. We have 20,000,000 Shares issued and outstanding, divided into (i) 5,029,012 Class A Ordinary Shares and (ii) 14,970,988 Class B Ordinary Shares, all with a par value of US$0.001 each.

Upon the closing of this offering, our authorized Share capital will be US$50,000 divided into 50,000,000 Shares of US$0.001 par value each. We will have 22,750,000 Shares issued and outstanding, divided into (i) 7,779,012 Class A Ordinary Shares, and (ii) 14,970,988 Class B Ordinary Shares, all with a par value of US$0.001 each.

All of our Shares issued and outstanding prior to the completion of the offering will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

We will adopt a dual class ordinary share structure immediately upon the completion of the Reorganization. Immediately upon the completion of this offering, there will be 7,779,012 Class A Ordinary Shares, representing 33.46% of the total outstanding share capital and 4.79% of the voting power immediately after the completion of this offering; and (ii) 14,970,988 Class B Ordinary Shares, representing 66.54% of the total outstanding share capital and 95.21% of the voting power immediately after the completion of this offering, all with a par value of US$0.001 each.

We have included summaries of certain material provisions of our amended and restated memorandum and articles of association (the Memorandum and Articles, respectively) and the Companies Act insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles, which is filed as an exhibit to the registration statement of which this prospectus forms a part

Our Amended and Restated Memorandum and Articles of Association

Our shareholder has adopted an amended and restated memorandum and articles of association dated August 16, 2023, which is currently effective and shall remain in effect after the date of the Company’s listing on the Nasdaq Capital Market. The following are summaries of material provisions of the amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at our general meetings. Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares at the option of the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Dividends. The holders of our shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended memorandum and restated articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one vote and each Class B Ordinary Share shall be entitled to 10 votes on all matters subject to the vote at general meetings of our Company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy at the meeting.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of at least two-thirds of such members, as being entitled to do so, vote in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our Shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our Shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of The Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

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Liquidation. On the winding up of our Company, if the assets available for distribution among our Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our Shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our Shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase, and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by special resolution of our Shareholders. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our Shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes of shares, the rights attached to any such class may be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our Shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Shares.

Inspection of Books and Records. Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records. However, we will provide our Shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay, or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our Shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may not issue negotiable or bearer shares but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between two or more constituent Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

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The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by the dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

●	those who control the company are perpetrating a “fraud on the minority.”

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In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself of herself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard in regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our Shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated articles of association do not provide for cumulative voting. As a result, our Shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under the Companies Act, a company may be wound up by an order of the courts of the Cayman Islands, by a special resolution of its members, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our Company may be dissolved, liquidated, or wound up by a special resolution of our Shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our Shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 7,779,012 outstanding Class A Ordinary Shares (or 8,191,512 Class A Ordinary Shares if the Underwriters exercise their option to purchase additional Class A Ordinary Shares within 45 days of the date of this prospectus from us in full) Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the closing date of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Class A Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this Registration Statement with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares. All of our other shareholders have agreed with the Underwriter not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six (6) months from the closing date of this offering. These parties collectively own all of our outstanding Ordinary Shares, without giving effect to this offering.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

The Selling Shareholder, with respect to his Ordinary Shares sold pursuant to the Resale Prospectus in this offering, has not entered into Lock-up Agreements. See “Risk Factor — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to this prospectus, may adversely affect the market price of our Class A Ordinary Shares.”

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Shares that does not exceed the greater of the following:

●	1% of the then outstanding Shares of the same class, which will equal approximately 75,290 Class A Ordinary Shares immediately after this Offering assuming the over-allotment option is not exercised and 79,040 Class A Ordinary Shares assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

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EXCHANGE CONTROLS AND LIMITATIONS AFFECTING SHAREHOLDERS

Singapore

There are no Singapore government laws, decrees, regulations or other legislation that may affect the import or export of capital, including the availability of cash and cash equivalents for use by our Group, and the remittance of dividends, interest or other payments to non-resident holders of our Company’s securities.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Singaporean Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Class A Ordinary Shares or of any person acquiring, selling or otherwise dealing with our Class A Ordinary Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Class A Ordinary Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Class A Ordinary Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Class A Ordinary Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Class A Ordinary Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Class A Ordinary Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Class A Ordinary Shares.

Individual Income Tax

An individual is a tax resident in Singapore in a year of assessment if, in the preceding year, he resides in Singapore except for such temporary absences as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore. This includes a person who is physically present in Singapore or exercises an employment (other than as a director of a company) in Singapore for 183 days or more during the year preceding the year of assessment. A foreigner who has worked in Singapore for a consecutive period spanning three calendar years is considered a tax resident. A foreigner who has worked in Singapore for a continuous period of at least 183 days spanning two calendar years will be considered a tax resident for those two years.

Generally, individual taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore, unless certain exemptions apply. Foreign-sourced income received in Singapore by a non-resident individual is exempt from Singapore income tax. Foreign-sourced income received in Singapore on or after January 1, 2004 by a Singapore tax resident individual is generally not taxable. However, overseas income is taxable in Singapore if it is received through a partnership in Singapore, or if the overseas income is incidental to a Singapore employment or a trade/business carried out in Singapore, or if the individual is employed overseas on behalf of the Singapore Government.

Currently, Singapore tax resident individuals are taxed at progressive rates ranging from 0% to 22%. Starting in year of assessment 2024, Singapore tax residents will be taxed at progressive rates ranging from 0% to 24%. Non-resident individuals, subject to certain exceptions and conditions, are currently subject to Singapore income tax on income accruing in or derived from Singapore at the rate of 15% or the resident rate, whichever is higher. Other non-employment income accruing in or derived from Singapore by non-resident individuals are taxed at 22%. This rate will be increased to 24% effective as of year of assessment 2024.

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Corporate Income Tax

A company is regarded as resident in Singapore for Singapore tax purposes if the control and management of its business are exercised in Singapore.

A company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Class A Ordinary Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Class A Ordinary Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the Inland Revenue Authority of Singapore (“IRAS”) regards as the carrying on of a trade or business in Singapore.

Holders of our Class A Ordinary Shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Class A Ordinary Shares is made.

Holders of our Class A Ordinary Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Class A Ordinary Shares.

Stamp Duty

There is no stamp duty payable on the subscription for our Class A Ordinary Shares.

Stamp duty is payable on an instrument for the conveyance, assignment or transfer on sale of the shares in a company incorporated in Singapore, or a foreign company which maintains a share or branch register in Singapore. Stamp duty is calculated at the rate of 0.2% of the consideration for, or market value of, such shares transferred, whichever is higher.

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Stamp duty is borne by the transferee unless there is an agreement to the contrary. Where an instrument of transfer is executed outside Singapore and not brought into Singapore, or no instrument of transfer is executed, no stamp duty is generally payable on the acquisition of shares. However, stamp duty is generally payable if the instrument of transfer is executed in Singapore or is executed outside Singapore and received in Singapore.

An electronic instrument may be treated as an instrument of transfer for stamp duty purposes. In this regard, an electronic instrument that effects a transaction includes, among others, an electronic record that effects, or an electronic record and a physical document that together effect, the same transaction, whether directly or indirectly. Examples of an “electronic record” include anything sent by e mail, SMS or any Internet-based messaging service.

An electronic instrument that is executed outside Singapore is received in Singapore if (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore.

Investors should seek their own tax advice on the applicability of stamp duty in connection with the purchase and sale of our Shares.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Goods and Services Tax

The sale of our Class A Ordinary Shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making an exempt supply is generally not recoverable as input tax.

Where our Class A Ordinary Shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, and that person is outside Singapore at the time the sale is executed, the sale should generally, subject to the satisfaction of certain conditions, qualify for zero-rating (i.e., subject to GST at 0%). Any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business may be fully recoverable as input tax where the relevant conditions are met. Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of our Class A Ordinary Shares.

Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of our Class A Ordinary Shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our Class A Ordinary Shares will be subject to GST at the prevailing rate of 8%. This rate will be raised from 8% to 9% with effect from January 1, 2024. Similar services rendered by a GST-registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, qualify for zero-rating, provided that the investor is outside Singapore when the services are performed and the services provided do not directly benefit any Singapore persons.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010, but is not otherwise party to any double-tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

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Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands as to tax concessions under the Tax Concessions Act (Revised). In accordance with the provision of Section 6 of The Tax Concessions Act (Revised), the Governor in Cabinet undertakes with our Company:

●	that no law that is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our Company or its operations; and

●	in addition, that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

●	on or in respect of the shares, debentures, or other obligations of our Company; or

●	by way of the withholding, in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from May 26, 2023.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below) that acquires our Class A Ordinary Shares in this offering and holds them as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (“IRS”), with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, or alternative minimum tax considerations, the Medicare tax on certain net investment income, any withholding or information reporting requirements; or any state, local, and non-U.S. tax considerations relating to the ownership or disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire our Class A Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold our Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

●	persons holding our Class A Ordinary Shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our stock (by vote or value);

●	investors that have a functional currency other than the U.S. dollar; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding our Class A Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, will be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of passive income, or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally classified as passive assets and goodwill and other unbooked intangibles associated with active business activities may generally be classified as non-passive assets. Passive income generally includes, among other things, dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person), and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Whether we are, or will be, classified as a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets.

While we have not determined whether we are a PFIC, we do not intend to undertake such an analysis. However, based upon our current and projected income and assets (including goodwill and taking into account our cash balances, including the anticipated proceeds from this offering) and the anticipated market price of the Class A Ordinary Shares in this offering, it is likely that we will be classified as a PFIC for the current taxable and future taxable years, at least until we start generating a substantial amount of active revenue. Accordingly, prospective investors should be willing to assume the risks of investing in a PFIC.

If we are classified as a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be classified as a PFIC.

Because it is likely that we will be classified as a PFIC for the current and future taxable years, at least until we start generating a substantial amount of active revenue, U.S. Holders should not assume that any dividends will qualify for the lower tax rate described under “— Dividends” below.

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Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which may increase the likelihood of us becoming classified as a PFIC for the current or subsequent taxable years. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the holder holds our Class A Ordinary Shares. However, if we cease to be classified as a PFIC, provided that the U.S. Holder has not made a mark-to-market election, as described below under “— Passive Foreign Investment Company Rules,” such holder may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Class A Ordinary Shares. If such election is made, the U.S. Holder will be deemed to have sold our Class A Ordinary Shares it holds on the last day of the last taxable year in which we were classified as a PFIC at their fair market value and any gain from such deemed sale would be subject to the rules described below under “— Passive Foreign Investment Company Rules.” After the deemed sale election, so long as we do not become classified as a PFIC in a subsequent taxable year, the Class A Ordinary Shares with respect to which such election was made will not be treated as Class A Ordinary Shares in a PFIC and the U.S. Holder will not be subject to the rules described below under “— Passive Foreign Investment Company Rules” with respect to any “excess distribution” received from us or any gain from an actual sale or other disposition of the Class A Ordinary Shares. The rules dealing with deemed sale elections are very complex. Investors are strongly urged to consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be classified as a PFIC and such election becomes available to holders of Class A Ordinary Shares.

Dividends

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any Cayman Islands tax withheld, if any) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the Class A Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (2) we are neither classified as a PFIC nor treated as such with respect to a U.S. Holder (as discussed above and below) for the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period and other requirements are met. Our Class A Ordinary Shares have been applied for listing on the Nasdaq Capital Market. Provided this listing is approved, we believe that our Class A Ordinary Shares will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the Class A Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on our Class A Ordinary Shares generally will be treated as income from foreign sources and generally will constitute passive category income. A U.S. Holder may be subject to Cayman Islands withholding taxes on dividends paid on our Class A Ordinary Shares (see “Material Tax Considerations — Cayman Islands Taxation”). A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and each U.S. Holder is urged to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of our Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Subject to the discussion under “— Passive Foreign Investment Company Rules,” the gain or loss will generally be capital gain or loss and individuals and other non-corporate U.S. Holders who have held the Class A Ordinary Shares for more than one year will generally be eligible for reduced tax rates. However, as described above under “— Passive Foreign Investment Company Considerations,” it is likely that we will be classified as a PFIC for the current and future taxable years, at least until we start generating a substantial amount of active revenue, in which case gains will be taxed as described in “— Passive Foreign Investment Company Rules.” The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, such that the U.S. Holder may not be able to use the foreign tax credit arising from any Cayman Islands tax (if any) imposed on the disposition of our Class A Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is urged to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

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Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of our Class A Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	the amount allocated to the taxable year of the excess distribution, sale, or other disposition and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are classified as a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns the Class A Ordinary Shares even if we cease to meet the threshold requirements for PFIC status unless the U.S. Holder makes a “deemed sale” election as discussed above under “— Passive Foreign Investment Company Considerations” in which case any gain on the deemed sale will be taxed under the PFIC rules described above.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and any subsidiary we own is also classified as a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the Class A Ordinary Shares of the lower-tier PFIC for purposes of the application of these rules. As a result, such U.S. Holder may incur liability for the deferred tax and interest charge described above if either (1) we receive any excess distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or; (2) the U.S. Holder disposes of all or part of our Class A Ordinary Shares. It is possible that any subsidiary we own would be a PFIC for the current taxable year or future taxable years. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any subsidiary we own.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Class A Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are classified as a PFIC the excess, if any, of the fair market value of the Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares; and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Class A Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are classified as a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

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The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our Class A Ordinary Shares will be treated as traded on a qualified exchange or other market upon their listing on the Nasdaq Capital Market. We anticipate that our Class A Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard. If any subsidiary we own is, or becomes, classified as a PFIC, the mark-to-market election will likely not be available with respect to the shares of such subsidiary that are treated as owned by a U.S. Holder. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of a lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders are urged to consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFIC.

As an alternative to the “mark to market” rules, a U.S. Holder may make a qualified electing fund election with respect to PFIC stock in order to mitigate the adverse U.S. tax consequences associated with owning PFIC stock. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. As such, U.S. Holders should not rely on the ability to make a qualified electing fund election with respect to our stock or the stock of MIHL’s subsidiaries.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are classified as a PFIC, the holder must generally file an annual IRS Form 8621 regarding distributions received on, and any gain realized on the disposition of, our Class A Ordinary Shares. U.S. Holders are urged to consult their tax advisor regarding our PFIC status and the U.S. federal income tax consequences of owning and disposing of our Class A Ordinary Shares if we are, or become, classified as a PFIC, including the possibility of making a market-to-market or deemed sale election.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

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UNDERWRITING

We will enter into an underwriting agreement with Maxim Group, LLC (“Maxim”, or “Representative”) to act as the underwriter named below. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase, and we have agreed to sell to them, the number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Shares
Maxim Group, LLC	2,750,000
Total

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 375,000 Class A Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriter in the preceding table.

The underwriter will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which they exercise discretionary authority.

Commissions and Expenses

The underwriting discounts and commissions are equal to 7% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share		No Exercise of Over-allotment Option		Full Exercise of Over-allotment Option
Initial public offering price(1)	$	[●]	$	[●]	$	[●]

Underwriting discounts and commissions to be paid by us	$	[●]	$	[●]	$	[●]

Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)	Initial public offering price per share is assumed at US$4.75, which is the low end of the range set forth on the cover page of the prospectus.

We have agreed to reimburse the Representative up to a maximum of $200,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below).

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We have agreed to pay all expenses relating to the offering, including, but not limited to, (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering (including the Over-allotment Shares with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of such Shares on such stock exchange as we and Maxim together determine; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as Maxim may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of Maxim’s counsel for such counsel’s participation in the “blue sky’ and stock exchange listing process); (v) the costs of all mailing and printing of the underwriting documents (including the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Maxim may reasonably deem necessary; (vi) the costs and expenses of the public relations firm referred to in Paragraph 13(i) hereof; (vii) the costs of preparing, printing and delivering certificates representing such Shares; fees and expenses of the transfer agent for such Shares; (viii) stock transfer taxes, if any, payable upon the transfer of securities from the Company to Maxim; (ix) the fees and expenses of the Company’s accountants and other agents and representatives. (x) all legal fees, costs and expenses in connection with the Offering, up to $200,000 in the event of a Closing of the Offering, and a maximum of $100,000 in the event that there is not a Closing of the Offering. Upon the execution of the engagement letter, we shall deliver to Maxim an amount of $50,000 as an advance against reasonably anticipated out-of-pocket expenses.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions, will be approximately $1.62 million, including a maximum aggregate reimbursement of $200,000 of the representative’s out-of-pocket expenses allowance.

The address of the representative is 300 Park Avenue, 16th Floor, New York, NY 10022.

Representative’s Warrants

In addition, we have agreed to issue the Representative’s warrants to the representative to purchase up to an aggregate number of Class A Ordinary Shares equal to 5% of the total number of Class A Ordinary Shares sold in this offering, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option. Such warrants shall have an exercise price equal to 110% of the initial public offering price of the Class A Ordinary Shares sold in this offering. The representative’s warrants may be purchased in cash or via cashless exercise, will be non-exercisable for six (6) months from the effective date of the Registration Statement of which this prospectus forms a part and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part. The representative’s warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), and except as otherwise permitted by FINRA rules, neither the representative’s warrants nor any of our shares issued upon exercise of the representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 18 months immediately following closing of this offering. In addition, we shall register the shares underlying the Representative’s Warrants under the Act and shall file all necessary undertakings in connection therewith. The Representative’s Warrants may be exercised as to all or a lesser number of Ordinary Shares, will provide for cashless exercise at all times and will contain provisions for one demand registration of the sale of the underlying Ordinary Shares at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five years after the Closing at the Company’s expense, in compliance with FINRA Rule 5110(f)(2)(G)(v).

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We will bear all fees and expenses attendant to registering the Class A Ordinary Shares underlying the representative’s warrants, other than any underwriting commissions incurred and payable by the warrant holders. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the representative’s warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of Class A Ordinary Shares at a price below the warrant exercise price.

Right of First Refusal

We have agreed that for a period of 18 months from the closing of this offering, the Representative will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company; provided, however, that such right shall be subject to FINRA Rule 5110(f)(2). In connection with such right, we have agreed to furnish the Representative with the terms and conditions of any financing and/or bona fide proposed private or public sale of securities to be made by us and/or any of our subsidiaries, and the name and address of such person, entity, or representative.

In addition, we have agreed, until the effectiveness of the registration statement in connection with this offering, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of our securities without the written consent of the representative. We further have agreed that if the Company determines that it shall proceed with an alternative offering (registered or unregistered) of its equity securities or reverse merger (“Alternative Transaction”), then Maxim’s exclusivity as set forth in this engagement letter shall still apply, and Maxim shall act as the Company’s exclusive underwriter, agent or advisor with respect to such Alternative Transaction.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We, our officers, directors and shareholders of five percent (5.0)% or more of the outstanding shares of the ordinary shares of the Company as of the effective date of the Registration Statement have agreed to a six-month lock-up period after the Offering is completed with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. This means that, for a period of six months after the Offering is completed, such persons may not offer, sell, contract to sell, encumber, grant any option for the sale, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “ORKT”. We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are so listed.

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Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

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Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A Ordinary Shares in certain countries.

Stamp Taxes

If you purchase Class A Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriter to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the Underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. The Underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The Underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriter is entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriter.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Cayman Islands

This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

China

This prospectus has not been and will not be circulated or distributed in the PRC and the shares may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this section only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau. This prospectus has not been nor will it be approved by or registered with the relevant Chinese governmental authorities, and it does not constitute nor is it intended to constitute an offer of securities within the meaning prescribed under the PRC securities law or other laws and regulations of the PRC. Accordingly, this prospectus shall not be offered or made available, nor may the Class A Ordinary Shares be marketed or offered for sale to the general public, directly or indirectly, in the PRC. The Class A Ordinary Shares shall only be offered or sold to PRC investors that are authorized or qualified to be engaged in the purchase of the Class A Ordinary Shares being offered. Potential investors in the PRC are responsible for obtaining all the relevant regulatory approvals/licenses from the Chinese government by themselves, including, without limitation, those that may be required from the state administration of foreign exchange, the China banking regulatory commission, the ministry of commerce and the national development and reform commission, where appropriate, and for complying with all the relevant PRC laws and regulations in subscribing for Class A Ordinary Shares.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or
●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

93

For purposes of the above provision, the expression “an offer of ADSs to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

(a)	to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

These securities have not been delivered for registration to the registrar of companies in Hong Kong and, accordingly, must not be issued, circulated or distributed in Hong Kong other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, within the meaning of the Hong Kong companies ordinance (the “ordinance”) or in circumstances which do not constitute an offer to the public for the purposes of the ordinance. Unless permitted by the securities laws of Hong Kong, no person may issue or cause to be issued in Hong Kong these securities or any or other invitation, advertisement or document relating to the securities to anyone other than a person whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

Japan

The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Class A Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

94

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding 12 months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding 12 months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This Registration Statement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Registration Statement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Taiwan

The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

United Kingdom

An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

95

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$3,651
The Nasdaq Capital Market listing fee	50,000
FINRA filing fee	3,230
Printing and engraving expenses	11,990
Legal fees and expenses	651,226
Accounting fees and expenses	525,000
Transfer agent and registrar fee and expenses	16,425
Miscellaneous	359,218
Total	$1,620,740

96

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this Offering and certain other legal matters concerning this offering as to Singapore law will be passed upon for us by Bird & Bird ATMD LLP, our Singapore counsel. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Orangekloud Technology Inc. as of December 31, 2023 and 2022, and for the years then ended, have been audited by Simon & Edward, LLP, Independent Registered Public Accounting Firm, as set forth in their report elsewhere herein. Such consolidated financial statements have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

97

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Harneys Westwood & Riegels Singapore LLP (Harneys), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harneys has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor (a liability to pay a liquidated sum for which the judgment has been given); (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Goh Kian Hwa	Chief Executive Officer, Chairman of the Board of Directors, and Director	Singapore	Singapore
Shally Ang	Chief Financial Officer	Singapore	Singapore
Chu Eng Mian	Chief Operating Officer	Singapore	Singapore
Tan Kevin Patrick So	Chief Technology Officer	Philippines	Singapore
Lung Lay Hua*	Director	Singapore	Singapore
Kwong Choong Kuen*	Independent Director	Singapore	Singapore
Loh Long Hsiang*	Independent Director	Singapore	Singapore
Lai Chiun Shen*	Independent Director	Singapore	Singapore

*	Has accepted director appointment, which will be effective immediately upon effectiveness of this registration statement.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our Class A Ordinary Shares will be required to be registered as Shareholders in our register of members in order to have standing to bring a Shareholder suit and, if successful, to enforce a foreign judgment against us, our Directors or our Executive Officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our Class A Ordinary Shares may become our registered Shareholder by exchanging its interest in our Class A Ordinary Shares for certificated Shares and being registered in our register of members. The administrative process of becoming a registered Shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

98

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Class A Ordinary Shares represented by the Class A Ordinary Shares to be sold in this Offering.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

99

ORANGEKLOUD TECHNOLOGY INC.

F-1

17506 Colima Road, Ste 101, Rowland Heights, CA 91748 Tel: +1 (626) 581-0818 Fax: +1 (626) 581-0809

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Orangekloud Technology Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of OrangeKloud Technology Inc. and subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operation and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes to the consolidated financial statements. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Revenue recognition

As described in Note 2 to the consolidated financial statements, the Company generates its revenue mainly from sales of packaged software solutions and providing professional services and support to its customers. The Company evaluates its various sales/service contracts and determines whether the products and services in a contract are considered distinct performance obligations that should be accounted for separately versus together, the reasonableness of contract price being allocated to each performance obligations based on its relative standalone selling price, and the timing when the control is transferred to its customers.

We identified the revenue recognition as a critical audit matter. Auditor judgement is involved in performing our audit procedures to evaluate the timing the Company transfers the control of the promised service to its customers in an amount of consideration to which the Company expects to be entitled to in exchange for the services per the contracts.

The primary procedures we performed to address this critical audit matter included:

●	We evaluated management’s significant accounting policies – revenue recognition related to these sales contracts and service contracts executed for reasonableness.

●	We selected sales contracts on a sample basis and performed the following procedures:

Obtained and read contract for each selection;

Tested management’s identification of performance obligation and allocation of contract consideration toward each performance obligation identified;

Assessed the reasonableness of the timing of revenue recognition and management conclusion toward principal vs. agent role assumed in the sales contracts;

Traced to the evidence the management uses to apply their accounting policies;

Evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions;

We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

/s/ Simon & Edward, LLP

We have served as the Company’s auditor since 2023.

Rowland Heights, California

April 19, 2024

F-3

ORANGEKLOUD TECHNOLOGY INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31
	2022	2023	2023
	S$	S$	US$
ASSETS
Current assets
Cash and cash equivalents	2,000,234	1,067,228	808,935
Accounts receivable, net	2,370,731	585,612	443,881
Contract assets	25,711	447,435	339,146
Amount due from related parties	-	429	325
Other current assets	38,527	194,049	147,085
Total current assets	4,435,203	2,294,753	1,739,372

Noncurrent assets
Intangible assets, net	1,815,680	1,613,890	1,223,293
Property and equipment, net	37,067	12,277	9,306
Right-of-use assets	252,854	123,881	93,899
Contract assets, noncurrent	-	15,128	11,467
Deposits	25,635	3,210	2,433
Deferred tax assets	161,000	161,000	122,034
Total noncurrent assets	2,292,236	1,929,386	1,462,432

TOTAL ASSETS	6,727,439	4,224,139	3,201,804

LIABILITIES
Current liabilities
Accounts payable	317,211	284,388	215,560
Accruals and other payables	304,720	367,380	278,466
Amount due to directors	31,561	196	149
Contract liabilities	1,844,984	597,116	452,601
Bank loans, current	149,866	245,625	186,178
Operating lease liabilities, current	129,440	123,881	93,899
Total current liabilities	2,777,782	1,618,586	1,226,853

Noncurrent liabilities
Contract liabilities, noncurrent	148,120	5,359	4,062
Bank loans, noncurrent	313,544	503,577	381,700
Operating lease liabilities, noncurrent	123,881	-	-
Total noncurrent liabilities	585,545	508,936	385,762

TOTAL LIABILITIES	3,363,327	2,127,522	1,612,615

COMMITMENTS AND CONTINGENCIES	-	-	-

SHAREHOLDERS’ EQUITY
Ordinary shares, US$0.001 par value, 50,000,000 shares authorized, issued and 20,000,000 outstanding*	26,808	26,808	20,000
Additional paid in capital	3,106,525	3,106,525	2,354,997
Retained earnings (Accumulated losses)	189,410	(1,118,283)	(847,634)
Other reserves	16,667	16,667	12,633
Accumulated other comprehensive income	24,702	64,900	49,193
Total shareholders’ equity	3,364,112	2,096,617	1,589,189

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,727,439	4,224,139	3,201,804

(*) The share numbers and amounts are presented on a retrospective basis, see Note 8.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ORANGEKLOUD TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended December 31
	2022	2023	2023
	S$	S$	US$
Revenues:
License, subscriptions fee and product
- Packaged subscription, license, software and hardware for solution	2,401,757	2,129,993	1,614,487
- No-code platform and mobile application	479,987	201,632	152,833
Services and license support	4,270,348	3,757,971	2,848,458
Total revenues	7,152,092	6,089,596	4,615,778

Cost of revenues:
License, subscriptions fee and product
- Packaged subscription, license, software and hardware for solution	(1,208,650)	(1,279,787)	(970,050)
- No-code platform and mobile application	(45,552)	(52,918)	(40,111)
Services and license support	(1,691,885)	(1,884,270)	(1,428,235)
Total cost of revenues	(2,946,087)	(3,216,975)	(2,438,396)

Gross profit	4,206,005	2,872,621	2,177,382

Operating expenses:
Selling and marketing expenses	(720,097)	(713,503)	(540,819)
General and administrative expense	(1,401,343)	(2,644,245)	(2,004,279)
Depreciation and amortization expenses	(227,302)	(288,766)	(218,878)
Research and development expenses	(49,079)	(576,556)	(437,017)
Total operating expenses	(2,397,821)	(4,223,070)	(3,200,993)

Income (Loss) from operations	1,808,184	(1,350,449)	(1,023,611)

Other income (expense):
Other income	201,850	100,288	76,016
Interest expense	(17,268)	(36,616)	(27,754)
Other expense, net	(4,879)	(20,916)	(15,854)
Total other income (expense), net	179,703	42,756	32,408

Income (loss) before tax expense	1,987,887	(1,307,693)	(991,203)
Income tax expense	-	-	-
Net income (loss)	1,987,887	(1,307,693)	(991,203)

Other comprehensive income (loss):
Foreign currency translation, net of income tax	14,282	(37,247)	(28,232)
Total comprehensive income (loss)	2,002,169	(1,344,940)	(1,019,435)

Net income (loss) per share attributable to ordinary shareholders
Basic and diluted	0.10	(0.07)	(0.05)

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	20,000,000	20,000,000	20,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ORANGEKLOUD TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional	Retained earnings		Accumulated other
	Shares Outstanding	Par value	paid-in capital	(Accumulated losses)	Other reserve	comprehensive income (loss)	Total
		S$	S$	S$	S$	S$	S$
Balance as of January 1, 2022	20,000,000	26,808	3,106,525	(1,798,477)	16,667	10,420	1,361,943
Net income	-	-	-	1,987,887	-	-	1,987,887
Foreign currency translation	-	-	-	-	-	14,282	14,282
Balance as of December 31, 2022	20,000,000	26,808	3,106,525	189,410	16,667	24,702	3,364,112
Net loss	-	-	-	(1,307,693)	-	-	(1,307,693)
Foreign currency translation	-	-	-	-	-	40,198	40,198

Balance as of December 31, 2023	20,000,000	26,808	3,106,525	(1,118,283)	16,667	64,900	2,096,617

		US$	US$	US$	US$	US$	US$

Balance as of December 31, 2023	20,000,000	20,000	2,354,997	(847,634)	12,633	49,193	1,589,189

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ORANGEKLOUD TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31
	2022	2023	2023
	S$	S$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	1,987,887	(1,307,693)	(991,203)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	227,302	288,766	218,878
Intangible assets written off	3,110	-	-
Principal payment of operating lease	(10,526)	(467)	(354)
Change in operating assets and liabilities:
Account receivables	(1,184,176)	1,785,119	1,353,080
Contract assets	155,718	(436,852)	(331,124)
Other current assets	(8,145)	2,017	1,529
Deposits	-	22,425	16,998
Account payables	(160,432)	(32,823)	(24,879)
Accruals and other payables	86,020	62,660	47,495
Contract liabilities	208,777	(1,390,629)	(1,054,066)

Net cash provided by (used in) operating activities	1,305,535	(1,007,477)	(763,646)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(44,625)	(18,914)	(14,336)
Additions in intangible assets	(456,170)	(43,272)	(32,799)

Net cash used in investing activities	(500,795)	(62,186)	(47,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of borrowings	(145,441)	(214,208)	(162,365)
Proceeds from borrowings	-	500,000	378,989
Dividend paid	(449,596)	-	-
Net movements in deferred offering expenses	-	(157,539)	(119,411)
Net movements in amounts due from related parties	104,402	(429)	(325)
Net movements in amounts due to directors	31,348	(31,365)	(23,774)

Net cash (used in) provided by from financial activities	(459,287)	96,459	73,114

Foreign currency translation	14,282	40,198	30,468
Net changes in cash and cash equivalents	359,735	(933,006)	(707,198)
Cash and cash equivalents - beginning of year	1,640,499	2,000,234	1,516,133

Cash and cash equivalents - end of year	2,000,234	1,067,228	808,935

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	-	-	-

Cash paid for interest	17,268	36,616	27,754

The accompanying notes form an integral part of these consolidated financial statements.

F-7

ORANGEKLOUD TECHNOLOGY INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	Organization and business overview

Orangekloud Technology Inc. is an investment holding company incorporated on May 12, 2023 under the laws of the Cayman Islands. The Company through its subsidiaries provide IT consultancy services and distribution of related products and services. The Company and its subsidiaries are collectively referred to as the “Company”.

The Company disrupt traditional enterprise application development, in particular for SMEs (i.e.: entities with an employment size of not more than 200 or with annual sales turnover of not more than $100 million), with integrated Agile and DevOps practices for mobile developers to build cross platform mobile application, faster, smarter and in a secure manner with a No-Code RMAD, adopting a PaaS model. The Company also offers ERPs predominately in Singapore.

With the RMAD platform, eMOBIQ®, organizations can rapidly and easily design, build and implement powerful, enterprise-grade custom applications with little or no coding required. The customers, in particular, the food manufacturing and food service industry, precision engineering, construction, retail, energy, and warehouse management sectors, have used applications built on the No-Code platform to including but not limited to launch new business lines, digitalize business processes and customer interfaces, and thus, providing an overall digital transformation within their respective business. With the platform, decision makers can reimagine their products, services, processes and customer interactions by removing much of the complexity and many of the challenges associated with traditional approaches to software development.

In implementing the eMOBIQ® platform for customer SMEs, the Company also complement this service with the digital transformation advisory and solutions to customers in developing their Digital Transformation Roadmap and ultimately implementing such software application solutions. The Company also provide custom mobile application solutions based on customers’ needs, which the Company build through the eMOBIQ® platform, allowing for rapid deployment. Such customers typically subscribe a eMOBIQ® user license to continue their operation of their custom eMOBIQ® mobile applications. Outside developers may also subscribe an eMOBIQ® developer license through a subscription model, in order to custom build their own mobile solution applications, or to develop custom mobile application solutions for their own customers (“End-Users”). In such cases, these End-Users will also require an eMOBIQ® user license in order to operate the custom mobile applications built on the eMOBIQ® platform.

The Company is headquartered in Singapore.

A reorganization of the Company’s legal structure (the “Reorganization”) was completed on October 4, 2023. The Reorganization involved the transfer of 100% of the equity interests in MSC Consulting (S) Pte Ltd and its wholly owned subsidiaries from its original shareholders to Orangekloud Technology Inc. Consequently, Orangekloud Technology Inc. became the ultimate holding company of all the entities mentioned above.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra-entity transactions.

F-8

1	Organization and business overview (continued)

The consolidated financial statements of the Company include the following entities:

Name	Date of incorporation	Percentage of direct or indirect interests	Place of incorporation	Principal activities
Orangekloud Technology Inc.	12 May 2023	100%	Cayman Island	Investment holding
Enterprise Software Investment Inc.	12 May 2023	100%	British Virgin Islands	Investment holding
MSC Consulting (S) Pte. Ltd.	16 June 2003	100%	Singapore	Information technology consultancy
Orangekloud Pte. Ltd.	8 August 2015	100%	Singapore	Software provider
Orangekloud Reskilling Centre Pte. Ltd.	8 November 2018	100%	Singapore	Dormant
Orangekloud, Inc.	15 March 2017	100%	The state of California	Dormant
MSCI Consulting Sdn. Bhd.	16 May 2006	100%	Malaysia	Information technology consulting solution

2	Summary of significant accounting policies

This summary of significant accounting policies is presented to assist in understanding the Company’s consolidated financial statements and have been consistently applied in the preparation of the financial statements.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries. Significant inter-company balances, investment and capital, if any, have been eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, professional service revenue estimated for various projects, the useful lives and impairment of long-lived assets, and collectability of accounts receivable and other current assets. Actual results may differ from these estimates.

F-9

2	Summary of significant accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

Accounts receivable, net

Accounts receivable mainly represent amounts due from clients that meet the revenue recognition criteria. These accounts receivables are recorded net of any allowance for credit losses, do not bear interest, and specific customer credit allowances. The Company maintains an allowance for estimated credit losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the receivable amount in dispute, and the current receivables aging and current payment patterns, over the contractual life of the receivable. The Company writes off the receivable when it is determined to be uncollectible.

Other current assets

Other current assets, net, primarily consists of deposits, prepayments made to vendors or services providers for future services that have not been provided, prepaid rent and other receivables from third parties. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2022 and 2023, management believes that the Company’s other current assets are not impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Property and equipment	lesser of lease term or expected useful life
Software	1 year
Furniture & fixtures	3 years
Office equipment	1 to 5 years
Leasehold improvement	Shorter of the lease term or 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statement of income. Expenditures for maintenance and repairs are charged to expense as incurred, while additions renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

F-10

2	Summary of significant accounting policies (continued)

Intangible assets, net

The useful life of the intangible assets is assessed to be finite. Amortization is computed using the straight-line method over the estimated useful life as follows:

Software cost	10 years
Patent	20 years

The software cost is primarily attributable to No-Code Rapid Mobile App Development (RMAD) platform which allows mobile and non-mobile developers to build mobile applications with simple drag-and-drop. The software cost pertains to payroll and payroll-related costs for employee’s time spent on software projects, and fees paid to third parties for development. Costs incurred in relation to individual projects are capitalized only when the future economic benefit of the project is probable and the following main conditions are met: (i) the development cost can be measure reliably, (ii) the technological feasibility of the product has been established and (iii) therefore it is the intention of management to complete the intangible asset and sell it.

Patents are patents of service management, eMOBIQ® trademark, OK365® and TableQR® wordmarks.

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets (asset groups), including property and equipment and operating lease right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset (asset group) and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset (asset group), the Company recognizes an impairment loss based on the excess of the carrying amount of the asset (asset group) over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of December 31, 2022 and 2023, no impairment of long-lived assets was observed and recognized.

Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in pricing the asset or liability. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	- observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	- other inputs that are directly or indirectly observable in the marketplace.
Level 3	- unobservable inputs which are supported by little or no market activity.

The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, contract assets and liabilities, accounts payable, other payables to related parties, contract liabilities, and accruals and other payables approximate their fair values because of their generally short maturities.

F-11

2	Summary of significant accounting policies (continued)

Fair value measurements

The fair value of such loans payable had been determined based on the variable nature of the interest rates and the proximity to the issuance date. The following table presents the fair value and carrying value of the Company’s bank loans as of December 31, 2022 and 2023:

	Fair Value			Carrying
	Level 1	Level 2	Level 3	Value
Liabilities – December 31, 2022 (S$)
Bank loans	$-	$463,410	$-	$485,154

	Fair Value			Carrying
	Level 1	Level 2	Level 3	Value
Liabilities – December 31, 2023 (S$)
Bank loans	$-	$749,202	$-	$828,366

Liabilities – December 31, 2023 (US$)
Bank loans	$-	$567,878	$-	$627,883

Revenue recognition

The Company accounts for its revenue under ASC Topic 606, Revenue from Contracts with Customers. The five-step model defined by ASC Topic 606 requires the Company to:

(1) identify its contracts with customers;

(2) identify its performance obligations under those contracts;

(3) determine the transaction prices of those contracts;

(4) allocate the transaction prices to its performance obligations in those contracts; and

(5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

Revenues are generally recognized upon the transfer of control of promised products or services provided to our customers, reflecting the amount of consideration we expect to receive for those products or services.

The Company generates revenue from the following streams:

(1) Sales of Packaged software solutions

The Company enters into packaged software solution contracts with brand-named software and IT product/service providers for consideration that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations.

Certain contracts may include the Company’s performance obligations to arrange the IT products/service to be provided by the brand-named providers. The Company considers the following indicators amongst others when determining whether it is acting as a principal in the contract where revenue would be recorded on a gross basis:

(i)	the Company is primarily responsible for arranging the promise to provide the specified products or services;
(ii)	the Company has inventory risk before the specified products/services have been transferred to a customer or after transfer of control to the customer; and
(iii)	the Company has discretion in establishing the price for the specified products or services delivered.

F-12

2	Summary of significant accounting policies (continued)

Revenue recognition (continued)

In these arrangements, as the company assumes the principle role in these transactions, revenue is recognized in the amount of the gross fee associated with them being a principle. These arrangements primarily relate to the sale of third party software and services and the Company is in charge of providing services for the coordination, holding, delivery and aftersales services of the software, and thereby assuming the inventory risk and has the full discretion in setting the prices for their these products and services.

Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require judgment. The Company allocates the transaction price to each performance obligation in a contract based on its relative standalone selling price, or SSP. The SSP is the observable price at which the Company sells the product or service separately.

Products sold are without a right of return and consequently no sales returns allowance is considered necessary.

Packaged software solutions we contracted to sale include:

(a)	Third party licenses and services

Revenue generated from third party licenses sold are recognized upon transfer of control of licenses at point in time in an amount that reflects the consideration the Company expects to receive in exchange for the licenses. Third party licenses include third party licenses and products, and subscription of third-party hosting services.

In respect of third-party hosting services revenue, Microsoft Corporation (“Microsoft”) provides the hosting services when customers access their cloud offerings. The Company will bill and collect in advance from customers before purchase through Microsoft portal at fixed subscription term at annual basis. Microsoft will generate Admin ID, password, and Tenant ID based on the end customer’s name to register licenses for customer to access the portal for resource creation, then the control of license is considered transferred to customer. The Company does not have any other obligation during the remaining term. The third-party hosting services revenue is non-refundable based on Microsoft’s policy.

(b)	Subscription of No-code platform and mobile application

(a)	No-code platform and mobile application

The annual subscription revenue generated from our No-Code platform (eMOBIQ®, OK365®) are non-refundable while customer and Project Manager will sign off on “GO LIVE” document for our own project customers or acceptance of invoice for third party resellers or subscribers as evidence of right to access our platform. The subscription revenue is recognized over time of subscription.

(2)	Professional services and support revenue

(a)	Professional service revenue

Our professional service is primarily designed to modify or customize digital transformation solutions for our customers, among others, consultation, application development and deployment assistance and training related to our customers.

Professional services are billed under fixed-fee arrangements. Each project is assigned a total man-day and each task is allocated a specific number of man days split by specific tasks. Revenue is recognized based on the proportion of number of assigned man-days against the total allocated man days.

(b)	Support income

Support fee is from support post implementation of software projects. Revenue is recognized ratably over the contractual support period.

F-13

2	Summary of significant accounting policies (continued)

Contract Assets and contract liabilities

The contract assets primarily relate to the Company’s rights to bill for work completed but not billed at the reporting date. The contract assets are transferred to receivables until subsequent billing phase. The contract liabilities primarily relate to advance billing to customers based on the contract, for which project task has yet completed.

Segments

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by CODM, or decision making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operation results by the revenue of different services. Based on management’s assessment of their business operation and main product lines, the Company has determined that it has two operating segments based on product offered as defined by ASC 280 as follow.

1.	Sales of Packaged software solutions
2.	Sales of No-code platform and mobile application

Packaged software solutions

Organizations historically rely on packaged software and custom software solutions for their operations and business automation. The packaged software solutions segment acknowledges this reliance and aims to provide solutions to address unique business operating models and requirements, offering competitive advantages. It recognizes that standardized frameworks often necessitate organizations to conform their individual processes, needs, and systems of record.

No-code platform and mobile application

This segment focuses on providing a rapid development environment through a No-Code platform. The eMOBIQ® platform enables organizations to speed up their enterprise application development cycle by offering an intuitive and visual interface that requires no coding. The platform includes easy-to-use navigation tools and drag-and-drop application building components, facilitating the design process and enabling the launch of business applications in a faster and more productive manner. Additionally, it allows professional and citizen developers to utilize the platform, import custom plugins, and integrate with various ERP systems.

Concentrations and credit risk

The Company maintains cash with banks in Singapore (“SGN”). Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In Singapore, a depositor has up to S$75,000 insured by Singapore Deposit Insurance Corporation (“SDIC”).

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivables are short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security. The Company periodically evaluates the creditworthiness of the existing clients in determining the allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

As of December 31, 2022 and 2023, the Company’s assets were located in Singapore and the Company’s revenue was principally derived from the operation in Singapore.

F-14

2	Summary of significant accounting policies (continued)

Concentrations and credit risk (continued)

For the year ended December 31, 2022, customer A accounted for 4% of the Company’s total revenue and 11% of the Company’s total accounts receivable as of December 31, 2022. For the year ended December 31, 2023, customer B and customer C accounted for 4% and 11% of the Company’s total revenue and 15% and 0% of the total accounts receivable as of December 31, 2023.

For the year ended December 31, 2022, Microsoft Regional Sales Pte Ltd. and Ingram Micro Asia Marketplace Pte Ltd. accounted for 24% and 10% of the Company’s total purchases, and 49% and 13% of the accounts payable as of December 31, 2022, respectively. For the year ended December 31, 2023, Microsoft Regional Sales Pte Ltd. and Ingram Micro Asia Marketplace Pte Ltd. accounted for 19% and 6% of the Company’s total purchases, and 59% and 20% of the accounts payable as of December 31, 2023, respectively.

Employee benefits

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

i)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Company pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Company has no further payment obligations once the contributions have been paid.

ii)	Short-term compensated absences

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

Related parties

The Company follows ASC 850 Related Party Disclosures for the identification of related parties and disclosure of related party transactions.

Foreign currency

The accompanying consolidated financial statements are presented in Singapore Dollars (“S$”), which is the reporting currency of the Company. The functional currencies of the Company are the Singapore Dollar, United State Dollars and Malaysia Ringgit.

Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from S$ into US$ as of and for the years ended December 31, 2023 are solely for the convenience of the reader and were calculated at the rate of US$ 0.7580 = S$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2023. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2023, or at any other rate.

F-15

2	Summary of significant accounting policies (continued)

Income taxes

The Company accounts for income taxes under FASB ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are also provided for net operating loss carryforwards that can be utilized to offset future taxable income.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. A valuation allowance is established, when necessary, to reduce net deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of FASB ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes for the years ended December 31, 2022 and 2023. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing net earnings (loss) attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options, warrants and convertible debt were exercised or converted into ordinary shares. When the Company has a loss, diluted shares are not included as their effect would be anti-dilutive. The Company has no dilutive securities or debt for each of the years end December 31, 2022 and 2023.

Recent Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses”. The standard, including subsequently issued amendments (ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10 and ASU 2019-11), requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In November 2019, the FASB issued ASU No. 2019-10 to postpone the effective date of ASU No. 2016-13 for public business entities eligible to be smaller reporting companies defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted the updates as of January 1, 2023, with no material impact on the Company’s consolidated financial statements.

Recent Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company made the election to delay the adoption of new or revised accounting standards. As result of the election, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

F-16

2	Summary of significant accounting policies (continued)

Recent Accounting Pronouncements (continued)

In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively and early adoption is also permitted, including adoption in an interim period. The Company does not plan to adopt this ASU earlier than the effective date but it is currently not expected to have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to our consolidated financial statements.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and cash flows.

3	Account receivable, net

Accounts receivable, net consist of the following:

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Accounts receivable	2,514,157	870,154	659,557
Less: allowance for doubtful accounts	(143,426)	(284,542)	(215,676)
	2,370,731	585,612	443,881

F-17

3	Account receivable, net (continued)

Movements of allowance for doubtful accounts are as follows:

	December 31, 2022	December 31, 2023	December 31, 2023
	SGD	SGD	USD

Allowance for doubtful accounts, beginning balance	143,426	143,426	108,714
Addition	-	141,116	106,962
Allowance for doubtful accounts, ending balance	143,426	284,542	215,676

4	Contract assets and contract liabilities

Contract assets:

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Balance - beginning of the year	181,429	25,711	19,181
Increase resulting from satisfaction of performance obligations	415,746	1,879,609	1,424,702
Less: progress billings	(571,464)	(1,442,757)	(1,093,270)

Balance - end of the year	25,711	462,563	350,613

Contract liabilities:

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Balance - beginning of the year	1,784,327	1,993,104	1,510,728
Advances from customers	5,837,526	1,308,152	991,550
Revenue recognized during the year	(5,628,749)	(2,698,781)	(2,045,615)

Balance - end of the year	1,993,104	602,475	456,663

F-18

4	Contract assets and contract liabilities (continued)

As of December 31, 2023, the aggregate amount of transaction price allocated to unsatisfied performance obligations related to the Company’s revenue is S$602,475 (US$456,663). The Company expects to recognize revenue upon the service provided and the performance obligations are satisfied during the following time frame:

	2024	2025	Total
Remaining performance obligations (S$)
Packaged subscription, license, software and hardware for solution
- Third party licenses (a)	482,748	-	482,748
- Subscription of No-Code platform and mobile application (b)	53,180	-	53,180
Services and license support (c)	61,188	5,359	66,547
	597,116	5,359	602,475
Remaining performance obligations (US$)
Packaged subscription, license, software and hardware for solution
- Third party licenses (a)	365,912	-	365,912
- Subscription of No-Code platform and mobile application (b)	40,309	-	40,309
Services and license support (c)	46,380	4,062	50,442
	452,601	4,062	456,663

(a)	Advances from customers but packaged subscription, license, software or hardware for solution have not delivered to customer yet as of December 31, 2023.
(b)	The remaining subscription period of No-Code platform and mobile application sold as of December 31, 2023.
(c)	The remaining performance obligations for professional services or support pursuant to services or support contracts has yet been rendered pursuant to the ongoing projects.

F-19

5	Intangible assets

Intangible assets include patent and eMOBIQ®, a computer software platform that is not an integral part of a computer-controlled machine. The intangible assets are initially capitalized at cost which includes the purchase price (net of any discounts and rebates) and other directly attributable cost of preparing the asset for its intended use. Direct expenditure which enhances or extends the performance of the intangible assets beyond its specifications and which can be reliably measured, is added to the original cost of the intangible assets. Costs associated with maintaining the intangible assets are recognized as an expense when incurred. Following initial recognition, intangible assets are carried at cost less accumulated amortization and any accumulated impairment losses.

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Patent	48,453	48,453	36,726
Software cost	2,416,849	2,460,121	1,864,717

Total	2,465,302	2,508,574	1,901,443
Less: accumulated amortization	(649,622)	(894,684)	(678,151)

Net book value	1,815,680	1,613,890	1,223,293

Amortization expenses for the years ended December 31, 2022 and 2023 were S$198,211 and S$245,062 (US$185,752), respectively.

6	Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has one office premise lease agreement with lease terms ranging for two years, respectively. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with a lease term with one year.

As of December 31, 2023, the Company had the following non-cancellable lease contracts:

Description of lease	Lease term
Office premise	2 years

(a)	Amount recognized in the consolidated balance sheet:

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Right-of-use assets	252,854	123,881	93,899

Lease liabilities
Current	129,440	123,881	93,899
Non-current	123,881	-	-
	253,321	123,881	93,899

F-20

6	Leases (continued)

(b)	A summary of lease cost recognized in the Group’s consolidated statements of operations is as follows:

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Amortization of right-of-use assets	10,993	128,973	97,759

Interest of lease liabilities	992	8,770	6,647

Lease Commitment

Future minimum lease payments under non-cancellable operating lease agreements as of December 31, 2023 were as follows:

	Minimum lease payment
Twelve months ending December 31,	S$	US$
2024	126,693	96,030
2025	-	-

Total future minimum lease payments	126,693	96,030
Less imputed interest	(2,812)	(2,131)

Present value of operating lease liabilities	123,881	93,899
Less: current portion	(123,881)	(93,899)

Long-term portion	-	-

The following summarizes other supplemental information about the Company’s lease as of December 31, 2023:

As of December 31, 2023
Weighted average discount rate	4.51%
Weighted average remaining lease term	11 months

During the year ended December 31, 2023, the Company entered an operating lease with third party for office spaces, all with an operating lease term of 12 months. The remaining minimum lease payments under the operating lease as of December 31, 2023 was approximately S$126,693 (approximately US$96,030).

7	Accruals and other payables

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Accruals for staff related costs	252,072	360,982	273,616
Other payables	52,648	6,398	4,850

Total	304,720	367,380	278,466

F-21

8	Equity

Ordinary shares

The Company was incorporated under the laws of the Cayman Islands on 12 May 2023. The original authorized share capital of the Company was US$50,000 divided into 50,000,000 shares comprising 50,000,000 ordinary shares of par value US$0. 001 each.

A reorganization of the Company’s legal structure (the “Reorganization”) was completed on October 4, 2023. The Reorganization involved the transfer of 100% of the equity interests in MSC Consulting (S) Pte Ltd and its wholly owned subsidiaries from its original shareholders to Orangekloud Technology Inc. Consequently, Orangekloud Technology Inc. became the ultimate holding company of all the entities mentioned above.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra-entity transactions.

MSC Consulting (S) Pte. Ltd. declared dividends of S$2,700,000 at S$27 per share to its shareholders on July 31, 2018. S$449,596 and S$nil were subsequently paid in the years ended December 31, 2022 and 2023, respectively.

9	Related party transactions and balances

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2022 and 2023:

Name of related parties	Relationship with the Company
AE Computer Systems Pte Ltd	100% owned by the founder and Director, Goh Kian Hwa until September 30, 2022
Foodopa Technologies Pte Ltd	100% owned by Goh Kian Hwa’s son, Goh Song Han
K.H. Goh Holdings Pte Ltd	100% owned by the founders and Directors: Goh Kian Hwa (50%) and Lung Lay Hua (50%)
Vertical Software Asia Pte Ltd	100% owned by the founders and Directors: Goh Kian Hwa (50%) and Lung Lay Hua (50%)
Xenturion Technology Pte Ltd	90% owned by the founder and Director: Goh Kian Hwa
Goh Kian Hwa	Shareholder, Founder and Director
Lung Lay Hua	Shareholder, Founder and Director
Chew Kim Chwee	Shareholder, director of pre-sales of MSC Consulting

Due to related parties

The Company rented the office from K.H. Goh Holdings Pte Ltd, for S$138,210 and S$138,210 (US$104,760) for the years ended December 31, 2022 and 2023, respectively.

The Company paid director fees and director’s remuneration to Ms. Lung Lay Hua amounting to S$256,294 and S$238,758 (US$180,973) for the years ended December 31, 2022 and 2023, respectively. The interest free, unsecured, and due on demand balance due to Ms.Lung was S$885 and S$196 (US$149), and director fee payable was S$10,000 and S$nil as of December 31, 2022 and 2023, which has been fully settlement in subsequent period.

The Company paid director fees and director’s remuneration to Mr. Goh Kian Hwa amounting to S$256,294 and S$237,873 (US$180,302) for the years ended December 31, 2022 and 2023 respectively. The interest free, unsecured, and due on demand balance due to Mr. Goh was S$677 and director fee payable was S$10,000 as of December 31, 2022, which has been fully repaid in the year ended December 31, 2023.

F-22

9	Related party transactions and balances (continued)

The Company paid director fees and director’s remuneration to Mr. Chew Kim Chwee amounting to S$141,103 and S$117,151 (US$88,798) for the year ended December 31, 2022 and 2023, respectively. The interest free, unsecured, and due on demand balance due to Mr. Chew director fee payables was S$10,000 as of December 31, 2022, which has been fully repaid in the year ended December 31, 2023.

10	Bank loans

The Company has a five-year S$750,000 fixed rate bank loan which expires in December 2025. The bank loan which carries interest of 3% per annum is secured by personal guarantee of two of the Company directors. As at December 31, 2022 and 2023, the carrying amount of the bank loan was S$463,410 and S$313,544 (US$237,659), respectively.

On March 23, 2023, the Company has another five-year S$500,000 fixed rate bank loan which expires in March 2028. The bank loan which carries interest of 7% per annum is secured by personal guarantee of two of the Company directors. As at December 31, 2023, the carrying amount of the bank loan was S$435,658 (US$330,219).

Interest expenses for the years ended December 31, 2022 and 2023 are S$16,276 and S$36,616 (US$27,754), respectively.

The maturities schedule is as follows:

2023	Amount	Amount
Year ending December 31,	S$	US$
2024	245,625	186,178
2025	256,913	194,734
2026	104,862	79,483
2027	112,443	85,229
2028	29,359	22,254

Total	749,202	567,878
Less: current portion	(245,625)	(186,178)

Long-term portion	503,577	381,700

11	Segmental reporting

We realize revenue primarily through the sale of package software solutions and no-code platform and mobile applications and related service provided. The Company managed and reviewed its business through two operating and reporting segments based on the products/service offered in accordance with ASC 280.

F-23

11	Segmental reporting (continued)

The following tables present summary information by segment for the years ended December 31,2022 and 2023, respectively:

	Year Ended December 31, 2022
	Packaged software solutions	No-code platform and mobile application	Total
	SGD	SGD	SGD
Revenue	5,185,510	1,966,582	7,152,092
Cost of revenues	(2,553,654)	(392,433)	(2,946,087)

Gross profit	2,631,856	1,574,149	4,206,005
Income from operation	961,351	846,833	1,808,184
Other income	163,756	15,947	179,703
Net income	1,125,107	862,780	1,987,887

Total reportable assets	3,382,172	3,345,267	6,727,439

	Year Ended December 31, 2023
	Packaged software solutions	No-code platform and mobile application	Corporate Governance	Total
	SGD	SGD	SGD	SGD
Revenue	4,263,078	1,826,518	-	6,089,596
Cost of revenues	(2,754,393)	(462,582)	-	(3,216,975)

Gross profit	1,508,685	1,363,936	-	2,872,621
Loss from operation	(112,819)	(137,956)	(1,099,674)	(1,350,449)
Other income	18,979	23,777	-	42,756
Net loss	(93,840)	(114,179)	(1,099,674)	(1,307,693)

Total reportable assets	2,488,088	1,736,051	-	4,224,139

The Company sells to one geographical location which is Singapore.

12	Income taxes

Caymans and BVIs

The Company and its subsidiaries are domiciled in the Cayman Island and British Virgin Islands. The locality currently enjoys permanent income tax holidays; accordingly, the Company do not accrue for income taxes.

Singapore

MSC Consulting (S) Pte. Ltd. is incorporated in Singapore and are subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

F-24

12	Income taxes (continued)

Malaysia

MSCI Consulting Sdn. Bhd., the subsidiary, is subject to Malaysia Corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysia tax laws. The standard corporate income tax rate in Malaysia is 24%. However, as the subsidiary fulfilled conditions where it has paid-up capital of MYR 2.5 million or less, and gross income from business operations is not more than MYR 50 million, the tax rate is 17% on the first MYR 600,000 and 24% on amount exceeding MYR 600,000. The subsidiary has no operating profit or tax liabilities for the year ended December 31, 2022 and 2023.

California

Orangekloud, Inc., the subsidiary, is considered California tax resident enterprises under California tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determine under California tax laws and accounting standards at a statutory tax rate of 8.84% (2022: 8.84%). The subsidiary has no operating profit or tax liabilities for the years ended December 31, 2022 and 2023.

Significant components of the provision for income taxes are as follows:

	Year Ended December 31,
	2022	2023	2023
	S$	S$	US$
Income tax expense (benefit) is comprised of the following:
Current	330,760	(46,242)	(35,050)
Deferred	(330,760)	46,242	35,050

Total income tax expenses	-	-	-

A reconciliation between of the statutory tax rate to the effective tax rate are as follows:

	Year Ended December 31,
	2022	2023	2023
	S$	S$	S$
Income (loss) before tax	1,987,887	(1,307,693)	(991,203)

Singapore income tax rate	17.0%	(17.0)%	(17.0)%
Reconciling items:
Non-deductible expenses	0.5%	0.6%	0.6%
Income not subject to tax	(0.3)%	(0.9)%	(0.9)%
Effect on different tax rate in different countries	0.0%	14.3%	14.3%
Under provision of current taxation in respect of prior year	(16.6)%	3.5%	3.5%
Others	(0.6)%	(0.5)%	(0.5)%

Effective tax rate	0.0%	0.0%	0.0%

F-25

12	Income taxes (continued)

Deferred tax

Significant components of deferred tax were as follows:

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Net operating loss carried forward	1,274,412	2,348,731	1,780,286

Deferred tax assets, gross	216,650	399,284	302,648
Valuation allowance	(55,650)	(238,284)	(180,614)

Deferred tax assets, net of valuation allowance	161,000	161,000	122,034

Deferred tax assets are recognized in the consolidated financial statements only to the extent that it is probable that future taxable profits will be available against which the Company can utilize the benefits. The use of these tax losses is subject to the agreement of the tax authorities and compliance with certain provisions of the tax legislations of the respective countries in which the group companies operate.

13	Other income

	As of December, 31
	2022	2023	2023
	S$	S$	US$

Government grant
-Job support scheme	111,218	63,190	47,897
-others	34,277	-	-
Others	56,355	37,098	28,119
	201,850	100,288	76,016

14	Commitment and Contingencies

For the details on future minimum lease payment under the non-cancelable operating leases as of December 31, 2023 please refer to a section headed “leases” set forth in the Notes to the Consolidated Financial Statements.

As of December 31, 2022 and 2023, the Company did not have any capital commitments.

15	Subsequent events

The Company has assessed all subsequent events through March 29, 2024 which is the date that these consolidated financial statements are available to be issued and other than the following, there are no further material subsequent events that require disclosure in these consolidated financial statements.

F-26

ORANGEKLOUD TECHNOLOGY INC.

Class A Ordinary Shares

PROSPECTUS

[  ] , 2024

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated July 1, 2024

Orangekloud Technology Inc.

499,012 Class A Ordinary Shares

This Resale Prospectus relates to the resale of 499,012 Class A Ordinary Shares in aggregate by the Selling Shareholder named in this prospectus. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder named in this prospectus.

Any shares sold by the Selling Shareholder covered by this prospectus will only occur after the trading of our Class A Ordinary Shares on the Nasdaq Capital Market, and begins at prevailing market prices or in privately negotiated prices. No sales of the shares covered by this prospectus shall occur until after completion of our initial public offering. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. The Selling Shareholder will sell their shares at prevailing market prices or in privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder. The date of effectiveness of this registration statement is [●], 2024.

The Class A Ordinary Shares registered for resale as part of this Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholder may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Ordinary Shares when others are not. See “Risk Factors — The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Share.”

Prior to this Offering, there has been no public market for our Class A Ordinary Shares of par value US$0.001 each (the “Class A Ordinary Shares”). It is currently estimated that the initial public offering price per Class A Ordinary Share will be between $[4.75] and $[5.25]. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “ORKT.” We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on Nasdaq. This offering is conditioned upon the successful listing of our Class A Ordinary Shares on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholder may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not. See “Risk Factors — The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Shares.”

Immediately prior to the completion of this offering, our issued and outstanding share capital will consist of Class A Ordinary Shares and Class B Ordinary Shares. We will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholder pursuant to the Resale Prospectus filed contemporaneously herewith. Nonetheless, following the consummation of this offering, our directors, officers and principal shareholders will hold in aggregate approximately 68.44% or more of our Class A Ordinary Shares and Class B Ordinary Shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

Our ordinary shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than certain permitted transferees or a change in beneficiary owner of such Class B Ordinary Shares, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share. See “Description of Share Capital—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

Investing in the Class A Ordinary Shares involves risks. See section titled “Risk Factors” of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is              , 2024

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in the Public Offering Prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in the Public Offering Prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Our Business

We are a holding company incorporated in the Cayman Islands with operations conducted by our Singapore and Malaysia subsidiaries, which is headquartered in Singapore. Through our operating subsidiaries in predominantly Singapore, we position our Group as a No-Code software development platform.

We disrupt traditional Enterprise application development, in particular for small and medium-sized enterprises (“SMEs”), by using integrated Agile and DevOps practices for mobile developers to build cross platform mobile application, faster, smarter and in a secure manner with our proprietary No-Code Rapid Mobile Application Development Platform (“RMAD”), adopting a Platform-as-a-Service (“PaaS”) model. We define SMEs as entities with an employment size of not more than 200 or with annual sales turnover of not more than $100 million.

Our RMAD platform, eMOBIQ®, provides a No-Code development environment focusing on enterprise mobile application solutions with easy-to-use navigation tool, drag-and-drop application building component and seamless integration to various ERP systems and portals. We also provide a web portal solution, “OK365®”, that offers an intermediary platform for our customers to be able to collect data from their end customers and perform operational tasks before uploading the final data back to their backend system. We are also certified Independent Software Vendor (“ISV”) for both Microsoft Dynamics 365 Business Central and Acumatica Cloud ERP.

We also provide digital transformation solutions to SMEs in Singapore through the implementations of Enterprise Resource Planning (“ERP”) system coupled with our Enterprise Mobile Application solutions which are developed using our eMOBIQ® development platform. Our digital transformation projects include the sales and consulting of Microsoft Dynamics ERP software licenses, as well as various steps in the project implementation, including solution architecture consultancy, business process re-mapping, system customization and customer support. Such end-to-end solutions have helped many SMEs to go digital which is well aligned with the Singapore government’s “SME Go Digital1” program.

As a holding company incorporated in the Cayman Islands with no material operations, we conduct our operations in Singapore and Malaysia through our operating subsidiaries: MSC Consulting (as defined hereunder in this prospectus) primarily engages in the operations of consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System. Orangekloud Singapore (as defined hereunder in this prospectus) primarily engages in the operations of no-code platform and mobile application technology and distributions. MSCI Consulting (as defined hereunder in this prospectus) engages in the operations of support arm for Singapore business units. The Company also has a holding company subsidiary, Enterprise Software Investment Inc. while the subsidiaries, Orangekloud USA (as defined hereunder in this prospectus) and Orangekloud Reskilling (as defined hereunder in this prospectus) are currently dormant.

1 https://www.imda.gov.sg/how-we-can-help/smes-go-digital

Alt - 1

Our Competitive Strengths

We believe our main competitive strengths are as follows:

●	Rapid development through a No-Code platform;

●	Cross mobile platform compatibility;

●	Comprehensive solution to facilitate the digital transformation of SMEs;

●	Integration with major ERP Vendor with eMOBIQ® Connector; and

●	Experienced management team.

Our Business Strategies

Our business strategies and future plans are as follows:

●	Continue to innovate with a focus on enhancing our eMOBIQ® platform in the future;

●	Marketing Campaign;

●	Expand Digital Transformation business beyond Singapore markets;

●	Grow revenue from key industry verticals;

●	Growing market presence through universities, software development houses and community; and

●	Expand our strategic partnerships.

Alt - 2

Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Related to Our Business

●	Our Group does not have a long operating history as an integrated group.

●	We have experienced losses in the past, and we may not achieve or sustain profitability in the future.

●	Our historical financial and operating results are not a guarantee of our future performance.

●	Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

●	We currently face significant competition.

●	Changes to the government grant rules and processing cycle may have an impact on the timings of our project implementation and customers’ willingness to embark on the digital transformation projects.

●	We collect, process, store, share, disclose and use limited personal information and other data, and our actual or perceived failure to protect such information or data could damage our reputation and brand and materially and adversely affect our business, results of operations and financial condition.

●	Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solution.

●	Misappropriation or infringement of our intellectual property and proprietary rights, enforcement actions to protect our intellectual property and claims from third parties relating to intellectual property could materially and adversely affect our business, results of operations and financial condition.

●	We cannot assure you that we will be able to continue to successfully develop and launch new products, services or grow our complementary product or service offerings.

●	Our business is dependent on keeping pace with advances in technology. If we are unable to keep pace with advances in technology, consumers may stop using our services and our revenues will decrease. If we are required to invest substantial amounts in technology, our business, results of operations and financial condition may be materially and adversely affected.

●	Our insurance coverage may not cover all our damages and losses.

●	We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

●	Our future strategic acquisitions, investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

●	Our ability to operate effectively could be impaired if we fail to attract and retain our key employees.

●	Industry consolidation may give our competitors advantage over us, which could result in a loss of customers and/or a reduction of our revenue.

●	Negative publicity relating to our Group or our Directors, Executive Officers or Major Shareholders may materially and adversely affect our reputation and Class A Ordinary Share price.

●	We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

●	Russia’s invasion of Ukraine may present risks to our operations and investments.

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Risks Related to Our Class A Ordinary Shares

●	An active trading market for our Class A Ordinary Shares may not develop and could affect the trading price of our Class A Ordinary Shares.

●	Our share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

●	Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Investors in our Class A Ordinary Shares will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

●	We may have conflicts of interest with our Major Shareholders and, because of our Major Shareholders’ controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us.

●	Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	We may require additional funding in the form of equity or debt for our future growth which will cause dilution in Shareholders’ equity interest.

●	Investors may not be able to participate in future issues or certain other equity issues of our Class A Ordinary Shares.

●	We have no immediate plans to pay dividends.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively

●	We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

●	If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

●	The future sales of Class A Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Shares.

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Our Corporate Structure and History

The chart below illustrates our corporate structure and identifies our subsidiaries prior to the Reorganization (as defined below):

The chart below illustrates our corporate structure and identifies our subsidiaries after giving effect to the Reorganization (as defined below) and the Offering and the sale of our Class A Ordinary Shares pursuant to the Resale Prospectus:

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The above chart assumes an Offering of 2,750,000 Class A Ordinary Shares, and assumes that the Underwriters’ over-allotment option has not been exercised.

Orangekloud Technology Inc., the issuer in this Offering, was incorporated as an exempted company in the Cayman Islands on May 12, 2023.

Enterprise Software Investment Inc. was incorporated on May 12, 2023 under the laws of the BVI as a holding company. Pursuant to the Reorganization (as defined below), Enterprise Software Investment Inc. became a wholly-owned subsidiary of Orangekloud Technology Inc. on October 4, 2023.

MSC Consulting (S) Pte. Ltd (“MSC Consulting”) was incorporated on June 16, 2003 as a private company limited by shares under the laws of Singapore. MSC Consulting primarily engages in the operations of consulting, customizing, implementing, sales and after sales support for Microsoft Dynamics Enterprise Resource Planning System.

Orangekloud Pte. Ltd (“Orangekloud Singapore”) was incorporated on August 8, 2015 as a private company limited by shares under the laws of Singapore. Orangekloud Singapore primarily engages in the operations of no-code platform and mobile application technology and distributions.

Orangekloud Reskilling Centre Pte. Ltd (“Orangekloud Reskilling”) was incorporated on November 8, 2018 as a private company limited by shares under the laws of Singapore. Orangekloud Reskilling is currently dormant as at the date of this prospectus.

Orangekloud, Inc. (“Orangekloud USA”) was incorporated on March 15, 2017, a California corporation. Orangekloud USA has been dormant during the years ended 2023 and 2022. Orangekloud USA is currently dormant as at the date of this prospectus.

MSCI Consulting Sdn. Bhd. (“MSCI Consulting”) was incorporated on May 16, 2006 as a private company limited by shares under the laws of Malaysia. MSCI Consulting engages in the operations of support arm for Singapore business units.

Reorganization

On October 4, 2023, the Company consummated a reorganization (the “Reorganization”), pursuant to which the Company now holds 100% of the shares in Enterprise Software Investment Inc., and Enterprise Software Investment Inc. now holds 100% of the shares in MSC Consulting. The purpose of the Reorganization was to effect the Group’s internal restructuring for the Listing, following which the shareholders of MSC Consulting became shareholders of the Company. MSC Consulting holds 100% of the shares in both Orangekloud Singapore and Orangekloud Reskilling, while Orangekloud Singapore hold 100% of the shares in both Orangekloud, Inc. and MSCI Consulting.

The Reorganization process was as follows:

On September 5, 2023, Goh Jing Rui and Goh Jun Jia entered into an agreement with Enterprise Software Investment Inc., Goh Kian Hwa and Lung Lay Hua, to each subscribe for 49 shares in Enterprise Software Investment Inc. for a consideration of $49.00 each, as well as a condition subsequent for Goh Jing Rui and Goh Jun Jia, to make payment in aggregate, of S$125,000 to each of Goh Kian Hwa and Lung Lay Hua, following their subscription of shares in Enterprise Software Investment Inc. for the consideration of which is the transfer of their total shareholding in MSC Consulting Enterprise Software Investment Inc.

On September 8, 2023, the shareholders of MSC Consulting, including Goh Kian Hwa and Lung Lay Hua, both principal shareholders of the Company, subscribed for shares in Enterprise Software Investment Inc., the consideration of which is the transfer of their total shareholding in MSC Consulting to Enterprise Software Investment Inc.. Following the subscription, Enterprise Software Investment Inc. held 100% shareholding of MSC Consulting. On September 8, 2023, Chew Kim Chwee, the Selling Shareholder, subscribed for 25 Ordinary Shares in Enterprise Software Investment Inc., the consideration of which is the transfer of his 5,000 Ordinary Shares in MSC Consulting to Enterprise Software Investment Inc..

On October 4, 2023, the shareholders of Enterprise Software Investment Inc., including Goh Kian Hwa, Lung Lay Hua and Tan Kevin Patrick So, all current principal shareholders of the Company, as well as Chew Kim Chwee, the Selling Shareholder, subscribed for shares in the Company, the consideration of which is the transfer of their total shareholding in Enterprise Software Investment Inc. to the Company. The Company issued 499,012 Class A Ordinary Shares to Chew Kim Chwee, in consideration for his 25 shares held in Enterprise Software Investment Inc.

In particular, following the consummation of the Reorganization and as of the date of this prospectus, Goh Kian Hwa and Lung Lay Hua, who prior to the Reorganization held 48.43% and 48.95% respectively, of the shares and voting powers of MSC Consulting, now each holds 7,485,494 Class B Ordinary Shares, representing 37.43% of the total Ordinary Shares, or 48.38% of the voting power of the Company. Tan Kevin Patrick So, who prior to the Reorganization held 0% of MSC Consulting, now holds 600,000 Class A Ordinary Shares representing 3% of the total Ordinary Shares, or 0.39% of the voting power of the Company. See “Principal Shareholders” for additional information.

Following the Reorganization, Chew Kim Chwee held 499,012 Class A Ordinary Shares in the Company, or 2.5% shareholding of the Company before the Offering. During the past 3 years from the date of this prospectus, Chew Kim Chwee was a shareholder and director of pre-sales of MSC Consulting. See “Selling Shareholder” in the Resale Prospectus for more information.

These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

Controlled Company

As of the date of this prospectus, our directors, officers and principal shareholders hold in aggregate 77.86% or more of our Ordinary Shares representing 97.15% of our total voting power in the aggregate. After this offering, our directors, officers and principal shareholders will hold in aggregate 68.44% or more of our Ordinary Shares representing 95.44% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Class A Ordinary Shares. Although we will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering, the abovementioned shareholders, if they act together, will be able to control the management and affairs of our Company.

Corporate Information

Our principal place of business is 1 Yishun Industrial Street 1 #04-27/28&34 Aposh Building Bizhub Singapore, 768160. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands. The telephone number of our principal place of business is +65 6317 2050. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://orangekloud.com. Information contained on our website does not constitute part of this prospectus.

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Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting; and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Class A Ordinary Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Class A Ordinary Shares, and the price of the Class A Ordinary Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

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Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Supervisory Board are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

Other Companies, Organizations and Agencies

“Independent Registered Public Accounting Firm”	:	Simon & Edward, LLP

“Underwriters”	:	The underwriters for the Offering, of which Maxim Group LLC is serving as representative.

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General

“Audit Committee”	:	The audit committee of our Board of Directors.

“Board” or “Board of Directors”	:	The board of Directors of our Company.

“Class A Ordinary Shares”	:	Class A ordinary shares in the capital of the Company of US$0.001 nominal or par value each designated as Class A ordinary shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Class B Ordinary Shares”	:	Class B ordinary shares in the capital of the Company of US$0.001 nominal or par value each designated as Class B ordinary shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Companies Act”	:	The Cayman Islands Companies Act, as amended, supplemented or modified from time to time.

“Company”	:	Orangekloud Technology Inc.

“Compensation Committee”	:	The compensation committee of our Board of Directors.

“COVID-19”	:	Coronavirus disease 2019.

“Directors”	:	The directors of our Company.

“Executive Officers”	:	The executive officers of our Company. See section titled “Management.”

“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending December 31.

“Fiscal Six Months Period” or “Six Month Period Ended”	:	Financial six months period ended or, as the case may be, ending June 30.

“GAAP”	:	Accounting principles generally accepted in the United States of America

“Group”	:	Our Company and our subsidiaries.

“GST”	:	Goods and Services Tax.

“Listing”	:	The listing and quotation of our Class A Ordinary Shares on Nasdaq.

“Major Shareholder”	:	A person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 5.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company.

“Nasdaq”	:	The Nasdaq Stock Market LLC.

“Nasdaq Listing Rules”	:	The Nasdaq rules governing listed companies.

“Nominating and Corporate Governance Committee	:	The nominating and corporate governance committee of our Board of Directors.

“Offer Price”	:	Between $4.75 and $5.25 per Class A Ordinary Share.

“Offering”	:	The Offering of Class A Ordinary Shares by the Underwriter on behalf of our Company for subscription at the Offer Price, subject to and on the terms and conditions set out in this prospectus.

“Share(s)” or “Ordinary Share(s)	:	Class A Ordinary Share(s) and Class B Ordinary Share(s),

“Shareholders”	:	Registered holders of Shares.

“Selling Shareholder”	:	Refers to Mr. Chew Kim Chwee, an existing shareholder of the Company that is selling his Ordinary Shares pursuant to the Resale Prospectus.

“Underwriting Agreement”	:	The Underwriting Agreement dated [●] 2024 entered into between our Company and Maxim Group LLC, acting as the representative of the Underwriters, pursuant to which the Underwriters have severally but not jointly agreed to purchase, and we have agreed to sell to them, 2,750,000 of our Class A Ordinary Shares at the Offer Price, less the underwriting discounts and commissions, as described in the sections titled “Underwriting” of this prospectus.

“YA”	:	Year of assessment.

Currencies, Units and Others

“S$”	:	Singapore dollars, the lawful currency of the Republic of Singapore.

“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.

“%” or “per cent.”	:	Per centum.

“sq. m.”	:	Square meters.

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Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, a reference to “we”, “our”, “us” or “our Group” or their other grammatical variations is a reference to our Company and our subsidiaries taken as a whole.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “S$”, “Singapore dollar,” or “SGD” refers to the currency of Singapore.

Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Translations of the consolidated balance sheet, consolidated statement of income and consolidated statements of cash flows from S$ into US$ as of and for the years ended December 31, 2023 are solely for the convenience of the reader and were calculated at the rate of US$ 0.7580 = S$1, as set forth in the statistical release of the Federal Reserve System on December 31, 2023. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2023, or at any other rate.

Company’s fiscal year ends on December 31.

Impact of COVID-19

The COVID-19 outbreak has adversely affected (and a significant outbreak of other infectious diseases could result in an additional widespread health crisis that could adversely affect) the economies and financial markets worldwide, and the business of the Company could be materially and adversely affected by the COVID-19 outbreak and any such other outbreak. Furthermore, our business may be adversely affected if continued concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including for example new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

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THE OFFERING1

Class A Ordinary Shares offered by us:	499,012 Class A Ordinary Shares

Offer Price:	[*][2]

Number of Ordinary Shares outstanding before this Offering:	20,000,000 Ordinary Shares, consisting of 5,029,012 Class A Ordinary Shares and 14,970,988 Class B Ordinary Shares.

Class A Ordinary Shares to be outstanding immediately after this Offering:	7,779,012 Class A Ordinary Shares (or 8,191,512 Class A Ordinary Shares if the Underwriters exercise their option to purchase additional Class A Ordinary Shares within 45 days of the date of this prospectus from us in full).

Use of proceeds:	We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholder named in this Resale Prospectus.

(1)	Estimate only. To be finalized at pricing.
(2)	Any shares sold by the Selling Shareholder covered by this prospectus will only occur after the trading of our Class A Ordinary Shares on the Nasdaq Capital Market, and begins at prevailing market prices or in privately negotiated prices.

SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder, the number of Ordinary Shares owned by each Selling Shareholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the Selling Shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Applicable percentage of ownership is based on 22,750,000 Class A Ordinary Shares and Class B Ordinary Shares outstanding immediately after the offering.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it, subject to applicable community property laws.

Name of Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ordinary Shares Ownership Before the Offering (%)	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned after Offering(2)	Percentage Ordinary Shares Ownership After Offering (%)
Chew Kim Chwee [3]	499,012	2.50%	499,012	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	Assumes the sale of our Ordinary Shares by the Selling Shareholder pursuant to the Resale Prospectus filed herewith.

(3)

On September 8, 2023, the shareholders of MSC Consulting, Chew Kim Chwee subscribed for 25 Ordinary Shares in Enterprise Software Investment Inc., the consideration of which is the transfer of his 5,000 Ordinary Shares in MSC Consulting to Enterprise Software Investment Inc. Following the subscription, Enterprise Software Investment Inc. held 100% shareholding of MSC Consulting.

On October 4, 2023, as part of the Reorganization process, the Company issued 499,012 Class A Ordinary Shares to Chew Kim Chwee, in consideration for his 25 shares held in Enterprise Software Investment Inc. Following the Reorganization, Chew Kim Chwee held 499,012 Class A Ordinary Shares in the Company, or 2.5% shareholding of the Company before the Offering. During the past 3 years from the date of this prospectus, Chew Kim Chwee was a shareholder and director of pre-sales of MSC Consulting.

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Lock-up Agreements

The Selling Shareholder, with respect to his Ordinary Shares sold pursuant to the Resale Prospectus in this offering, has not entered into Lock-up Agreements. See “Risk Factor — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Class A Ordinary Shares.”

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

The Selling Shareholder and any of his pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of his Class A Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which shares of our Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this Resale Prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge his shares to his brokers under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

The Selling Shareholder and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

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Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of Selling Shareholder, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event the Selling Shareholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholder’ shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholder, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholder are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholder. If any of the ordinary shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholder will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this Offering and certain other legal matters concerning this offering as to Singapore law will be passed upon for us by Bird & Bird ATMD LLP, our Singapore counsel. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York.

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499,012 Ordinary Shares

Orangekloud Technology Inc.

RESALE PROSPECTUS

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from dishonesty or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

On October 4, 2023, the shareholders of Enterprise Software Investment Inc., including Goh Kian Hwa, Lung Lay Hua and Tan Kevin Patrick So, all current principal shareholders of the Company, as well as Chew Kim Chwee, the Selling Shareholder, subscribed for shares in the Company, the consideration of which is the transfer of their total shareholding in Enterprise Software Investment Inc. to the Company

In particular, following the consummation of the Reorganization and as of the date of this prospectus, Goh Kian Hwa and Lung Lay Hua, who prior to the Reorganization held 48.43% and 48.95% respectively, of the shares and voting powers of MSC Consulting, now each holds 7,485,494 Class B Ordinary Shares, representing 37.43% of the total Ordinary Shares, or 48.38% of the voting power of the Company. Tan Kevin Patrick So, who prior to the Reorganization held 0% of MSC Consulting, now holds 600,000 Class A Ordinary Shares representing 3% of the total Ordinary Shares, or 0.39% of the voting power of the Company. See “Principal Shareholders” for additional information.

Following the Reorganization, Chew Kim Chwee each held 499,012 Class A Ordinary Shares in the Company, or 2.5% shareholding of the Company before the Offering. See “Selling Shareholder” in the Resale Prospectus for more information.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits.

(a)	Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)	to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)	insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement (with Form of Lock-Up Agreement as Annex I)*
3.1	Articles of Association of the Company*
4.1	Specimen Share Certificate*
4.2	Form of Underwriters’ Warrant (included in Annex V of Exhibit 1.1)*
5.1	Opinion of Harneys Westwood & Riegels Singapore LLP regarding the validity of the Class A Ordinary Shares being registered#
10.1	Tenancy Renewal Agreement between K.H. GOH Holdings Pte Ltd. and MSC Consulting (S) Pte Ltd dated December 1, 2022*
10.2	Tenancy Renewal Agreement between K.H. GOH Holdings Pte Ltd. and Orangekloud Pte Ltd dated December 1, 2022*
10.3	Membership Agreement between Incompleteness Theorem Sdn Bhd and MSCI Consulting Sdn Bhd dated March 1, 2023*
10.4	Shareholder’s Agreement relating to MSC Consulting (S) Pte. Ltd. dated August 17, 2018*
10.5	Subscription Agreement between Hudson River Pte. Ltd., Goh Kian Hwa, Lung Lay Hua and MSC Consulting (S) Pte. Ltd. dated August 17, 2018*
10.6	Form of Executive Officer Agreement, by and between Orangekloud Technology Inc. and its Executive Officer*
10.7	Form of Independent Director Agreement, by and between Orangekloud Technology Inc. and its Independent Director*
14.1	Code of Business Conduct and Ethics*
21.1	List of Subsidiaries*
23.1	Consent of Simon & Edward, LLP#
23.2	Consent of Harneys Westwood & Riegels Singapore LLP (included in Exhibit 5.1) #
24.1	Power of Attorney (included on signature page to the registration statement)#
99.1	Charter of the Audit Committee*
99.2	Charter of the Compensation Committee*
99.3	Charter of the Nominating and Corporate Governance Committee*
107	Calculation of Registration Fee#

# Filed herein

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 1, 2024.

Orangekloud Technology Inc.

By:	/s/ Goh Kian Hwa
Name:	Goh Kian Hwa
Title:	Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Goh Kian Hwa	Chief Executive Officer, (Principal executive officer),	July 1, 2024
Goh Kian Hwa	Chairman of Board of Directors and Director

/s/ Shally Ang	Chief Financial Officer	July 1, 2024
Shally Ang	(Principal financial and accounting officer)

/s/ Lung Lay Hua	Director	July 1, 2024
Lung Lay Hua

/s/ Chu Eng Mian	Chief Operating Officer	July 1, 2024
Chu Eng Mian

/s/ Tan Kevin Patrick So	Chief Technology Officer	July 1, 2024
Tan Kevin Patrick So

/s/ Kwong Choong Kuen	Director	July 1, 2024
Kwong Choong Kuen

/s/ Loh Long Hsiang	Director	July 1, 2024
Loh Long Hsiang

/s/ Lai Chiun Shen	Director	July 1, 2024
Lai Chiun Shen

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Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Orangekloud Technology Inc., has signed this registration statement in New York, on July 1, 2024.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Collen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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